SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):           February 8, 2012

ORGANOVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-169928	27-1488943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5871 Oberlin Drive, Suite 150, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

(858) 550-9993
(Registrant’s telephone number, including area code)

710 Wellingham Drive, Durham, NC 27713
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to our ability to raise sufficient capital to finance our planned operations, market acceptance of our technology and product offerings, our ability to attract and retain key personnel, our ability to protect our intellectual property, and estimates of our cash expenditures for the next 12 to 36 months. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this current report sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

EXPLANATORY NOTE

On December 28, 2011 Real Estate Restoration and Rental, Inc., a Nevada corporation (“RERR"), entered into an Agreement and Plan of Merger pursuant to which RERR merged with its newly formed, wholly owned subsidiary, Organovo Holdings, Inc. (“Merger Sub”), a Nevada corporation (the "RERR Merger"). Upon the consummation of the RERR Merger, the separate existence of Merger Sub ceased and RERR, the surviving corporation in the RERR Merger, became known as Organovo Holdings, Inc. (“Holdings-Nevada”).

As permitted by Chapter 92A.180 of Nevada Revised Statutes, the sole purpose of the RERR Merger was to effect a change of RERR's name. Upon the filing of Articles of Merger with the Secretary of State of Nevada on December 28, 2011 to effect the RERR Merger, RERR's articles of incorporation were deemed amended to reflect the change in RERR's corporate name.

On January 30, 2012, Holdings-Nevada entered into an Agreement and Plan of Merger pursuant to which Holdings-Nevada merged with and into its newly formed, wholly owned subsidiary, Organovo Holdings, Inc. (“Holdings-Delaware” or “Pubco”), a Delaware corporation (the "Reincorporation Merger"). Upon the consummation of the Reincorporation Merger, the separate existence of Holdings-Nevada ceased and Holdings-Delaware was the surviving corporation in the Reincorporation Merger.

The sole purpose of the Reincorporation Merger was to change the domicile of Pubco from Nevada to Delaware.

On February 8, 2012, Organovo Acquisition Corp. (“Acquisition Corp.”), a wholly-owned subsidiary of Pubco, merged (the “Merger”) with and into Organovo, Inc. a Delaware corporation (“Organovo”). Organovo was the surviving corporation of that Merger. As a result of the Merger, Pubco acquired the business of Organovo, and will continue the existing business operations of Organovo as a wholly-owned subsidiary.

As used in this Current Report, the terms the “Company”, “we,” “us,” and “our” refer to Holdings-Delaware and its wholly-owned subsidiary Organovo, after giving effect to the Merger, unless otherwise stated or the context clearly indicates otherwise. The term “Pubco” refers to Holdings-Delaware, before giving effect to the Merger; the term “RERR” refers to Real Estate Restoration and Rental, Inc., before giving effect to the Merger; and the term “Organovo” refers to Organovo, Inc., before giving effect to the Merger.

            This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

This current report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.

This current report responds to the following items on Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 3.02	Unregistered Sales of Equity Securities

Item 4.01	Changes in Registrant’s Certifying Accountant

Item 5.01	Changes in Control of Registrant

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 5.06	Change in Shell Company Status

Item 9.01	Financial Statements and Exhibits

TABLE OF CONTENTS

Item 1.01.	Entry into a Material Definitive Agreement	5

Item 2.01.	Completion of Acquisition or Disposition of Assets	5

Item 1.01.	Entry into a Material Definitive Agreement

On February 8, 2012, we entered into an Agreement and Plan of Merger and Reorganization, which we refer to in this Current Report as the “Merger Agreement”, and completed the Merger. For a description of the Merger and the material agreements entered into in connection with the Merger, please see the disclosures set forth in Item 2.01 to this Current Report, which disclosures are incorporated into this item by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

THE MERGER AND RELATED TRANSACTIONS

The Merger

On February 8, 2012 (which we refer to as the “Closing Date”), Pubco, Organovo and Acquisition Corp. entered into the Merger Agreement and completed the Merger. Before their entry into the Merger Agreement, no material relationship existed between Pubco (or its Acquisition Corp. subsidiary) and Organovo. A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

Pursuant to the Merger Agreement, on the Closing Date, Acquisition Corp., a wholly-owned subsidiary of Pubco, merged with and into Organovo, with Organovo remaining as the surviving entity.  Pubco acquired the business of Organovo pursuant to the Merger and will continue the existing business operations of Organovo as a wholly-owned subsidiary.

Simultaneously with the Merger, on the Closing Date all of the issued and outstanding shares of Organovo common stock converted, on a 1 for 1 basis, into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). Also on the Closing Date, all of the issued and outstanding options to purchase shares of Organovo common stock, all of the issued and outstanding Bridge Warrants (as defined below) to purchase shares of Organovo Common Stock and other outstanding warrants to purchase Oganovo Common Stock and other outstanding warrants to purchase Organovo common stock, converted, respectively, into options (the “New Options”), warrant and new bridge warrants (the “New Bridge Warrants”) to purchase shares of Common Stock. The New Bridge Warrants and New Bridge Options were converted on a 1 for 1 basis. The New Options will be administered under Organovo’s 2008 Equity Incentive Plan (the “2008 Plan”), which the Company assumed and adopted on the Closing Date in connection with the Merger.

On the Closing Date, (i) 22,445,254 shares of Common Stock were issued to former Organovo stockholders; (ii) options to purchase 896,256 shares of Common Stock granted under the 2008 Plan were issued to optionees pursuant to the assumption of the 2008 Plan; (iii) warrants to purchase 1,309,750 shares of Common Stock at $1.00 per share were issued to holders of Organovo warrants; (iv) 6,525,887 shares of Common Stock and warrants to purchase 6,525,887 shares of Common Stock at $1.00 per share were issued to the investors in the Offering (as defined below); (v) New Bridge Warrants to purchase 1,500,000 shares of Common Stock at $1.00 per share were issued to Bridge Investors (as defined below) and; (vi) warrants to purchase 2,610,355 shares of Common Stock at $1.00 per share were issued to the Placement Agent for its services in connection with the Bridge Financing and the Offering.

Additionally, warrants to purchase 100,000 shares of Common Stock at $1.00 per share were issued to a former noteholder of Organovo in connection with the repayment at the Closing Date of a promissory note in the principal amount of $100,000.

The Merger Agreement contains customary representations, warranties and covenants of Pubco, Organovo, and, as applicable, Acquisition Corp., for like transactions. Breaches of representations and warranties are secured by customary indemnification provisions.

The Merger will be treated as a recapitalization of the Company for financial accounting purposes. The historical financial statements of Pubco before the Merger will be replaced with the historical financial statements of Organovo before the Merger in all future filings with the Securities and Exchange Commission (the “SEC”).

Following the Closing Date, our board of directors consists of four members. In keeping with the foregoing, on the Closing Date, Deborah Lovig and James Coker, the directors of Pubco before the Merger, appointed Keith Murphy, Robert Baltera, Jr., Andras Forgacs and Adam K. Stern to fill vacancies on the board of directors, and Ms. Lovig and Mr. Coker resigned their positions as directors. Also on the Closing Date, Ms. Lovig and Mr. Coker, the officers of Pubco, resigned and new executive officers designated by Organovo were appointed. Our officers and directors as of the Closing Date are identified in this Current Report under the heading “Directors and Executive Officers.”

Before the Merger, Pubco’s board of directors and stockholders adopted the 2012 Equity Incentive Plan (the “2012 Plan”). The 2012 Plan provides for the issuance of up to 15% of our outstanding Common Stock to executive officers, directors, advisory board members and employees.  The exact number of shares to be reserved for issuance under the 2012 Plan will be determined at the final closing of the Offering.  In addition, we assumed and adopted the 2008 Plan, and as described above option holders under that plan will be granted New Options to purchase Common Stock. No further options will be granted under the 2008 Plan. The parties have taken all actions necessary to ensure that the Merger is treated as a tax free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Offering

Concurrently with the closing of the Merger and in contemplation of the Merger, we completed the initial closing of a private offering (the “Offering”) of up to 8,000,000 units of our securities (“Units”), at a price of $1.00 per Unit. Each Unit consists of one share of Common Stock and a warrant to purchase one share of Common Stock. The warrants (the “Investor Warrants”) are exercisable for a period of five years at an exercise price of $1.00 per share of Common Stock. The Offering was made only to accredited investors, as defined under Regulation D, Rule 501(a). On the Closing Date, the investors in the Offering collectively purchased 6,525,887 Units for total cash consideration of $6,525,887, which includes the conversion of $1,500,000 of principal and $25,379 of accrued interest on, Bridge Notes (as defined below).

The sale of Units (including the Common Stock, the Investor Warrants and the Common Stock underlying the Investor Warrants) in the Offering was exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC. In the Offering, no general solicitation was made by us or any person acting on our behalf. The Units were sold pursuant to transfer restrictions, and the certificates for shares of Common Stock and Investor Warrants underlying the Units sold in the Offering contain appropriate legends stating that such securities are not registered under the Securities Act and may not be offered or sold absent registration or an exemption from registration.

We paid the Placement Agent (the name of which will be disclosed on a subsequent Current Report on Form 8-K) a commission of 10% of the funds raised in the Offering (excluding funds from the conversion of the Bridge Notes). In addition, the Placement Agent received a non-accountable expense allowance equal to 3% of the proceeds raised in the Offering (excluding funds from the conversion of the Bridge Notes) as well as warrants to purchase a number of shares of Common Stock equal to 20% the shares underlying the Units sold to investors in the Offering. As a result of the foregoing arrangement, at the initial closing of the Offering, the Placement Agent was paid commissions and expenses of $650,065 and was issued warrants to purchase (i) 2,000,200 shares of Common Stock at an exercise price of $1.00 per share based on the number of Units purchased in the Offering (excluding Units issued upon conversion of the Bridge Notes) and (ii) 610,155 shares of Common Stock at an exercise price of $1.00 per share based upon the $1,500,000 principal amount of Bridge Notes issued in the Bridge Financing (as defined below), plus $25,379 in interest thereon.

The form of the Investor Warrant issued in the Offering is attached as Exhibit 4.4 to this Current Report and is incorporated herein by reference.

The Private Sale

Prior to the commencement of the Offering, Organovo completed a Bridge Financing, wherein it sold $1,500,000 in principal amount of its 6% convertible promissory notes due March 31, 2012 (the “Bridge Notes”) and 1,500,000 common stock purchase warrants (the “Bridge Warrants”) to accredited investors (the “Bridge Financing”). The principal of, and interest on, the Bridge Notes converted into 1,525,387 Units in the Offering. The Bridge Warrants converted into 1,500,000 New Bridge Warrants, each exercisable at a price of $1.00 per share of Common Stock. Holders of the New Bridge Warrants received the same registration rights with respect to the shares of Common Stock issuable upon exercise of such New Bridge Warrants as the investors in the Offering. As consideration for locating investors to participate in the Bridge Financing, the Placement Agent received as compensation for its services (i) a sales commission of 10% of the amount raised, or $150,000, (ii) a 3% non-accountable expense allowance, or $45,000 and (iii) Organovo warrants that automatically converted, at the initial closing of the Offering, into warrants to purchase 610,155 shares of Pubco Common Stock at a price of $1.00 per Share. The Merger, the Offering, the Private Sale and the related transactions are collectively referred to in this Current Report as the “Transactions.”

Recapitalizations

Organovo Recapitalization

Prior to the first closing of the Bridge Offering, Organovo amended its Certificate of Incorporation to increase its authorized capital stock from 100,000 shares of common stock to 75,000,000 shares of common stock. Immediately following this amendment, Organovo effected a forward stock split.  Following the stock split and the subsequent conversion of outstanding unsecured promissory notes in the aggregate principal amount of $3,030,000, plus accrued interest, there were 22,445,254 shares of common stock and 1,309,750 warrants to purchase common stock (exercisable at a price of $1.00 per share) outstanding immediately prior to the first closing of the Bridge Offering, as well as options to purchase 896,256 shares of common stock granted under the 2008 Plan.  An unsecured promissory note in the principal amount of $100,000 remained outstanding.  This note was repaid at the Closing Date, at which time the former noteholder was issued warrants to purchase 100,000 shares of our Common Stock at an exercise price of $1.00 per share.

Pubco Recapitalization

In addition to the transactions described under the heading “Explanatory Note,” above, in connection with the RERR Merger, RERR undertook a 10.5913504 for 1 forward split. Also, following the Reincorporation Merger the Pubco board of directors incorporated its wholly owned subsidiary Organovo Split Corp., a company organized under the laws of Delaware (“PSOS”). Pubco split-off ownership of PSOS to its executive officers, directors and their affiliates (the “Split-Off Shareholders”), who are significant shareholders of Pubco. The 5,000,000 (pre-split) shares of Pubco owned by the Split-Off Shareholders and 1,236,000 (pre-split) shares of Pubco owned by certain other shareholders were cancelled, so that at the closing of the Merger, prior to the issuance of shares to Organovo Shareholders in the Merger and without giving effect to the Units being offered and sold in the Offering, there were 6,000,000 shares of Common Stock issued and outstanding, 2,326,973 shares of which were owned by certain affiliates of the Placement Agent.

Registration Rights

All of the securities issued in connection with the Transactions are “restricted securities,” and as such are subject to all applicable restrictions specified by federal and state securities laws.

On the Closing Date, we entered into a registration rights agreement with the investors in the Offering. Under the terms of the registration rights agreement, we have committed to file a registration statement covering the resale of the Common Stock underlying the Units and the Common Stock that is issuable on exercise of the Investor Warrants and the New Bridge Warrants (but not the Common Stock that is issuable upon exercise of the warrants issued as compensation to the Placement Agent in the Offering or in the Bridge Financing) within 90 days from the final closing date (the “Filing Deadline”), and shall use commercially reasonable efforts to cause the registration statement to become effective no later than 180 days after it is filed (the “Effective Deadline”).

We have agreed to use reasonable efforts to maintain the effectiveness of the registration statement through the one year anniversary of the date the registration statement is declared effective by the SEC, or until Rule 144 of the Securities Act is available to investors in the Offering with respect to all of their shares, whichever is earlier. We will be liable for monetary penalties equal to one-half of one percent (0.5%) of such holder’s investment in the Offering on every thirty (30) day anniversary of such Filing Deadline or Effectiveness Deadline failure until such failure is cured. The payment amount shall be prorated for partial thirty (30) day periods. The maximum aggregate amount of payments to be made by us as the result of such failures, whether by reason of a Filing Deadline failure, Effectiveness Deadline failure or any combination thereof, shall be an amount equal to 6% of each holder’s investment amount. Notwithstanding the foregoing, no payments shall be owed with respect to any period during which all of the holder’s registrable securities may be sold by such holder under Rule 144 or pursuant to another exemption from registration.

Moreover, no such payments shall be due and payable with respect to any registrable securities we are unable to register due to limits imposed by the SEC’s interpretation of Rule 415 under the Securities Act. The holders of any registrable securities removed from the Registration Statement as a result of a Rule 415 or other comment from the SEC shall have “piggyback” registration rights for the shares of Common Stock or Common Stock underlying such warrants with respect to any registration statement filed by us following the effectiveness of the Registration Statement which would permit the inclusion of these shares. The form of the registration rights agreement will be filed as an exhibit to an amendment to this Current Report following the final closing of the Offering.
Split-Off Agreement

On the Closing Date, Pubco split off its wholly-owned subsidiary PSOS. The split-off was accomplished through the sale of all outstanding shares of PSOS. In connection with the Split-Off, 5,000,000 (pre-split) shares of Common Stock held by the Split-Off Shareholders were surrendered and cancelled without further consideration, other than the shares of PSOS. An additional 1,236,000 (pre-split) shares of Common Stock were cancelled by certain shareholders of Pubco for no or nominal consideration (the “Share Cancellation”). The 566,500 shares of Common Stock remaining after the Split-Off and Share Cancellation were forward-split on a 10.5913504 for 1 basis. The assets and liabilities of Pubco were transferred to the Split-Off Shareholders in the Split-Off. Pubco executed a split off agreement with the Split-Off Shareholders, a copy of which is attached as Exhibit 10.9 to this Current Report and is incorporated herein by reference.

Lock-up Agreements

In connection with the Merger, each of the officers, directors and holders of 5% or more of our Common Stock and certain employees and affiliates of the Placement Agent have agreed to “lock-up” and not sell or otherwise transfer or hypothecate any of their shares for a term equal to the earlier of (i) twelve (12) months from the Closing Date of the Merger; or (ii) six (6) months following the effective date of the Registration Statement registering the shares of Common Stock included in the Units as well as the shares of Common Stock issuable upon exercise of the Investor Warrants and the Bridge Warrants.

Current Ownership

Immediately after giving effect to the Transactions, the Units sold in the Offering, the options granted under the 2008 Plan (which we assumed), and the issuance of (i) warrants to the Placement Agent in connection with the Offering and the Bridge Offering, (ii) warrants to a former holder of an Organovo promissory note, (iii) warrants to former holders of Organovo warrants and (iv) New Bridge Warrants, our issued and outstanding securities on the closing of the Transactions is as follows:

▪	34,971,141 shares of Common Stock;

▪	No shares of preferred stock;

▪	Options to purchase 896,256 shares of Common Stock granted under the 2008 Plan;

▪	Investor Warrants to purchase 6,525,887 shares of Common Stock at $1.00 per share issued to the investors in the Offering;

▪	Warrants to purchase 100,000 shares of Common Stock at $1.00 per share issued to a former holder of an Organovo promissory note;

▪	Warrants to purchase 1,309,750 shares of Common Stock at a price of $1.00 per share issued in exchange for warrants held by Organovo warrant holders;

▪	2,000,200 warrants exercisable at a price of $1.00 per share issued to the Placement Agent in connection with the Offering;

▪	New Bridge Warrants issued to Bridge Investors to purchase 1,500,000 shares of Common Stock at $1.00 per share; and

▪	610,155 warrants exercisable at a price of $1.00 per share issued to the Placement Agent in exchange for warrants issued in connection with the Bridge Financing.

Accounting Treatment; Change of Control

The Merger is being accounted for as a “reverse merger,” and Organovo is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of Organovo, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of Organovo, historical operations of Organovo and operations of Organovo from the Closing Date of the Merger. Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company. Further, as a result of the issuance of the shares of Common Stock pursuant to the Merger, a change in control of the Company occurred as of the date of consummation of the Merger.

DESCRIPTION OF BUSINESS

Immediately following the Merger, the business of Organovo became our business.

We have developed and are commercializing a platform technology for the generation of three-dimensional (3D) human tissues that can be employed in drug discovery and development, biological research, and as therapeutic implants for the treatment of damaged or degenerating tissues and organs.  We intend to introduce a paradigm shift in the approach to the generation of three-dimensional human tissues, by creation of constructs in 3D that has the potential to replicate native human biology.  We can improve on previous technologies by moving away from monolayer 2D cell cultures and by enabling all or part of tissues we create to be constructed solely of cells. We believe our expertise in printing small-diameter, fully cellular human blood vessels in vitro provides a strong foundation upon which other tissues can be built to replicate human biology and human disease. We believe that our broad and exclusive commercial rights to patented and patent-pending 3D bioprinting technology, combined with strengths in engineering and biology, put us in an ideal position to provide a wide array of products for use in research, drug discovery and regenerative medicine therapies.

Our foundational proprietary technology derives from research led by Dr. Gabor Forgacs, a Professor of Biophysics at the University of Missouri. We have a broad portfolio of intellectual property rights covering principles, enabling instrumentation applications and methods of cell based printing, including exclusive licenses to certain patented and patent pending technologies from the University of Missouri-Columbia and Clemson University, and outright ownership of six pending patent applications (the patents and patent rights described in this paragraph are sometimes collectively referred to as the “Intellectual Property Rights”).  See, “Intellectual Property”.

We believe that our portfolio of Intellectual Property Rights provides a strong and defensible market position for the commercialization of 3D bioprinting technology.

We believe we have the potential to build and maintain a sustainable business by leveraging our core technology platform across a variety of applications. We have collaborative research agreements currently in effect with Pfizer, Inc. (“Pfizer”) and United Therapeutic Corporation (“Unither”).  We have also secured four federal grants in the aggregate amount of approximately $665,000 including Small Business Research Innovation grants and developed the NovoGen MMX Bioprinter™ (our first-generation 3D bioprinter) – within two and one half years of opening our first facilities. We believe these corporate achievements provide strong validation for the commercial viability of our technology.

The Technology

Our technology is centered around a core 3D bioprinting method, represented by our bioprinting instrument, the NovoGen MMX Bioprinter™. The 3D bioprinting technology enables a wide array of tissue compositions and architectures to be created, using combinations of cellular ‘bio-ink’ (building blocks comprised solely of cells), hydrogel (building blocks comprised of biocompatible gels), or hybrid ‘bio-ink’ (building blocks comprised of a mixture of cells and material such as hydrogel).  A key distinguishing feature of our bioprinting platform is the ability to generate three-dimensional constructs that have all or some of their components comprised entirely of cells. The fully-cellular feature of our technology enables architecturally- and compositionally-defined 3D human tissues to be generated for in vitro use in drug discovery and development to potentially replicate the functional biology of a solid, fully cellular tissue.  Furthermore, fully cellular constructs may offer specific advantages for regenerative medicine applications where bioactive cells are required and three-dimensional configuration is necessary, such as augmenting or replacing functional mass in tissues and organs that have sustained acute or chronic damage.

We intend to deliver the following products to the market:

•
Three-dimensional models of human tissue for utilization in traditional absorption, distribution, metabolism, excretion (ADME) / toxicology (TOX) / and drug metabolism and pharmacokinetics (DMPK) testing in drug development.

•	Specific models of human biology or pathophysiology, in the form of three-dimensional human tissues, and for use in drug discovery, development, and delivery.
•
Three-dimensional human tissues for use as therapeutic regenerative medicine products, such as blood vessels for bypass grafting, nerve grafts for nerve damage repair and cardiac patches for treatment of heart disease.

•	3D bioprinters for use in medical research.
•	A portfolio of consumables for use in 3D bioprinting.

We currently have a collaborative research agreement with Pfizer to develop specific three-dimensional tissue models.  We are engaged in the development of specific 3D human tissues to aid Pfizer in discovery of successful therapies in two areas of interest.  In addition, in October 2011, we entered into a research agreement with Unither to establish and conduct a research program to discover treatments for pulmonary hypertension using our NovoGen MMX Bioprinter™ technology.  We believe these relationships provide validation of the value of our 3D bioprinting technology and demonstrate our ability to produce revenue.

Market Opportunity

We believe that our bioprinting technology is uniquely positioned to provide three-dimensional human tissues for use in drug discovery and development as well as a broad array of tissues suitable for therapeutic use in regenerative medicine applications.  While there are rapid-prototyping printers currently available that build three-dimensional structures out of polymers (often used for prototyping of plastic parts for tools or devices), these instruments are not specifically designed or intended for use with purely cellular inks in building biologic tissues and we do not believe that the firms working on these instruments have the required biology expertise to create tissues using these instruments.  There are multiple markets addressable by our technology platform:

1)
Specialized Models for Drug Discovery and Development: The NovoGen MMX Bioprinter™ can produce highly specialized three-dimensional human tissues that can be utilized to model a specific tissue physiology or pathophysiology.  Our bioprinting technology has demonstrated the ability to create human blood vessel constructs, and to create fully human tissue containing capillary structures.  These capabilities are anticipated to broaden the scope and scale of 3D tissues that can be generated, and to facilitate the development of disease models in such areas as cardiovascular disease, oncology, and fibrosis.

2)
Biological Research Tools:  Absorption, distribution, metabolism, excretion (ADME) testing is used to determine which factors enhance or inhibit how a potential drug compound reaches the blood stream.  Distribution of a compound can be affected by binding to plasma proteins; age, genetics, and other factors can influence metabolism of a compound; and the presence of certain disease states can have effects on excretion of a compound. Many companies perform ADME studies utilizing various cell-based assays or automated bioanalytical techniques.  Drug metabolism and pharmacokinetics (DMPK) testing is a subset of ADME.  Determining the DMPK properties of a drug helps the drug developer to understand its safety and efficacy. Toxicology (TOX) testing is a further requirement to determine the detrimental effects of a particular drug on specific tissues.  We believe that the NovoGen MMX Bioprinter™ is positioned to deliver highly differentiated products for use in traditional cell-based ADME / TOX / DMPK studies. Products in this arena may replace or complement traditional cell-based assays that typically employ primary hepatocytes, intestinal cell lines, renal epithelial cells and cell lines grown in a traditional two-dimensional format.  Importantly, the combination of tissue-like three-dimensionality and human cellular components is believed to provide an advantage over non-human animal systems toward predicting in vivo human outcomes.

3)
Regenerative Medicine:  The field of regenerative medicine is advancing via multiple strategic approaches in development and practice, including cell therapies and scaffold-based products (+/- cells). The architectural precision and flexibility of our technology   may facilitate the optimization, development, and clinical use of three-dimensional tissue constructs. Importantly, our technology offers a next-generation strategy whereby three-dimensional structures can be generated without the use of scaffolding or biomaterial components.  The ultimate goal is to enable fully cellular constructs to be generated in a configuration compatible with surgical modes of delivery, thereby enabling restoration of significant functional mass to a damaged tissue or organ.

We believe that our technology can capitalize, via strategic partnerships, on additional market opportunities in the provision of enabling tools for drug discovery and development as well as the discovery and development of therapeutic implants that augment or replace damaged tissues and organs. There are multiple short- and long-term revenue opportunities for us in these areas, including direct sales of 3D human tissue constructs for drug screening and development, licensing fees for commercial access to our technology, and royalties from product enablement, particularly in the area of therapeutic products for regenerative medicine.

Background on Bioprinting

The formation of ‘bio-ink’ -- the cell-based building blocks that can be dispensed by our bioprinter -- relies on the demonstrated principle that groups of individual cells will self-assemble to generate aggregates, through the actions of cell surface proteins that bind to each other and form junctions between cells. Furthermore, if two or more compatible self-assembled aggregates are placed in close proximity, under the proper conditions they will fuse to generate larger, more complex structures via physical properties analogous to those that drive fusion of liquid droplets.  The concept of tissue liquidity originated in studies of developmental biology, where it was noted that developing tissues have liquid-like properties that enable individual cellular components to pattern each other, migrate, organize, and differentiate. As development progresses, tissues transition from a dynamic viscous liquid state to a more static semi-solid state, largely driven by the compartmentalized organization of cellular components and production within the organized tissue of extracellular matrix proteins that provide the mature tissue with the biomechanical properties required for tissue-specific function. Figure 1 demonstrates self-assembly and tissue liquidity using cellular aggregates generated from developing chicken heart tissue, showing that two adjacent aggregates will fuse over time and generate a larger cellular structure. This basic behavior can be leveraged to form more complex structures whereby aggregates are arranged in a specific geometry that can recapitulate shapes and architectures commonly found in tissues and organs, including tubes and multi-layered structures. Figure 2 shows that the phenomenon of aggregate fusion in embryonic tissue can be extended to adult-derived cultured mammalian cells, as demonstrated by the fusion of adult hamster ovary epithelial cell aggregates to form toroid (ring) structures when placed into that geometry and held for about 120 hours.Figure 1 demonstrates self-assembly and tissue liquidity using cellular aggregates generated from developing chicken heart tissue, showing that two adjacent aggregates will fuse over time and generate a larger cellular structure. This basic behavior can be leveraged to form more complex structures whereby aggregates are arranged in a specific geometry that can recapitulate shapes and architectures commonly found in tissues and organs, including tubes and multi-layered structures. Figure 2 shows that the phenomenon of aggregate fusion in embryonic tissue can be extended to adult-derived cultured mammalian cells, as demonstrated by the fusion of adult hamster ovary epithelial cell aggregates to form toroid (ring) structures when placed into that geometry and held for about 120 hours.

THE NOVOGEN MMX BIOPRINTER™

Our NovoGen MMX Bioprinter™ is an automated device that enables the fabrication of three-dimensional (3D) living tissues comprised of mammalian cells. A custom graphic user interface (GUI) facilitates the 3D design and execution of scripts that direct precision movement of the dispensing heads to deposit cellular building blocks (‘bio-ink’) or supporting hydrogel. The unit fits easily into a standard biosafety cabinet, eliminating the need to purchase ancillary equipment or make facility modifications to maintain sterility of bioprinted tissues during the printing process. The speed and precision of this instrument enables the production of small-scale tissue models for drug discovery as well as various drug absorption and toxicology assays.  The NovoGen MMX Bioprinter™ (Figure 3) went from in-licensing and initial design to commercial production in less than two years. It is manufactured for us by Invetech Pty., of Melbourne, Australia.

The first step in bioprinting is preparation of the bio-ink aggregates, which are typically generated in spherical or cylindrical format. Bio-ink can be generated from a wide variety of cell types, including cell lines, primary cells, stromal cells, epithelial cells, endothelial cells, and progenitor cells. Bio-ink production begins with the creation of a thick ‘cell paste’ comprised of a slurry of cells and containing any other components required to be part of the final tissue composition. The cell paste is into spherical aggregates, cylindrical bio ink, or another building block form. After a maturation period the bio-ink is loaded into the bioprinter, which then dispenses the building blocks in the geometry specified by the user, with a bio-inert hydrogel serving as a physical support for the bioprinted tissue as well as occupying any negative space included in the design.

The NovoGen MMX Bioprinter™ has proved to be a powerful enabling tool for the design, optimization, and fabrication of viable 3D human tissues, based on our internal product discovery and development efforts as well as the experience of our corporate partners and customers.  Continuing use of the NovoGen MMX Bioprinter™ in the pursuit of multiple drug discovery and therapeutic applications has provided key insights that will be utilized in the evolution of the bioprinter platform. We believe that purpose-driven improvements and added product features, combined with new capabilities enabled by additional in-licensed intellectual property, will enhance our ability to deliver commercially viable outputs for corporate partners in drug development and implantable therapeutics.

The NovoGen MMX Bioprinter has won the following awards and accolades:

•	2010 International Society for Biofabrication Meeting - Special Award

•	2010 TIME Magazine “50 Best Inventions of 2010”

•	2011 Australian Engineering Innovation Award, sponsored by the Australian government

Organovo was also celebrated as “Dealmaker of the Year 2011 - Firm” by the Fermanian Business and Economic Institute.

In 2011 and early 2012 we provided, or will provide, NovoGen MMX Bioprinters™ for use by the following institutions, among others, for research purposes:  Harvard Medical School, Wake Forest University, and the Sanford Consortium for Regenerative Medicine (“SCRM”).  The SCRM is a new institution which opened in November, 2011, comprised of faculty from the Salk Institute, The Scripps Research Institute, the University of California, San Diego, Sanford-Burnham Medical Research Institute, and La Jolla Allergy and Immunology Institute.  We believe that the use of our bioprinting platform by major research institutions will increase the value of the platform and create future opportunities for intellectual property licensing.

SPECIFIC APPLICATIONS FOR 3D HUMAN TISSUES

Our bioprinting technology and surrounding intellectual property and commercial rights serve as a platform for product generation across multiple markets that employ cell- and tissue-based products and services.  The core capability of our technology is the production of human tissues with the potential to recapitulate human biology. Once generated, these in vivo-like human tissues may be suitable for a variety of applications such as research tools, specialized models of tissue pathobiology, and implantable therapeutics for tissue engineering and regenerative medicine (Figure 4). Importantly, the basic fabrication and maturation protocols that generate functional micro-scale tissues for in vitro use will serve as a foundation for the design and manufacture of larger-scale tissues intended for therapeutic use to augment or replace damaged or degenerating organs.

Collaborative Agreements

In December, 2010 we entered into a Collaborative Research Agreement with Pfizer, Inc. (“Pfizer”) to develop tissue based drug discovery assays in two therapeutic areas utilizing our NovoGen MMX Bioprinter™ technology. This Agreement has a term that expires the later of (i) December 8, 2011 or (ii) the completion by us of the research plan described in the agreement.  To date, Pfizer has paid us all amounts due under the agreement and we anticipate completing the research plan by March 2012. We anticipate that the agreement will be extended past March 2012; although we can give no assurance that it will in fact be so extended.

In October 2011 we entered into a Research Agreement with United Therapeutics Corporation (“Unither”) to establish and conduct a research program to discover treatments for pulmonary hypertension using our NovoGen MMX Bioprinter™ technology, which remains in effect until the later of 30 months from its commencement or our completion of the contracted research.

Federal Grants

We have received four federally funded grants to date.  In August, 2009 and August, 2010 we received grants from National Heart, Lung, and Blood Institute, a division of the Department of Health and Human Services, to fund our research in connection with building and testing multi-layered fully biological blood vessel substitutes and bioprinting with specialized adult stem cells derived from adipose (fat) tissue. The total amount of these grants was $267,625.  In October, 2010 we received two grants from the federal government relating to our projects titled “Biological 3D Bioprinted Blood Vessel” and “NovoGen 3D Bioprinter Development.” The total amount of these grants was $397,287.

Competition

We are subject to significant competition from pharmaceutical, biotechnology, and diagnostic companies; academic and research institutions; and government or other publicly-funded agencies that are pursuing the development of research tools and therapeutic products that otherwise address the needs of our potential customers.

We believe our future success will depend, in large part, on our ability to maintain a competitive position in our field. Biopharmaceutical technologies have undergone and are expected to continue to undergo rapid and significant change. We or our competitors may make rapid technological developments which may cause our research tools or therapeutic products to become obsolete before we recover the expenses incurred. The introduction of less expensive or more effective therapeutic discovery and development technologies, including technologies that may be unrelated to our field, may also make our technology less valuable or obsolete. We may not be able to make the necessary enhancements to our technologies or research tools to compete successfully with newly emerging technologies. The failure to maintain a competitive position in the biopharmaceutical field may result in decreased revenues.

We are a platform technology company dedicated to the development and production of 3D human tissues that service both the drug development and regenerative medicine industries. To our knowledge, there are no other companies with a similar platform technology or marketed products.

Set forth below is a discussion of competitive factors for each of the broad markets in which we intend to utilize our technology:

Highly Specialized Models for Drug Discovery:  This aspect of our business is driven by leveraging our technology as a high-end partnered service that enables a customer to discover or optimally formulate a pharmacologic product that delivers a specific therapeutic effect, or avoids a particular side effect. In addition to revenue generated from the tissue production work, additional revenues are possible in the form of up-front license fees, milestone payments, know-how payments, and royalties. We can provide the customer access to tissues as a service or can produce and supply the tissues to customers; both options are designed to generate continuing revenue. Competition in this area arises mainly from two sources, traditional cell-based in vitro culture approaches and traditional in vivo animal models and testing.

We believe that an important factor distinguishing our approach from that of our competitors is our ability to build models that are composed of human cells and  have a 3D tissue-like configuration (i.e., able to generate results that are not subject to inherent limitations of 2D monolayer culture). We acknowledge, however, that there are some areas of research for which the existing methods (2D cell culture and/or animal studies) are adequate and 3D in vitro human tissues are not sufficiently advantageous.

Tools for Research and Drug Development:  We intend to employ our technology to provide an array of broadly-applicable enabling tools and assays to the drug research markets. Examples of products in this segment of the business include future pipeline efforts in the development of 3D human tissue models that service the ADME/TOX/DMPK markets as alternatives or supplements to traditional cell-based assays and animal studies, and the NovoGen MMX Bioprinter™ instrument.

Competition in the bioprinter arena has been limited to date.  We believe that we have a first mover advantage in being the first and only company to offer a purely cellular bioprinting system commercially, which does not rely on the presence of foreign, non-native polymer in the final tissue construct.  Some academic groups have internally created inkjet bioprinting systems, but these systems have not been developed commercially to date and are unlikely to adapt as well to a commercial model.

Regenerative Medicine: This aspect of our business involves application of our 3D bioprinting technology to generate 3D human tissues suitable for implantation in vivo to augment or replace damaged or degenerating tissues. The majority of these efforts will be undertaken as partnered projects with leading therapeutic companies seeking to develop a tissue engineering / regenerative medicine product for a specific application. Near-term revenues would come from the funding of development work and, in some cases, licensing fees for access to our platform technologies. We expect longer-term revenues may arise from shared profits and royalties or other forms of income from successful clinical and commercial development of the tissue products.  There are many companies pursuing the discovery, development, and commercialization of tissue-engineered products for a variety of applications, including but not limited to Organogenesis, Advanced BioHealing (recently acquired by Shire), Tengion, Genzyme (a subsidiary of Sanofi), HumaCyte and Cytograft Tissue Engineering.  These companies represent potential competition for us but can also be potential partners.  For any tissue-engineered / regenerative medicine product where three-dimensionality is desired, our platform has a unique ability to enable generation of prototypes, optimization of prototypes and protocols, and production of the tissue.

Intellectual Property

Our success depends in large part on our ability to obtain and enforce patents, maintain protection of trade secrets and operate without infringing the proprietary rights of third parties.  We hold exclusive licenses to one U.S. patent, three U.S. patent applications and multiple corresponding international patent applications.  We have filed six U.S. patent applications and corresponding international patent applications regarding our technology and its various uses in areas of tissue creation and utilization in drug discovery, including filings for specific tissue types.

In March, 2009, we obtained a world-wide exclusive license to a suite of intellectual property owned by the University of Missouri-Columbia (“MU”) and the Medical University of South Carolina covering two patent applications, “Self-Assembling Cell Aggregates and Methods of Making Engineered Tissue Using the Same” (US 10/590,446) and “Self-Assembling Multicellular Bodies and Methods of Producing a Three-Dimensional Biological Structure Using the Same” (PCT/US2009/48530).  In addition, in March, 2010 we licensed additional intellectual property from MU covering the composition and method of manufacture of a nerve conduit.  Dr. Gabor Forgacs, one of our Founders and our Chief Scientific Officer, is the common inventor of all of these works (the “Forgacs Intellectual Property”). The Forgacs Intellectual Property provides us with intellectual property rights to create cellular aggregates, to use cellular aggregates to create engineered tissue, and to employ cellular aggregates to create engineered tissue with no scaffold present.  The intellectual property rights derived from the Forgacs Intellectual Property also enables us to utilize our NovoGen MMX Bioprinter™ to create engineered tissues, and provides us with rights to specific compositions with utility in the creation of nerve conduit.

The Forgacs Intellectual Property is the result of years of research by Dr. Gabor Forgacs, the George H. Vineyard Professor of Biophysics at the University of Missouri-Columbia and his collaborators and research teams.  Dr. Forgacs is a sought after expert in biofabrication with a long record of peer-reviewed publications.  The Forgacs Intellectual Property derives from work done in the labs of Dr. Forgacs and his collaborators, including the work done under a $5,000,000 Frontiers In Biological Research grant that Dr. Forgacs and his collaborators received from the National Science Foundation.

In May, 2011, we obtained an exclusive license to a patent entitled “Ink Jet Printing of Viable Cells” (US 7,051,654) from the Clemson University Research Foundation (“CURF Patent”).  The CURF Patent provides us with the intellectual property rights to methods of using ink-jet printer technology to dispense cells, and to create matrices of bioprinted cells on gel materials.

Under our license arrangements, we have the right to sublicense the Forgacs Intellectual Property and the CURF Patent. We have full control and authority over the development and commercialization of any licensed products, including clinical trials, manufacturing, marketing, and regulatory filings. We were required to submit and have submitted plans for commercialization of all technologies and are required to make efforts to pursue commercial development of the technology.  We are required to make payments on an annual basis after commercialization to maintain the license rights.

Further, we will be required to make pass through payments for sublicenses of the Forgacs Intellectual Property and the CURF Patent based on license fees or royalty payments received.  In addition, following commercialization, we are required to make ongoing royalty payments equal to a low single digit percentage of net sales of the licensed products.

We currently have U.S. patent applications pending to protect our proprietary methods and processes and have also filed, and intend to file, corresponding foreign patent applications.  We believe that protection of the proprietary nature of our products and technologies is essential to our business.  Accordingly, we have adopted and will continue a vigorous program to secure and maintain protection of our proprietary methods and processes.  We file patent applications with respect to novel technology, and improvements thereof that are important to our business.  We also rely upon trade secrets, unpatented know-how, continuing technological innovation and the pursuit of licensing opportunities to develop and maintain our competitive position.  There can be no assurance that others will not independently develop substantially equivalent proprietary technology or that we can meaningfully protect our proprietary position.

Regulatory Considerations

We are not aware of any current FDA regulatory requirements for sales of research tools, such as bioprinters and bioprinted tissues, into a research setting.  However, pharmaceutical industry corporate customers with whom we will enter into partnerships will face regulatory review of the research data they generate using our platform and research tools. Good Laboratory Practice (GLP) data is required in the development of any human therapeutic, and our platform has been designed to support compliance with GLP, although no independent testing has been performed to date to confirm this compliance.  All product contact surfaces are sterilizable or disposable.  GLP considerations around areas such as data integrity are the sole responsibility of the customer without regard to specifics of the research tool used.

Therapeutic tissues and other regenerative medicine products are subject to an extensive and uncertain regulatory approval process by the Food and Drug Administration (FDA) and comparable agencies in other countries. The regulation of new products is extensive, and the required process of laboratory testing and human studies is lengthy and expensive. The burden of these regulations will fall on our collaborating partners, or may be shared with us, to the extent that we are developing proprietary products that are the result of a collaboration effort. The burden of these regulations will fall on us to the extent we are developing proprietary products on our own. We may not be able to obtain FDA approvals for those products in a timely manner, or at all.  We may encounter significant delays or excessive costs in our efforts to secure necessary approvals or licenses. Even if we obtain FDA regulatory approvals, the FDA extensively regulates manufacturing, labeling, distributing, marketing, promotion and advertising after product approval. Moreover, several of our product development areas may involve relatively new technology and have not been the subject of extensive product testing in humans. The regulatory requirements governing these products and related clinical procedures remain uncertain and the products themselves may be subject to substantial review by foreign governmental regulatory authorities that could prevent or delay approval in those countries. Regulatory requirements ultimately imposed on our products could limit our ability to test, manufacture and, ultimately, commercialize our products and thereby could adversely affect our financial condition and results of operations.

As constructs move into clinical and commercial settings, use of a validated and Good Tissue Practices (GTP) Quality system will be required.  Suitable design and documentation for clinical use of the bioprinter will be a part of future phases of printer design programs.

Employees

We currently have twenty-one employees, of whom thirteen are employed full time.  We also engage consultants and temporary employees from time to time to provide services that relate to our bioprinting business and technology as well as for general administrative and accounting services.

Legal Proceedings

From time to time we may be named in claims arising in the ordinary course of business. Currently, no legal proceedings, government actions, administrative actions, investigations or claims are pending against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.

We anticipate that we will expend significant financial and managerial resources in the defense of our intellectual property rights in the future if we believe that our rights have been violated. We also anticipate that we will expend significant financial and managerial resources to defend against claims that our products and services infringe upon the intellectual property rights of third parties.

Available Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Reports filed with the SEC pursuant to the Exchange Act, including annual and quarterly reports, and other reports we file, can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Investors may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Investors can request copies of these documents upon payment of a duplicating fee by writing to the SEC. The reports we file with the SEC are also available on the SEC’s website (http://www.sec.gov).

RISK FACTORS AND SPECIAL CONSIDERATIONS

This Report contains forward-looking statements.

Information provided in this Current Report may contain forward-looking statements which reflect management’s current view with respect to future events, the viability or efficacy of our products and our future performance.  Such forward-looking statements may include projections with respect to market size and acceptance, revenues and earnings, marketing and sales strategies and business operations, as well as efficacy of our products.

We operate in a highly competitive and highly regulated business environment. Our business can be expected to be affected by government regulation, economic, political and social conditions, business’ response to new and existing products and services, technological developments and the ability to obtain and maintain patent and/or other intellectual property protection for our products and intellectual property.  Our actual results could differ materially from management’s expectations because of changes both within and outside of our control. Due to such uncertainties and the risk factors set forth in this Current Report, prospective investors are cautioned not to place undue reliance upon such forward-looking statements.

Risks related to our Business and our Industry

We have a limited operating history and a history of operating losses, and expect to incur significant additional operating losses.

We were incorporated in 2007, opened our laboratories in San Diego in January, 2009 and have only a limited operating history. Therefore, there is limited historical financial information upon which to base an evaluation of our performance.  Our prospects must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in their early stages of operations.  We have generated operating losses since we began operations, including $1,338,694 and $1,884,307 (unaudited) for the year ended December 31, 2010 and for the first nine months of 2011, respectively, and as of September 30, 2011 we had an accumulated operating loss of $4,192,601 (unaudited).  We expect to incur substantial additional operating expenses over the next several years as our research, development, and commercial activities increase. The amount of future losses and when, if ever, we will achieve profitability are uncertain. Our ability to generate revenue and achieve profitability will depend on, among other things, entering into customer relationships with strategic partners, successful completion of the preclinical and clinical development of our partners’ product candidates; obtaining necessary regulatory approvals by our partners or us from the FDA and international regulatory agencies; successful manufacturing, sales, and marketing arrangements; and raising sufficient funds to finance our activities.  We might not succeed at any of these undertakings.  If we are unsuccessful at some or all of these undertakings, our business, prospects, and results of operations may be materially adversely affected.

We may need to secure additional financing.

We may require additional funds for our anticipated operations and if we are not successful in securing additional financing, we may be required to delay significantly, reduce the scope of or eliminate one or more of our research or development programs, downsize our general and administrative infrastructure, or seek alternative measures to avoid insolvency, including arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies, product candidates or products.

We are an early-stage company with an unproven business strategy and may never achieve commercialization of our research tools and therapeutic products or profitability.

Our strategy of using our research tools for the collaborative development of therapeutic products is unproven. Our success will depend upon our ability to enter into additional collaboration agreements on favorable terms, to determine which research tools and therapeutic products have potential value, and to select an appropriate commercialization strategy for each research tool and potential therapeutic product we or our collaborators choose to pursue. If we are not successful in implementing our strategy to commercialize our research tools and potential therapeutic products, we may never achieve, maintain or increase profitability.

Our success and our collaborators' ability to sell therapeutic products will depend to a large extent upon reimbursement from health care insurance companies.

Our success may depend, in part, on the extent to which reimbursement for the costs of therapeutic products and related treatments will be available from third-party payers such as government health administration authorities, private health insurers, managed care programs, and other organizations. Over the past decade, the cost of health care has risen significantly, and there have been numerous proposals by legislators, regulators, and third-party health care payers to curb these costs. Some of these proposals have involved limitations on the amount of reimbursement for certain products. Similar federal or state health care legislation may be adopted in the future and any products that we or our collaborators seek to commercialize may not be considered cost-effective. Adequate third-party insurance coverage may not be available for us or our collaborative partners to establish and maintain price levels that are sufficient for realization of an appropriate return on investment in product development.

Our research tools are new and unproven and may not allow us or our collaborators to develop successful commercial products

Our research tools involve new and unproven approaches. We have not proven that our research tools will enable us or our collaborators to identify therapeutic products with commercial potential, or to develop or commercialize such therapeutic products. Even if we or our collaborators are successful in identifying therapeutic products based on discoveries made using our research tools, we or our collaborators may not be able to discover or develop commercially viable products. To date, no one has developed or commercialized any therapeutic or other life science product based on our research tools. If our research tools do not assist in the discovery and development of such therapeutic products, our current and potential collaborators may lose confidence in us and our research tools and our business may suffer as a result.

If our collaborators, licensees and customers do not successfully develop or commercialize therapeutic or other life science products using our research tools, we may not generate revenues from those customers. In addition, we may experience unforeseen technical complications, unrecognized defects and limitations in the productions of our research tools. These complications could materially delay or limit the use of those tools, substantially increase the anticipated cost of manufacturing them or prevent us from implementing research projects at high efficiency levels.

Our products and services represent new and rapidly evolving technologies.

Our proprietary tissue creation technology, drug discovery and research tools depend on new, rapidly evolving technologies.  In addition, the process of developing new technologies and products is complex, and if we are unable to develop enhancements to, and new features for, our existing products or acceptable new products that keep pace with technological developments or industry standards, our products may become obsolete, less marketable and less competitive.

The commercialization of therapeutic or other life science products developed using our research tools is subject to a variety of risks.

Development of therapeutic and other life science products based on our or our collaborators' use of our technologies will be subject to risks of failure inherent in their development or commercial viability. These risks include the possibility that any such products will:

•	fail to be found through the use of research tools;

•	be found to be toxic;

•	be found to be ineffective;

•	fail to receive necessary regulatory approvals;

•	be difficult or impossible to manufacture on a large scale;

•	be economically infeasible to market;

•	fail to be developed prior to the successful marketing of similar products by competitors; or

•	be impossible to market because they infringe the proprietary rights of third parties or compete with superior products marketed by third parties.

We expect that our drug discovery collaborative partners or other clients that utilize our research tools will be required to submit their research for regulatory review in order to proceed with human testing of drug candidates.  This review by the FDA and other regulatory agencies may result in timeline setbacks or complete rejection of an application to begin human studies, such as an Investigative New Drug (IND) application. Should our collaborative partners or other clients face such setbacks, we would be at risk of not being paid if there were agreed upon milestone and royalty payments.  The risks of non-approval for our partners or other clients will include the inherent risks of unfavorable regulator opinion of a drug candidate’s safety or efficacy, as well as the risk that the data generated by our platform technology is not found to be suitable to support the safety or efficacy of the drug. In addition, our platform technology is subject to the requirements of Good Laboratory Practice (GLP) to provide suitable data for INDs and other regulatory filings; no regulatory review of data from this platform has yet been conducted and there is no guarantee that our technology will be acceptable under GLP.

If we are unable to enter into or maintain strategic collaborations with third parties, we may have difficulty selling our research tools and therapeutic products and we may not generate sufficient revenue to achieve or maintain profitability.

Since we do not currently possess the resources necessary to develop, obtain approvals for or commercialize potential therapeutic products based on our technology, we must enter into collaborative arrangements to develop and commercialize these products. If we are not able to enter into these arrangements or implement our strategy to develop and commercialize therapeutic and other life science products based upon our research tools, we may not generate sufficient revenues to achieve or maintain profitability. Additionally, we may not be able to negotiate future collaborative arrangements on acceptable terms, if at all.

We cannot control our collaborators' allocation of resources or the amount of time that our collaborators devote to developing our programs or potential products, which may have a material adverse effect on our business.

We have collaborative research agreements with Pfizer and Unither, and will seek to enter into additional collaborations. Our agreements with our collaborators typically allow them significant discretion in electing whether to pursue product development, regulatory approval, manufacturing and marketing of the products they may develop with the help of our technology. We cannot control the amount and timing of resources our collaborators may devote to our programs or potential products. As a result, we cannot be certain that our collaborators will choose to develop and commercialize these products or that we will realize any milestone payments, royalties and other payments to which we may become entitled. In addition, if a partner is involved in a business combination, such as a merger or acquisition, or if a partner changes its business focus, its performance pursuant to its agreement with us may suffer and, as a result, we may not generate any revenues from royalty, milestone and similar provisions that may be included in our collaborative agreement with that partner.

Any termination or breach by or conflict with our collaborators or licensees could harm our business.

If we or any of our collaborators or licensees fail to renew or terminate any of our collaboration or license agreements or if either party fails to satisfy its obligations under any of our collaboration or license agreements or complete them in a timely manner, we could lose significant sources of revenue, which could result in volatility in our future revenue.

In addition, our agreements with our collaborators and licensees may have provisions that give rise to disputes regarding the rights and obligations of the parties. These and other possible disagreements could lead to termination of the agreement or delays in collaborative research, development, supply or commercialization of certain products, or could require or result in litigation or arbitration. Moreover, disagreements could arise with our collaborators over rights to our intellectual property or our rights to share in any of the future revenues of products developed by our collaborators. These kinds of disagreements could result in costly and time-consuming litigation. Any such conflicts with our collaborators could reduce our ability to obtain future collaboration agreements and could have a negative impact on our relationship with existing collaborators, adversely affecting our business and revenues. Finally, any of our collaborations or license agreements may prove to be unsuccessful.

Our collaborators could develop competing research, reducing the available pool of potential collaborators and increasing competition, which may adversely affect our business and revenues.

Our collaborators and potential collaborators could develop research tools similar to our own, reducing our pool of possible collaborative parties and increasing competition. Any of these developments could harm our product and technology development efforts, which could seriously harm our business. In addition, we may pursue opportunities in fields that could conflict with those of our collaborators. Developing products that compete with our collaborators' or potential collaborators' products could preclude us from entering into future collaborations with our collaborators or potential collaborators. Any of these developments could harm our product development efforts and could adversely affect our business and revenues.

If restrictions on reimbursements and health care reform limit our collaborators' actual or potential financial returns on therapeutic products that they develop based on our platform technology, our collaborators may reduce or terminate their collaborations with us.

Our collaborators' abilities to commercialize therapeutic and other life science products that are developed through the research tools or services that we provide may depend in part on the extent to which coverage and adequate payments for these products will be available from government payors, such as Medicare and Medicaid, private health insurers, including managed care organizations, and other third-party payors. These payors are increasingly challenging the price of medical products and services. Significant uncertainty exists as to the reimbursement status of newly approved therapeutic and other life science products, and coverage and adequate payments may not be available for these products.

In recent years, officials have made numerous proposals to change the health care system in the U.S. These proposals included measures to limit or eliminate payments for some medical procedures and treatments or subject the pricing of pharmaceuticals and other medical products to government control. Government and other third-party payors increasingly attempt to contain health care costs by limiting both coverage and the level of payments of newly approved health care products. In some cases, they may also refuse to provide any coverage of uses of approved products for disease indications other than those for which the FDA has granted marketing approval. Governments may adopt future legislative proposals and federal, state or private payors for healthcare goods and services may take action to limit their payments for goods and services. Any of these events could limit our ability to form collaborations or collaborators’ and our ability to commercialize therapeutic products successfully.

We and our collaborators are subject to extensive and uncertain regulatory requirements, which could adversely affect our ability to obtain regulatory approval in a timely manner, or at all, for products that we identify or develop

Therapeutic and other life science products are subject to an extensive and uncertain regulatory approval process by the Food and Drug Administration (FDA) and comparable agencies in other countries. The regulation of new products is extensive, and the required process of laboratory testing and human studies is lengthy and expensive. The burden of these regulations will fall on our collaborating partners, or may be shared with us, to the extent that we are developing proprietary products that are the result of a collaboration effort. The burden of these regulations will fall on us to the extent we are developing proprietary products on our own. We may not be able to obtain FDA approvals for those products in a timely manner, or at all. We may encounter significant delays or excessive costs in our efforts to secure necessary approvals or licenses. Even if we obtain FDA regulatory approvals, the FDA extensively regulates manufacturing, labeling, distributing, marketing, promotion and advertising after product approval. Moreover, several of our product development areas may involve relatively new technology and have not been the subject of extensive product testing in humans. The regulatory requirements governing these products and related clinical procedures remain uncertain and the products themselves may be subject to substantial review by foreign governmental regulatory authorities that could prevent or delay approval in those countries. Regulatory requirements ultimately imposed on our products could limit our ability to test, manufacture and, ultimately, commercialize our products and thereby could adversely affect our financial condition and results of operations.

Our business depends upon the success of our research tools as alternatives to current research tools.

Our success depends on commercial acceptance of our research tools. We believe that adoption of our research tools by our current and future collaborators will be essential for commercial acceptance of our research tools. We cannot assure you that our research tools will be adopted, or if adopted, that they will be broadly accepted by pharmaceutical, biotechnology and diagnostic companies or various academic institutions.

We believe that recommendations by health care professionals and health care payors will be essential for commercial acceptance of our collaborators’ or our products. We cannot assure you that the products we or our collaborators develop will achieve commercial acceptance among patients, physicians or third-party payors. Failure to achieve commercial acceptance would materially adversely affect our business, financial condition and results of operations.

We face intense competition which could result in reduced acceptance and demand for our research tools and products.

The biotechnology industry is subject to intense competition and rapid and significant technological change. We have many potential competitors, including major drug companies, specialized biotechnology firms, academic institutions, government agencies and private and public research institutions. Many of these competitors have significantly greater financial and technical resources, experience and expertise in research and development, preclinical testing, designing and implementing clinical trials; regulatory processes and approvals; production and manufacturing; and sales and marketing of approved products than we have. Principal competitive factors in our industry include the quality and breadth of an organization’s technology; management of the organization and the execution of the organization’s strategy; the skill and experience of an organization’s employees and its ability to recruit and retain skilled and experienced employees; an organization’s intellectual property portfolio; the range of capabilities, from target identification and validation to drug and device discovery and development to manufacturing and marketing; and the availability of substantial capital resources to fund discovery, development and commercialization activities.

Large and established companies compete in the biotech market. In particular, these companies have greater experience and expertise than we have in securing government contracts and grants to support their research and development efforts, conducting testing and clinical trials, obtaining regulatory approvals to market products, manufacturing such products on a broad scale and marketing approved products than we have.

Smaller or early-stage companies and research institutions may also prove to be significant competitors, particularly through collaborative arrangements with large and established biotech or other companies, or the obtaining of substantial private financing. We will also face competition from these parties in recruiting and retaining qualified scientific and management personnel.

In order to effectively compete, we will have to make substantial investments in development, testing, manufacturing and sales and marketing or partner with one or more established companies. There is no assurance that we or our collaborators will be successful in commercializing and gaining significant market share for any of products developed in part through use of our technology. Our technologies, products and services also may be rendered obsolete or noncompetitive as a result of products and services introduced by our competitors.

We may have product liability exposure from the sale of our research tools and therapeutic products or the services we provide.

We may have exposure to claims for product liability. Product liability coverage is expensive and sometimes difficult to obtain. Given our operations to date, we currently do not maintain any product liability insurance coverage.  At such point that we determine it is prudent to obtain this insurance, we may not be able to obtain or maintain insurance at a reasonable cost. There can be no assurance that existing insurance coverage will extend to other products in the future. Any product liability insurance coverage may not be sufficient to satisfy all liabilities resulting from product liability claims. A successful claim may prevent us from obtaining adequate product liability insurance in the future on commercially desirable items, if at all. Even if a claim is not successful, defending such a claim would be time-consuming and expensive, may damage our reputation in the marketplace, and would likely divert management’s attention.

The near and long-term viability of our products and services will depend on our ability to successfully establish strategic relationships.

The near and long-term viability of our products and services will depend in part on our ability to successfully establish new strategic collaborations with biotechnology companies, pharmaceutical companies, universities, hospitals, insurance companies and government agencies. Establishing strategic collaborations is difficult and time-consuming. Potential collaborators may reject collaborations based upon their assessment of our financial, regulatory or intellectual property position. If we fail to establish a sufficient number of collaborations on acceptable terms, we may not be able to commercialize our products or generate sufficient revenue to fund further research and development efforts.

Even if we establish new collaborations, these relationships may never result in the successful development or commercialization of any product or service candidates for several reasons both within and outside of our control.

Although our current focus is on providing drug discovery services and research tools in the research setting, we may develop tissue therapeutic products and seek approval to sell them as medical care. Before we could begin commercial manufacturing of any of our product candidates, we or our manufacturers must pass a pre-approval inspection by the FDA and comply with the FDA’s current Good Manufacturing Practices. If our manufacturers fail to comply with these requirements, our product candidates would not be approved. If our collaborators fail to comply with these requirements after approval, we would be subject to possible regulatory action and may be limited in the jurisdictions in which we are permitted to sell products.

We will be dependent on third-party research organizations to conduct some of our future laboratory testing, animal and human studies.

We will be dependent on third-party research organizations to conduct some of our laboratory testing, animal and human studies with respect to therapeutic tissues and other life science products that we may develop in the future. If we are unable to obtain any necessary testing services on acceptable terms, we may not complete our product development efforts in a timely manner. If we rely on third parties for laboratory testing and/or animal and human studies, we may lose some control over these activities and become too dependent upon these parties. These third parties may not complete testing activities on schedule or when we so request. We may not be able to secure and maintain suitable research organizations to conduct our laboratory testing and/or animal and human studies. We are responsible for confirming that each of our clinical trials is conducted in accordance with our general plan and protocol. Moreover, the FDA and foreign regulatory agencies require us to comply with regulations and standards, commonly referred to as good clinical practices, for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the trial participants are adequately protected. Our reliance on third parties does not relieve us of these responsibilities and requirements. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if the third parties need to be replaced or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our pre-clinical development activities or clinical trials may be extended, delayed, suspended or terminated, and we may not be able to obtain regulatory approval for our future product candidates.

We may require access to a constant, steady, reliable supply of products.

To the extent that we develop products for sale, we may be required to complete clinical trials before we can offer such products for sale.  Commercialization of products will require access to, or development of, facilities to manufacture a sufficient supply of our product candidates. If we are unable to manufacture our products in commercial quantities, then we will need to rely on third parties. These third-party manufacturers must also receive FDA approval before they can produce clinical material or commercial products. Our products may be in competition with other products for access to these facilities and may be subject to delays in manufacture if third parties give other products greater priority. In addition, we may not be able to enter into any necessary third-party manufacturing arrangements on acceptable terms, or on a timely basis. Furthermore, we would likely have to enter into a technical transfer agreement and share our know-how with the third party manufacturer.

We may rely on third-party suppliers for some our materials.

We may rely on third-party suppliers and vendors for some of the materials we require in our drug discovery and research tool businesses as well as for the manufacture of any product candidates that we may develop in the future. Any significant problem experienced by one of our suppliers could result in a delay or interruption in the supply of materials to us until such supplier resolves the problem or an alternative source of supply is located. Any delay or interruption could negatively affect our operations.

Violation of government regulations or quality programs could harm demand for our products or services, and the evolving nature of government regulations could have an adverse impact on our business.

To the extent that our collaborators or customers use our products in the manufacturing or testing processes for their drug and medical device products, such end-products or services may be regulated by the FDA under Quality System Regulations (QSR) or the Centers for Medicare & Medicaid Services (CMS) under Clinical Laboratory Improvement Amendments of 1988 (CLIA'88) regulations. The customer is ultimately responsible for QSR, CLIA’88 and other compliance requirements for their products; however, we may agree to comply with certain requirements, and, if we fail to do so, we could lose sales and customers and be exposed to product liability claims.

Products that are intended for the diagnosis or treatment of disease are subject to government regulation. Our drug discovery and research tool offerings are currently intended for research or investigational uses. Research uses are not subject to FDA or premarket approval or other regulatory requirements. Investigational uses are not subject to FDA premarket approval or most regulatory requirements, but are subject to limited regulatory controls for entities conducting investigational studies.

As we continue to adapt and develop parts of our product line in the future, including tissue-based products in the field of regenerative medicine, the manufacture and marketing of our products will become subject to government regulation in the United States and other countries. In the United States and most foreign countries, we will be required to complete rigorous preclinical testing and extensive human clinical trials that demonstrate the safety and efficacy of a product in order to apply for regulatory approval to market the product.

The steps required by the FDA before our proposed products may be marketed in the United States include performance of preclinical (animal and laboratory) tests; submissions to the FDA of an IDE (Investigational Device Exemption), NDA (New Drug Application), or BLA (Biologic License Application) which must become effective before human clinical trials may commence; performance of adequate and well-controlled human clinical trials to establish the safety and efficacy of the product in the intended target population; performance of a consistent and reproducible manufacturing process intended for commercial use; Pre-Market Approval Application (“PMA”); and FDA approval of the PMA before any commercial sale or shipment of the product.

The processes are expensive and can take many years to complete, and we may not be able to demonstrate the safety and efficacy of our products to the satisfaction of such regulatory authorities. The start of clinical trials can be delayed or take longer than anticipated for many and varied reasons, many of which are outside of our control. Safety concerns may emerge that could lengthen the ongoing trials or require additional trials to be conducted. Regulatory authorities may also require additional testing, and we may be required to demonstrate that our proposed products represent an improved form of treatment over existing therapies, which we may be unable to do without conducting further clinical studies. Moreover, if the FDA grants regulatory approval of a product, the approval may be limited to specific indications or limited with respect to our distribution. Expanded or additional indications for approved devices or drugs may not be approved, which could limit our revenues. Foreign regulatory authorities may apply similar limitations or may refuse to grant any approval. Consequently, even if we believe that preclinical and clinical data are sufficient to support regulatory approval for our product candidates, the FDA and foreign regulatory authorities may not ultimately grant approval for commercial sale in any jurisdiction. If our products are not approved, our ability to generate revenues will be limited and our business will be adversely affected.

Even if a product gains regulatory approval, such approval is likely to limit the indicated uses for which it may be marketed, and the product and the manufacturer of the product will be subject to continuing regulatory review, including adverse event reporting requirements and the FDA’s general prohibition against promoting products for unapproved uses. Failure to comply with any post-approval requirements can, among other things, result in warning letters, product seizures, recalls, substantial fines, injunctions, suspensions or revocations of marketing licenses, operating restrictions and criminal prosecutions. Any of these enforcement actions, any unanticipated changes in existing regulatory requirements or the adoption of new requirements, or any safety issues that arise with any approved products, could adversely affect our ability to market products and generate revenues and thus adversely affect our ability to continue our business.

We also may be restricted or prohibited from marketing or manufacturing a product, even after obtaining product approval, if previously unknown problems with the product or our manufacture are subsequently discovered and we cannot provide assurance that newly discovered or developed safety issues will not arise following any regulatory approval. With the use of any treatment by a wide patient population, serious adverse events may occur from time to time that initially do not appear to relate to the treatment itself, and only if the specific event occurs with some regularity over a period of time does the treatment become suspect as having a causal relationship to the adverse event. Any safety issues could cause us to suspend or cease marketing of our approved products, possibly subject us to substantial liabilities, and adversely affect our ability to generate revenues.

We are subject to various environmental, health and safety laws.

We are subject to various laws and regulations relating to safe working conditions, laboratory and manufacturing practices, the experimental use of animals, emissions and wastewater discharges, and the use and disposal of hazardous or potentially hazardous substances used in connection with our research, including infectious disease agents. We also cannot accurately predict the extent of regulations that might result from any future legislative or administrative action. Any of these laws or regulations could cause us to incur additional expense or restrict our operations. Compliance with environmental laws and regulations may be expensive, and current or future environmental regulations may impair our research, development or production efforts.

We will depend on our patent portfolio, our licensed technology and other trade secrets in the conduct of our business and must ensure that we do not violate the patent or intellectual rights of others.

Our success in large part depends on our ability to maintain the proprietary nature of our technology and other trade secrets. To do so, we and our licensors must prosecute and maintain existing patents, obtain new patents and pursue trade secret and other intellectual property protection. We also must operate without infringing the proprietary rights of third parties or allowing third parties infringe our rights.  Our research, development and commercialization activities, including any product candidates or products resulting from these activities, may infringe or be claimed to infringe patents owned by third parties and as to which we do not hold licenses or other rights.  There may be rights that we are not aware of, including applications that have been filed but not published that, when issued, could be asserted against us. These third parties could bring claims against us that would cause us to incur substantial expenses and, if successful, could cause us to pay substantial damages. Further, if a patent infringement suit were brought against us, we could be forced to stop or delay research, development, manufacturing or sales of the product or biologic treatment candidate that is the subject of the suit.

In addition, competitors may infringe our patents or the patents of our collaborators or licensors. As a result, we may be required to file infringement claims to counter infringement for unauthorized use. This can be expensive and time-consuming. In addition, in an infringement proceeding, a court may decide that a patent owned by us is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover our technology. An adverse determination of any litigation or defense proceedings could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at the risk of not issuing.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation.

A significant portion of our sales are dependent upon our customers’ capital spending policies and research and development budgets, and government funding of research and development programs at universities and other organizations, which are each subject to significant and unexpected decrease.

Our prospective customers include pharmaceutical and biotechnology companies, academic institutions, government laboratories, and private research foundations. Fluctuations in the research and development budgets at these organizations could have a significant effect on the demand for our products and services. Research and development budgets fluctuate due to changes in available resources, patent expirations, mergers of pharmaceutical and biotechnology companies, spending priorities, general economic conditions, and institutional and governmental budgetary policies, including but not limited to reductions in grants for research by educational institutions. In addition, our business could be seriously damaged by any significant decrease in life sciences research and development expenditures by pharmaceutical and biotechnology companies, academic institutions, government laboratories, or private foundations.

The timing and amount of revenues from customers that rely on government funding of research may vary significantly due to factors that can be difficult to forecast. Research funding for life science research has increased more slowly during the past several years compared to the previous years and has declined in some countries, and some grants have been frozen for extended periods of time or otherwise become unavailable to various institutions, sometimes without advance notice. Government funding of research and development is subject to the political process, which is inherently fluid and unpredictable. Other programs, such as homeland security or defense, or general efforts to reduce the federal budget deficit could be viewed by the United States government as a higher priority. These budgetary pressures may result in reduced allocations to government agencies that fund research and development activities. Past proposals to reduce budget deficits have included reduced National Institute of Health and other research and development allocations. Any shift away from the funding of life sciences research and development or delays surrounding the approval of government budget proposals may cause our customers to delay or forego purchases of our products or services, which could seriously damage our business.

                Risks Related to Our Common Stock and Liquidity Risks

Our securities are a “Penny Stock" and subject to specific rules governing their sale to investors

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to our Common Stock, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks; and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person; and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination; and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors sell shares of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is no recent trading activity in our Common Stock and there is no assurance that an active market will develop in the future.

There is no recent trading activity in our Common Stock. Further, although our Common Stock is currently quoted on the OTC Bulletin Board and the OTCQB, trading of our Common Stock may be extremely sporadic. For example, several days may pass before any shares may be traded. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of our Common Stock. There can be no assurance that a more active market for our Common Stock will develop, or if one should develop, there is no assurance that it will be sustained. This severely limits the liquidity of our Common Stock, and would likely have a material adverse effect on the market price of our Common Stock and on our ability to raise additional capital.

Because we became public by means of a reverse merger we may not be able to attract the attention of brokerage firms.

Additional risks may exist since we became public through a “reverse merger.”  Securities analysts of brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our Common Stock.  No assurance can be given that brokerage firms will want to conduct any secondary offerings on our behalf in the future.

Compliance with the reporting requirements of federal securities laws can be expensive.

We are a public reporting company in the United States, and accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act.  The costs of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to stockholders are substantial.  In addition, we will incur substantial expenses in connection with the preparation of the Registration Statement and related documents with respect to the registration of resales of the Common Stock sold in the Offering.

Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of its business and its ability to obtain or retain listing of our Common Stock.

We may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain listing of our shares of Common Stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

We may have undisclosed liabilities and any such liabilities could harm our revenues, business, prospects, financial condition and results of operations.

Even though our pre-merger assets and liabilities were transferred to the Split-Off Shareholders in the Split-Off, there can be no assurance that we will not be liable for any or all of such liabilities. Any such liabilities that survived the Merger could harm our revenues, business, prospects, financial condition and results of operations upon our acceptance of responsibility for such liabilities.

The transfer of the operating assets and liabilities to PSOS, coupled with the Split-Off of PSOS, will result in taxable income to us in an amount equal to the difference between the fair market value of the assets transferred and the pre-merger tax basis of the assets.  Any gain recognized, to the extent not offset by our net operating loss carryforward, if any, will be subject to federal income tax at regular corporate income tax rates.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our stock.

We must maintain effective internal controls to provide reliable financial reports and detect fraud. We have been assessing our internal controls to identify areas that need improvement. We are in the process of implementing changes to internal controls, but have not yet completed implementing these changes. Failure to implement these changes to our internal controls or any others that it identifies as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information.  Any such loss of confidence would have a negative effect on the trading price of our stock.

The price of our Common Stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our Common Stock is likely to be highly volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in our operating results;

•	announcements of developments by us or our competitors;

•	the timing of IDE and/or NDA approval, the completion and/or results of our clinical trials

•	regulatory actions regarding our products

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	adoption of new accounting standards affecting the our industry;

•	additions or departures of key personnel;

•	introduction of new products by us or our competitors;

•	sales of the our Common Stock or other securities in the open market; and

•	other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against such a company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

Investors may experience dilution of their ownership interests because of the future issuance of additional shares of our Common Stock.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We may also issue additional shares of our Common Stock or other securities that are convertible into or exercisable for our Common Stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes.  The future issuance of any such additional shares of Common Stock may create downward pressure on the trading price of our Common Stock.  There can be no assurance that the we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of our Common Stock is currently quoted on the OTC Bulletin Board and the OTCQB.

Our Common Stock is controlled by insiders

Our officers and directors beneficially own approximately 42% of our outstanding shares of Common Stock. Such concentrated control may adversely affect the price of our Common Stock.  Investors who acquire our Common Stock may have no effective voice in the management of our operations.  Sales by our insiders or affiliates, along with any other market transactions, could affect the market price of our Common Stock.

We do not intend to pay dividends for the foreseeable future.

We have paid no dividends on our Common Stock to date and it is not anticipated that any dividends will be paid to holders of our Common Stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of our business, it is currently anticipated that any earnings will be retained to finance our future expansion and for the implementation of our business plan. As an investor, you should take note of the fact that a lack of a dividend can further affect the market value of our stock, and could significantly affect the value of any investment.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with Organovo’s historical financial statements and the related notes. This management’s Discussion and analysis contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this Current Report. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Current Report.

As the result of the Transactions and the change in our business and operations from a shell company to a biotechnology company, a discussion of the past financial results of Pubco is not pertinent, and the financial results of Organovo, the accounting acquirer, are considered our financial results on a historical and going-forward basis.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The discussion and analysis of our financial condition and results of operations are based on Organovo’s financial statements, which Organovo has prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires Organovo to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses during the reporting periods. On an ongoing basis, Organovo evaluates such estimates and judgments, including those described in greater detail below. Organovo bases its estimates on historical experience and on various other factors that Organovo believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Critical Accounting Policies

Our financial statements, which appear at Item 9.01(a) have been prepared in accordance with accounting principles generally accepted in the United States, which require that we make certain assumptions and estimates and, in connection therewith, adopt certain accounting policies. Our significant accounting policies are set forth in Note 1 to our financial statements. Of those policies, we believe that the policies discussed below may involve a higher degree of judgment and may be more critical to an accurate reflection of our financial condition and results of operations.

Revenue Recognition

The Company’s revenues have been generated from collaboration research agreements with pharmaceutical industry customers, from the sales of tools to research laboratories, and through grant awards from the National Institutes of Health (“NIH”) and the U.S. Treasury.

Revenues from collaboration agreements are derived from the completion of certain research and development services and the reimbursement of certain research and development costs incurred to provide such services. Revenue from upfront, nonrefundable service fees are recognized when earned, as evidenced by written acknowledgement from the collaborator, or other persuasive evidence that all service deliverables have been achieved. Any amounts received prior to satisfying revenue recognition criteria are recorded as deferred revenue.

Revenues from the sales of tools to research laboratories are recognized when ownership of the products or services have been transferred, when payment is reasonably assured, and when rights to return the product have terminated. The Company reviews accounts receivable quarterly to assess collectability, and reserves sums deemed as unlikely to be collected.

Revenues from NIH grants are based upon internal and subcontractor costs incurred that are specifically covered by the grant, and where applicable, an additional facilities and administrative rate that provides funding for overhead expenses. Those revenues are recognized when expenses are incurred by subcontractors and as the Company incurs internal expenses that are related to the grant.

U.S. Treasury grants for investments in qualifying therapeutic discovery projects cover reimbursement for qualifying expenses incurred by the Company in 2010 and 2009.  The proceeds from those grants were recorded when received.

Allowance for Doubtful Accounts

When needed we maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. The allowance for doubtful accounts is reviewed quarterly and is estimated based on the aging of account balances, collection history and known trends with current customers and in the economy in general. As a result of this review, the allowance is adjusted on a specific identification basis. An increase to the allowance for doubtful accounts results in a corresponding charge to sales, marketing and administrative expense. Historically our customer base is relatively concentrated and so we are subject to risk of concentration with any one particular customer. That risk is mitigated by the fact that payments from our collaborative agreements are typically prepaid, and our grant revenues are typically paid by units of the U.S. government.  To-date we have fully collected all receivables. As a result our current and historic allowance is zero.

When we begin to sell commercial product we expect to establish a reserve for estimated sales returns that are recorded as a reduction to revenue. That reserve will be maintained to account for future return of products sold in the current period. The reserve will be reviewed quarterly and will be estimated based on an analysis of our historical experience related to product returns.

Stock-Based Compensation

Valuation of Stock-Based Compensation

For purposes of calculating stock-based compensation, we estimate the fair value of stock options using a Black-Scholes option-pricing model. The determination of the fair value of share-based payment awards utilizing the Black-Scholes model is affected by our stock price and a number of assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. The expected volatility is based on the historical volatility of our common stock over the most recent period commensurate with the estimated expected term of the stock options. The expected life of the stock options is based on historical and other economic data trended into the future. The risk-free interest rate assumption is based on observed interest rates appropriate for the expected terms of our stock options. The dividend yield assumption is based on our history and expectation of no dividend payouts. If factors change and we employ different assumptions, stock-based compensation expense may differ significantly from what we have recorded in the past. If there is a difference between the assumptions used in determining stock-based compensation expense and the actual factors which become known over time, specifically with respect to anticipated forfeitures, we may change the input factors used in determining stock-based compensation costs for future grants. These changes, if any, may materially impact our results of operations in the period such changes are made.

Results of Operations

Overview

Organovo was founded in Delaware in April 2007.  Activities since the Company’s inception through 2010 were devoted primarily to developing a platform technology for the generation of three-dimensional (3D) human tissues that can be employed in drug discovery and development, biological research, and as therapeutic implants for the treatment of damaged or degenerating tissues and organs.

As of September 30, 2011 the Company had devoted substantially all of its efforts to product development, raising capital, and building infrastructure.  The Company did not, as of that date, realize revenues from its planned principal operations.  Accordingly, the Company is considered to be in the development stage.

Comparison of the nine months ended September 30, 2011 and 2010

Revenues

2011 revenues increased $531,902, or 717%, over 2010 revenues primarily due to a $449,213 increase in collaborative agreement revenues, which accounted for approximately 84% of the total increase.

Operating Expenses

Overview

Operating expenses increased approximately $844,000, or 65%,  in the first nine months of 2011 as compared to the same period in 2010.  Most significantly, the Company invested in building its executive, research, and development staff,  increasing payroll related expenses by $458,000 or 90% over the same period in 2010, from approximately $510,000 to $968,000. Payroll related expenses accounted for approximately 54% of the period-to-period increase in operating expenses. In addition, the Company utilized the services of outside consultants and research services to meet short-term spikes in scientific and professional service demands.  Outsourcing those services to meet short-term demands increased Company expenses by approximately $157,000, from $164,000 in 2010 to $321,000 in 2011, accounting for nearly 19% of the total operating expense increases.  Company legal expenses have also increased substantially as we continue to expand and act to protect our intellectual property portfolio, and as we progress toward transitioning from a private to a publicly traded entity.  Nine month 2010 legal expenses of $117,000 more than doubled to $246,000 in the same period in 2011, an increase of $129,000 or 110%.

Research and Development Expenses

2011 expenses increased by $309,808, or 45%, over 2010 expenses of $694,817 as the Company increased its research staff to accommodate its obligations under certain collaborative research agreements and to expand product development efforts in preparation for research-derived revenues.  Full-time research and development staffing increased from four scientists and engineers at the nine months ending September 30, 2010 to seven in the same period ending in 2011.  In addition, the Company outsourced certain research related activities in response to short-term demand spikes that increased expenses nearly $90,000 over the same period in 2010.

Selling, General and Administrative Expenses

Selling, general and administrative expenses grew from $593,807 in 2010 to $1,129,597 in 2011, an increase of $535,790 or 90%.  Most notably the Company invested in its general and administrative staff, adding two full time employees with the intent to bring most administrative functions in-house and curb our reliance on outside consultants to perform those administrative functions.  Administrative consulting expenses grew from approximately $60,000 in 2010 to nearly $160,000 in 2011, a 167% increase of $100,000.  Legal expenses, as described in the overview above, increased approximately $130,000 from $117,000 in 2010 to $247,000 in 2011.  Additional office space was leased in 2011 to accommodate the immediate needs of the business, increasing our lease expenses to approximately $12,600 per month.

Interest Expense

Interest expense, primarily related to interest on convertible notes payable securities, increased by $183,721 to $294,245 in the nine months ended September 30, 2011. 2010 interest expense was $110,524.  The additional interest expense reflects a combination of incremental interest payable on approximately $1 million in new convertible notes sold in the first nine months of 2011, and $97,000 of interest on the debt discount.

Comparison of the years ended December 31 2010 and 2009

Revenues

2010 revenues increased $524,637, or 666%, over 2009 primarily due to an increase in grant-sourced revenue.  During 2010, the U.S. Treasury awarded the Company two one-time grants totaling $397,288 for investments in qualifying therapeutic discovery projects under section 48D of the Internal Revenue Code. During both 2010 and 2009 the NHLBI, a division of the NIH, awarded the Company research grants of which $131,124 and $78,775 in revenue was recognized for the years 2010 and 2009 respectively. 2010 collaborative agreement derived revenues were $75,000 unfavorable to 2009 as a result of no collaborative agreement revenue during 2010.

Operating Expense

Overview

The Company’s increase in new product development efforts in 2010 doubled total operating expenses from $869,823 in 2009 to $1,781,630 in 2010, an increase of $911,807 or 105%. Total operating expenses are comprised of research, development, general and administrative expenses.  Expense increases were primarily driven by the expansion of internal staff and external consultants providing research and development as well as administrative support services.  Those combined components represented $619,591, or 68%, of the total increase in operating expenses.  Of the increase, $420,402 or 46% was related to increases in staff, $106,166 or 12% was related to general and administrative consultants, and $93,023 or 10%, was related to utilizing the services of research and development consultants.  Approximately one fourth of the total increase was related to the Company’s use of a new, larger facility to provide for the ramp up in laboratory activities.  Facilities rent, laboratory supplies and services expenses increased $208,475, or 23%, from $299,543 in 2009 to $508,018 in 2010.

Research and Development Expenses

The Company was actively engaged in new product development efforts during both 2010 and 2009.  Research and development expenses relating to possible future products were expensed as incurred.  2010 expenses increased by $664,604, or 123%, over 2009 expenses of $539,112 as the Company expanded its laboratory space and research staff in an effort to accelerate product development and in preparation for research-derived revenues. Laboratory space was increased from approximately 3,000 square feet in 2009 to approximately 4,000 square feet in 2010, and full-time research and development staffing was increased from two at year end 2009 to four at year end 2010.

Selling, General and Administrative Expenses

Selling, general and administrative expenses grew from $330,711 in 2009 to $577,914 in 2010, an increase of $247,203 or 75%.  Approximately 43% of that increase or $106,166 was spent on outside consultants used for administrative purposes including business development and accounting related services. 20% of the increase, or  $49,642, related to an addition in staff, while 19% of the increase or $48,064, was incurred as a result of expanded training for staff members and increased travel related to business development activities.

Interest Expense

Interest expense increased by $79,908 to $160,873 in 2010 over $80,965 in 2009, reflecting additional interest payable on new convertible notes sold during 2010.

Financial Condition, Liquidity and Capital Resources

Since its inception, the Company has primarily devoted its efforts to research and development, business planning, raising capital, recruiting management and technical staff, and acquiring operating assets.  Accordingly, the Company is considered to be in the development stage.

Since inception, the Company incurred negative cash flows from operations.  As of December 31, 2010, the Company had cash or cash equivalents of approximately $285,000 and an accumulated deficit of approximately $2,308,000.  The Company also had negative cash flow from operations of approximately $820,000 during the year ended December 31, 2010.  At September 30, 2011, the Company had cash of $56,469 and an accumulated deficit of $4,192,601.

At September 30, 2011 we had total current assets of $553,003 and current liabilities of $2,930,015, resulting in a working capital deficit of $2,377,012.  At December 31, 2010, we had total current assets of $424,116 and current liabilities of $1,173,258, resulting in a working capital deficit of $749,142.

Net cash used by operating activities for the nine months ended September 30, 2011 was $1,056,630.  The Company raised approximately $1,000,000 in gross proceeds from the issuance of convertible notes payable and $606,138 in revenue in the nine months ended September 30, 2011.

Net cash used by operating activities for the year ended December 31, 2010 was $820,096.  In the year ended December 31, 2010, the Company raised $992,500 in cash from the sale of convertible notes, $25,000 in cash in exchange for a note from a related party, and $603,412 in cash receipts in conjunction with products sales, collaborative research agreements, and government grants.

The Company has financed its operations primarily through the sale of convertible notes, and through revenue derived from grants or collaborative research agreements.  The Company expects to cover its anticipated operating expenses through cash on hand, through additional financing from existing and prospective investors, and from revenue derived from collaborative research agreements.

The Company will need additional capital to further fund product development and commercialization of its human tissues that can be employed in drug discovery and development, biological research, and as therapeutic implants for the treatment of damaged or degenerating tissues and organs.

Subsequent to September 30, 2011, during October and November 2011, the Company received gross proceeds of approximately $1,500,000 from the sale of 6% convertible promissory notes.  The notes automatically converted into equity securities on February 8, 2012, as part of a private placement offering that raised approximately $6.5 million in gross proceeds.  In addition, the Company generated approximately $368,000 in the fourth quarter of 2011 and $270,000 in revenue in January, 2012.

On February 8, 2012, Organovo Acquisition Corp. (“Acquisition Corp.”), a wholly-owned subsidiary of Pubco, merged (the “Merger”) with and into Organovo, Inc. a Delaware corporation (“Organovo”). Organovo was the surviving corporation of that Merger. As a result of the Merger, Pubco acquired the business of Organovo, and will continue the existing business operations of Organovo as a wholly-owned subsidiary.

Simultaneously with the Merger, on the Closing Date all of the issued and outstanding shares of Organovo common stock converted, on a 1 for 1 basis, into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). Also on the Closing Date, all of the issued and outstanding options to purchase shares of Organovo common stock, all of the issued and outstanding Bridge Warrants (as defined below) to purchase shares of Organovo Common Stock, and other outstanding warrants to purchase Organovo Common Stock converted, respectively, into options (the “New Options”) and new bridge warrants (the “New Bridge Warrants”) to purchase shares of Common Stock. The New Bridge Warrants and New Bridge Options were converted on a 1 for 1 basis. The New Options will be administered under Organovo’s 2008 Equity Incentive Plan (the “2008 Plan”), which the Company assumed and adopted on the Closing Date in connection with the Merger.

On the Closing Date, (i) 22,445,254 shares of Common Stock were issued to former Organovo stockholders; (ii) options to purchase 896,256 shares of Common Stock granted under the 2008 Plan were issued to optionees pursuant to the assumption of the 2008 Plan; (iii) warrants to purchase 1,309,750 shares of Common Stock at $1.00 per share were issued to holders of Organovo warrants; (iv) 6,525,887 shares of Common Stock and warrants to purchase 6,525,887 shares of Common Stock at $1.00 per share were issued to the investors in the Offering (as defined below); (v) New Bridge Warrants to purchase 1,500,000 shares of Common Stock at $1.00 per share were issued to Bridge Investors (as defined below) and; (vi) warrants to purchase 2,610,335 shares of Common Stock at $1.00 per share were issued to the Placement Agent for its services in connection with the Bridge Financing and the Offering.

Additionally, warrants to purchase 100,000 shares of Common Stock at $1.00 per share were issued to a former noteholder of Organovo in connection with the repayment at the Closing Date of a promissory note in the principal amount of $100,000.

The Merger will be treated as a recapitalization of the Company for financial accounting purposes. The historical financial statements of Pubco before the Merger will be replaced with the historical financial statements of Organovo before the Merger in all future filings with the SEC.

Before the Merger, Pubco’s board of directors and stockholders adopted the 2012 Equity Incentive Plan (the “2012 Plan”). The 2012 Plan provides for the issuance of up to 15% of our outstanding Common Stock to executive officers, directors, advisory board members and employees.  The exact number of shares to be reserved for issuance under the 2012 Plan will be determined at the final closing of the Offering.  In addition, we assumed and adopted the 2008 Plan, and as described above option holders under that plan will be granted New Options to purchase Common Stock. No further options will be granted under the 2008 Plan. The parties have taken all actions necessary to ensure that the Merger is treated as a tax free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

DESCRIPTION OF PROPERTY

We lease office and laboratory space in two locations in San Diego.  Our primary office, including administrative and laboratory space, is located at the Oberlin Science Center, 5871 Oberlin Drive, San Diego, CA 92121.  We also lease additional office space at 5897 Oberlin Drive, San Diego, CA 92121.  Our current monthly base rent for our primary facility is $11,486 and our currently monthly base rent for our additional office space is $1,112.  These two leased premises are sufficient to meet the immediate needs of our business, research and operations, however we expect to increase our business space within the next twelve months to accommodate additional resources required to further develop our business and technology platform.

SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of February 8, 2012 by (i) each person who, to our knowledge, owns more than 5% of the Common Stock; (ii) each of our directors and executive officers; and (iii) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following tables, each person named in the table has sole voting and investment power and that person’s address is c/o Organovo Holdings, Inc., 5871 Oberlin Drive, Suite 150, San Diego, CA 92121.  Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of February 8, 2012 are deemed outstanding for computing the share ownership and percentage of the person holding such options and warrants, but are not deemed outstanding for computing the percentage of any other person.

Title of class	Name and address of Beneficial Owner	No. Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
Common Stock, par value -$0.001 per share	Keith Murphy(1)	6,311,092(2)	18.0%
Common Stock, par value $0.001 per share	Gabor Forgacs(1)	6,057,741(3)	17.3%
Common Stock, par value $0.001 per share	Andras Forgacs(1)	766,588	2.2%
Common Stock, par value $0.001 per share	Robert Baltera, Jr.(1)	94,506(4)	0.3%
Common Stock, par value $0.001 per share	Barry D. Michaels(1)	0	0%
Common Stock, par value $0.001 per share	Sharon Collins Presnell(1)	0	0%
Common Stock, par value $0.001 per share	Adam K. Stern(1)(5) c/o Spencer Trask Ventures 750 Third Avenue New York, NY 10017	1,604,484	4.5%
Common Stock, par value $0.001 per share	Kevin Kimberlin(6) 1700 East Putnam Avenue Suite 401 Greenwich, CT 06870	3,212,844	8.7%
	All directors and executive officers as a group (7 persons)	14,834,411 (7)	41.9%

(1) Executive officer and/or director.

(2) 255,255 of these shares are held by Equity Trust Co., Custodian FBO Keith Murphy IRA.  Includes warrants to purchase 30,000 shares of Common Stock at an exercise price of $1.00 per share.

(3) Includes warrants to purchase 3,750 shares of Common Stock at an exercise price of $1.00 per share.

(4) 36,228 of these shares were subject to vesting.  One half of these shares vested in or before October, 2011.  Subject to Mr. Baltera remaining a director, the remaining shares will vest in two equal installments in October 2012 and October, 2013.  Includes warrants to purchase 3,000 shares of Common Stock at an exercise price of $1.00 per share.

(5) Represents (i) 741,395 shares owned by Adam Stern, (ii) 360,000 shares underlying warrants owned by Adam Stern; (iii) 158,870 shares owned by ST Neuroscience Partners, LLC; (iv) 211,827 shares owned by Pavilion Capital Partners, LLC; and (v) 132,392 shares owned by Piper Venture Partners, LLC.  Does not include shares underlying warrants held by the Placement Agent or its affiliates issued in connection with the Bridge Financing or the Offering.

(6) Represents (i) 1,082,489 shares held by Spencer Trask Investment Partners, LLP and (ii) 2,130,335 shares underlying warrants owned by the Placement Agent issued in connection with the Bridge Financing or the Offering.

(7) Includes warrants to purchase 396,750 shares of Common Stock at an exercise price of $1.00 per share.  Does not include shares underlying warrants issued to the Placement Agent in connection with the Bridge Financing or the Offering.

Changes in Control

We are not aware of any or a party to arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control.

DIRECTORS AND EXECUTIVE OFFICERS

The following persons are our executive officers, non-executive officers and directors and hold the positions set forth opposite their name.

Name	Age	Position(s)
Keith Murphy	40	Chairman of the Board, Chief Executive Officer, and President
Sharon Collins Presnell	43	Executive Vice President of Research and Development
Barry D. Michaels	62	Chief Financial Officer
Gabor Forgacs	63	Chief Scientific Officer
Robert Baltera, Jr.	46	Director
Andras Forgacs	35	Director
Adam K. Stern	47	Director

Keith Murphy, Chairman of the Board, Chief Executive Officer, and President, is one of our founders and joined us in July, 2007.  Mr. Murphy was formerly an employee of biotechnology company Alkermes, Inc., where he worked from July, 1993 to July, 1997 and played a role on the development team for their first approved product, Nutropin (hGH) Depot.  He moved to Amgen, Inc. in August, 1997 and developed several other novel formulation and device products.  He has over 18 years of experience in biotechnology, including serving in Product Strategy and Director of Process Development roles at Amgen through July, 2007.  He was previously Global Operations Leader for the largest development program in Amgen’s history, osteoporosis/bone cancer drug Prolia/Xgeva (denosumab). He holds a BS in Chemical Engineering from MIT, and is an alumnus of the UCLA Anderson School of Management.

Mr. Murphy’s previous experience in the biotechnology field and his educational experience qualify him to be a member of our Board of Directors.

Dr. Sharon Collins Presnell, Executive Vice President of Research and Development, joined us in May 2011.  Dr. Presnell has over 15 years of experience in the leadership of product-focused R&D. As an Assistant Professor at the University of North Carolina from 1998 to 2001 Dr. Presnell’s research in liver and prostate biology and carcinogenesis produced cell- and tissue-based technologies that were outlicensed for industrial applications. She joined Becton Dickinson & Co. (BD) in July, 2001 and played a key role in the early discovery and development of BD’s Discovery Platform and FACS CAP™ tools for the optimization of in vitro culture environments and flow cytometry-based characterization of cells. In her role at BD, she grew and led a large multi-disciplinary team to establish feasibility for the Discovery Platform and FACS CAP in multiple therapeutic areas, including diabetes, and stewarded both technologies through revenue-generating commercial partnerships. Dr. Presnell joined Tengion, Inc. in February, 2007 as the Senior Vice President of Regenerative Medicine Research, a position that she held until joining us in May 2011.  At Tengion, Dr. Presnell was directly involved in the discovery and early development of Tengion’s Neo-Kidney Augment™ technology. Dr. Presnell holds a Ph.D. in Pathology from the Medical College of Virginia.

Barry D. Michaels, Chief Financial Officer, joined us in August, 2011. Mr. Michaels was the Chief Financial Officer of Cardima, Inc., a publicly-traded medical device company (NASDAQ: CRDM), from July, 2003 through June, 2005, and thereafter a consultant to the company through January, 2008.  Mr. Michaels has been an independent consultant to medical device and technology companies since 1997, and has more than 30 years of combined industry experience.  Since January, 2008 and prior to joining us, Mr. Michaels’s devoted his time to his consulting practice. In addition to his consulting practice, Mr. Michaels served as Chief Financial Officer of Lipid Sciences (NASDAQ: LIPD), a biotechnology company, from May, 2001 through January, 2003. Prior to joining Lipid Sciences, Mr. Michaels served as the Chief Financial Officer of IntraTherapeutics, Inc., an endovascular company, from March, 2000 until its acquisition by Sulzer Medica in May, 2001.  Mr. Michaels received an MBA in finance from San Diego State University and is a graduate of the Executive Program at the University of California, Los Angeles.

Gabor Forgacs, Chief Scientific Officer, is one of our founders and joined us in April, 2007.  Dr. Forgacs is the Executive and Scientific Director of the Shipley Center for Innovation at Clarkson University and the George H. Vineyard Professor of Biological Physics at the University of Missouri.  Dr. Forgacs has been with the University of Missouri since 1999 and has been with Clarkson University since 2011.  He developed Organovo’s breakthrough bioprinting technology while leading a team of regenerative medicine scientists from multiple universities, with the backing of a $5 million National Science Foundation Grant. Dr. Forgacs is the author of more than 150 peer reviewed journal articles and the textbook Biological Physics of the Developing Embryo, (with Stuart Newman), published by Cambridge University Press. He holds a Ph.D. in theoretical physics from the Roland Eotvos University, Budapest, Hungary. He moved to the United States in the 1980’s from the Institute of Physics of the French Atomic Energy Agency in Saclay to accept a professorship at Clarkson University.  Dr. Forgacs is the father of Andras Forgacs.

Robert Baltera, Jr., Director, joined us as a director in October, 2009.  Most recently, Mr. Baltera was the Chief Executive Officer of Amira Pharmaceuticals, a position he held from July, 2007 through September, 2011.  Amira was sold to Bristol-Myers Squibb in September, 2011 for $325 million in cash upfront, plus additional milestone payments of up to $150 million.  Mr. Baltera is a seasoned pharmaceutical industry executive who has acquired a wealth of business and product management experience during his 17 years with biotech pioneer Amgen, beginning November, 1990. In his role leading Amira Pharmaceuticals, he was instrumental in focusing the company’s development efforts, strengthening and developing its pipeline and forging key collaborations with partners such as GlaxoSmithKline. Before becoming Amira’s CEO, he held a number of senior management positions at Amgen, the last being vice president of corporate and contract manufacturing. He served as Amgen’s team leader responsible for the approval of Kineret™ in rheumatoid arthritis. Mr. Baltera has an MBA from the Anderson School at UCLA and earned his bachelor’s degree in microbiology and a master’s degree in genetics from The Pennsylvania State University.

Mr. Baltera’s previous experience in the biotechnology field and his educational experience qualify him to be a member of our Board of Directors.

Andras Forgacs, Director, is one of our founders and joined us as a director in April, 2007.  Mr. Forgacs has served as a Managing Director at Richmond Global, an international technology-focused venture fund, since July, 2008.  In his role at Richmond, Mr. Forgacs focuses on the day-to-day management of the fund and the sourcing of new investment opportunities. Prior to joining Richmond, beginning in November, 2005, he was a consultant in the New York office of McKinsey & Company advising global financial institutions, healthcare/pharmaceutical companies and private equity/venture capital firms. Mr. Forgacs began his career with Citigroup as an investment banker in the Financial Strategy Group in July, 1999, and helped found the client-facing E-commerce Group.  Mr. Forgacs is a Kauffman Fellow with the Center for Venture Education and a Term Member with the Council on Foreign Relations.  He holds an MBA from the Wharton School of Business and a Bachelor of Arts with honors from Harvard University.  Mr. Forgacs is the son of Gabor Forgacs, our Chief Scientific Officer.

Mr. Forgacs’ previous experience with “start-up” companies in the equity/venture capital field and his educational experience qualify him to be a member of our Board of Directors.

Adam K. Stern, Director, Senior Managing Director of Spencer Trask Ventures, has over 20 years of venture capital and investment banking experience focusing primarily on the technology and life science sectors of the capital markets.  He currently manages the structured finance group of Spencer Trask Ventures, Inc.  Mr. Stern joined Spencer Trask Ventures in September 1997 from Josephthal & Co., members of the New York Stock Exchange, where he served as Senior Vice President and Managing Director of Private Equity Marketing and held increasingly responsible positions from 1989 to 1997.  He has been a licensed securities broker since 1987 and a General Securities Principal since 1991. Mr. Stern currently sits on the boards of various private companies and one public company, InVivo Therapeutics Holdings Corp. (OTCBB:NVIV). Mr. Stern holds a Bachelor of Arts degree with honors from The University of South Florida in Tampa.

Mr. Stern’s experience as a board member of privately held and publicly traded companies qualifies him to be a member of our Board of Directors. Additionally, his 20 years of venture capital and investment banking focusing on technology and life science sectors will be an asset to the Board of the Directors if we attempt to raise capital in the future.

Family Relationships

Dr. Gabor Forgacs is the father of Andras Forgacs.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has:

–	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
–
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

–
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

–
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

–
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

–
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board of Directors and Corporate Governance

Our Board of Directors currently consists of four (4) members. On the Closing of the Merger, Deborah Lovig and James Coker, the members of the Board of Directors of Pubco, resigned, and simultaneously therewith, a new Board of Directors was appointed. Our Board consists of three (3) members who were former directors of Organovo and Adam K. Stern, who was appointed at the Closing of the Merger at the request of the Placement Agent.

Board Independence and Committees

We are not currently listed on any national securities exchange or in an inter-dealer quotation system that has a requirement that the Board of Directors be independent. However, in evaluating the independence of our members and the composition of the committees of our Board of Directors, our Board utilizes the definition of “independence” as that term is defined by applicable listing standards of the Nasdaq Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

Our Board of Directors expects to continue to evaluate its independence standards and whether and to what extent the composition of the Board and its committees meets those standards. We ultimately intend to appoint such persons to our Board and committees of our Board as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange. Therefore, we intend that a majority of our directors will be independent directors of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated by the SEC.

Additionally, our Board of Directors is expected to appoint an audit committee, governance committee and compensation committee and to adopt charters relative to each such committee.

We believe that Robert Baltera is an “independent” director as that term is defined by SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

Code of Ethics

We have not adopted a written code of ethics. We intend to adopt a written code of ethics in the future.

Indemnification Agreements

Our Board has approved a form of indemnification agreement for our directors and executive officers (“Indemnification Agreement”).  Following Board approval, we entered into Indemnification Agreements with each of our current directors and executive officers.

The Indemnification Agreement provides for indemnification against expenses, judgments, fines and penalties actually and reasonably incurred by an indemnitee in connection with threatened, pending or completed actions, suits or other proceedings, subject to certain limitations.  The Indemnification Agreement also provides for the advancement of expenses in connection with a proceeding prior to a final, nonappealable judgment or other adjudication, provided that the indemnitee provides an undertaking to repay to us any amounts advanced if the indemnitee is ultimately found not to be entitled to indemnification by us.  The Indemnification Agreement sets forth procedures for making and responding to a request for indemnification or advancement of expenses, as well as dispute resolution procedures that will apply to any dispute between us and an indemnitee arising under the Indemnification Agreement.

The foregoing description is qualified in its entirety by reference to the form of Indemnification Agreement attached to this Report as Exhibit 10.17.

Classified Board

Our Board of Directors is divided into three classes (each, a “Class”). The term of office of the initial Class I director (Mr. Murphy) shall expire at the first regularly-scheduled annual meeting of the stockholders following January 30, 2012, which was the date of our reincorporation in Delaware (the “Effective Date”), the term of office of the initial Class II directors (Messrs. Forgacs and Stern) shall expire at the second annual meeting of the stockholders following the Effective Date and the term of office of the initial Class III director (Mr. Baltera) shall expire at the third annual meeting of the stockholders following the Effective Date. At each annual meeting of stockholders, commencing with the first regularly-scheduled annual meeting of stockholders following the Effective Date, each of the successors elected to replace the directors of a Class whose term expires at such annual meeting shall be elected to hold office for a three year term.

Scientific And Business Advisory Boards

Gordana Vunjak-Novakovic, PhD - Columbia

Dr. Vunjak-Novakovic is the Mikati Foundation Professor of Biomedical Engineering and Medicine at Columbia University, where she directs the Laboratory for Stem Cells and Tissue Engineering, the Bioreactor Core of the NIH Tissue Engineering Center, the Stem Cell Imaging Core and the Craniofacial Regeneration Center. Prof. Vunjak-Novakovic has authored books as well as numerous book chapters, journal articles and issued, licensed and pending patents in the biomedical field. She is a Fellow of the American Institute for Medical and Biological Engineering.

Glenn Prestwich, PhD – University of Utah

Dr. Glenn D. Prestwich is Presidential Professor of Medicinal Chemistry and Special Presidential Assistant for Faculty Entrepreneurism at the University of Utah, where he leads the Entrepreneurial Faculty Scholars program. His university research includes the study of biomaterials for tissue repair and tissue engineering and biological reagents. He co-founded multiple companies, including Carbylan BioSurgery, Inc. (medical devices), Sentrx Animal Care, Inc. (veterinary wound care), and Glycosan BioSystems, Inc. (cell therapy and research tools). He received the Governor’s Medal for Science and Technology for 2006, the 1998 Paul Dawson Biotechnology Award and the 2008 Volwiler Research Award of the AACP, the 2010 University of Utah Distinguished Scholarly and Creative Research Award, and the 2010 “Rooster Prize” of the International Society for Hyaluronan Science.

David Mooney, PhD – Harvard University

Prof. David Mooney is a scientific author and a leader in the research of signaling mechanisms of tissue development. He studies the mechanisms by which chemical (for example, specific cell adhesion molecules) or mechanical signals (for example, cyclic strain) are sensed by cells and alter cells’ proliferation and specialization to either promote tissue growth or destruction.x  This work assists in the understanding of cell behavior post-processing by the organ printing technology.  Dr. Mooney is the Pinkas Family Professor of Bioengineering at Harvard University, a member of the National Academy of Engineering, and holds a PhD from the Massachusetts Institute of Technology.

Dr. K. Craig Kent, MD – Columbia University/Weill Cornell Medical College

Dr. K. Craig Kent is the Chairman of the Department of Surgery at the University of Wisconsin School of Medicine and Public Health and previously served as Chief of the Division of Vascular Surgery at both Columbia University and Weill Cornell Medical College.   Dr. Kent has authored or co-authored more than 300 manuscripts and chapters that have been published in peer-reviewed journals and textbooks on vascular disease.  He is regularly invited to speak at local, national and international scientific meetings on a wide variety of vascular surgery topics.  His National Institutes of Health (NIH)-funded basic science lab explores the mechanisms of failure for bypass grafts and angioplasty following vascular intervention.  Dr. Kent served as the 2006-2007 president of the Society for Vascular Surgery.  Dr. Kent was trained in general surgery at the University of California at San Francisco and completed his vascular surgery fellowship at Brigham and Women's Hospital-Harvard Medical School, where he was awarded the prestigious annual E.J. Wylie Traveling Fellowship.

In March, 2008, we entered into consulting agreements with Dr. Glenn Prestwich, Prof. David Mooney, and Dr. K. Craig Kent, all of whom are members of our Scientific Advisory Board.  In April, 2008, we entered into a consulting agreement with Prof. Gordana Vunjak-Novakovic, the fourth member of our Scientific Advisory Board.  Per these agreements, we made restricted stock grants of 235,483 shares of our Common Stock to Dr. Prestwich and Prof. Vunjak-Novakovic and 117,741 shares of our Common Stock to Prof. Mooney and Dr. Kent.  These grants vest in four annual equal installments with the first installment vesting on the one year anniversary of the member’s appointment to our Scientific Advisory Board.  In addition, we agreed to pay Prof. Mooney $14,000 per year and Dr. Kent $7,000 per year.  Each of the consulting agreements has a four year term which may be terminated by either us or the Scientific Advisory Board member on thirty days notice.

EXECUTIVE COMPENSATION

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers and for fiscal year ended December 31, 2011 and 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Deferred Compensation ($)		All Other Compensation ($)		Total Compensation ($)
Keith Murphy Chairman, Chief Executive Officer, and President	2011	$217,711	1,2								3	$217,711
	2010	$46,538						$63,462	4		5	$110,000
Barry D. Michaels Chief Financial Officer	2011	$74,315									6	$74,315
Sharon Presnell Executive Vice- President of Research and Development	2011	$157,385									7	$157,385

Employment Arrangements with Officers and Directors

Keith Murphy, one of our founders, has served as our President and Chief Executive Officer since July, 2007.   The terms of Mr. Murphy’s employment arrangement call for him to receive a base salary of $220,000 per year.

Sharon Presnell became our Executive Vice President of Research and Development in May, 2011. The terms of Dr. Presnell’s employment arrangement call for her to receive a base salary of $248,014 per year. Dr. Presnell is also eligible to receive an annual bonus, which is targeted at 30% of her base salary but which may be adjusted based on her individual performance and our performance as a whole. In addition, on October 14, 2011 we issued to Dr. Presnell options to purchase 896,256 shares of Common Stock under the 2008 Plan, which will vest in equal installments over four years from May 2011. If we terminate Dr. Presnell’s employment without cause, we are required to pay her a severance of up to six months of her base salary (in effect immediately prior to the date of the termination of her employment) plus benefits.
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1 Effective August 16, 2011 Mr. Murphy’s annual base salary was increased to $220,000.
2 Mr. Murphy was paid an annual salary of $110,000 beginning March, 2009.
3 Excludes payments made for the reimbursement of medical insurance premiums and a personal computer used primarily for business in the aggregate of less than $10,000.
4 Base salary earned, but payment deferred to future periods.
5 Excludes payments made for the reimbursement of medical insurance premiums.
6 Excludes payments made for the reimbursement of medical insurance premiums in the aggregate of less than $10,000.

7 Excludes payments made for the reimbursement of medical insurance premiums in the aggregate of less than $10,000. Also excludes $24,681 in reimbursed relocation expenses that qualify under IRS guidelines as excludable from income.

Barry Michaels became our Chief Financial Officer in August, 2011.  The terms of Mr. Michaels’ employment arrangement call for him to receive a base salary of $230,022 per year.  Mr. Michaels is also eligible to receive a bonus based on our and his attainment of certain goals and performance milestones.  In addition, at the final closing of the Offering following the Closing Date of the Merger we intend to grant Mr. Michaels options to purchase up to 2% of our issued and outstanding Common Stock under the 2011 Plan, which will vest in equal installments over four years from August 2011.  If we terminate Mr. Michaels’ employment without cause we are required to pay Mr. Michaels a severance of up to six months of his base salary (in effect immediately prior to the date of the termination of his employment) plus benefits.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the equity awards made to our named executive officers that were outstanding at December 31, 2011.

Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of shares or Units of stock that have not vested(#)	Market Value of shares or Units of stock that have not vested($)
Keith Murphy (1)					367,947	$57,422
Sharon Presnell (2)		896,256	$0.08	5/2021
Barry Michaels

(1)	These shares vest in February 2012

(2)	The options were granted on October 14, 2011, and vest in equal installments over four years from May 2011.

2012 Equity Incentive Plan

Our Board of Directors and stockholders adopted the 2012 Plan in January 2012. A total of 15% of our issued and outstanding Common Stock is reserved for issuance under the 2012 Plan to our executive officers, directors, advisory board members and employees; the exact number of shares to be so reserved will be determined following the final closing of the Offering. If an incentive award granted under the 2012 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2012 Plan.  Additionally, shares used to pay the tax or exercise price of an award will become available for future grant or sale under the 2012 Plan.  To the extent an award under the 2012 Plan is paid out in cash rather than shares, the cash payment will not result in reducing the number of shares available for issuance under the 2012 Plan.  The maximum number of shares subject to awards that may be granted to any individual during any calendar year is 2,000,000 and the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to awards payable in cash is $2,000,000.

The number and class of shares of our Common Stock subject to the 2012 Plan, the number and class of shares subject to any numerical limit in the 2012 Plan, and the number, price and class of shares subject to awards will be adjusted in the event of any change in our outstanding Common Stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

It is expected that the compensation committee of the Board, or the Board in the absence of such a committee, will administer the 2012 Plan.  Subject to the terms of the 2012 Plan, the compensation committee would have complete authority and discretion to determine the terms of awards under the 2012 Plan.

Grants

The 2012 Plan authorizes the grant to 2012 Plan participants of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, and other stock or cash awards intended to comply with Section 162(m) of the Internal Revenue Code (as amended, the “Code”) and stock appreciation rights, as described below:

Stock Options.  Stock options entitle the participant, upon exercise, to purchase a specified number of shares of common stock at a specified price for a specified period of time. The Administrator may grant incentive and/or non-statutory stock options under the 2012 Plan.  The exercise price for each stock option shall be determined by the Administrator but shall not be less than 100% of the fair market value of the common stock on the date of grant. The “fair market value” means, if the stock is listed on any established stock exchange or national market system, the closing sales price of the stock, or, if the common stock is regularly quoted by a recognized securities dealer, but the selling prices are not reported, the mean between the high bid and low asked prices for the common stock on the day of determination, or in the absence of an established market for the stock, or if the stock is not regularly quoted or does not have sufficient trades or bid prices which would reflect the stock’s actual fair market value, the fair market value of the common stock will be determined in good faith by the Administrator upon the advice of a qualified valuation expert.

Any stock options granted in the form of an incentive stock option will be intended to comply with the requirements of Section 422 of the Code. Only options granted to employees qualify for incentive stock option treatment.

Each stock option shall expire at such time as the Administrator shall determine at the time of grant. No stock option shall be exercisable later than the tenth anniversary of its grant. A stock option may be exercised in whole or in installments. A stock option may not be exercisable for a fraction of a share. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise in cash or such other consideration determined by the Administrator.

Stock Appreciation Rights.  A stock appreciation right (“SAR”) is the right to receive a payment equal to the excess of the fair market value of a specified number of shares of common stock on the date the SAR is exercised over the exercise price of the SAR.  The exercise price for each SAR shall not be less than 100% of the fair market value of the common stock on the date of grant, and the term of an SAR shall be no more than ten years from the date of grant. At the discretion of the Administrator, the payment upon an SAR exercise may be in cash, in shares equivalent thereof, or in some combination thereof.

Upon exercise of an SAR, the participant shall be entitled to receive payment from Pubco in an amount determined by multiplying the excess of the fair market value of a share of common stock on the date of exercise over the exercise price of the SAR by the number of shares with respect to which the SAR is exercised.

Restricted Stock and Restricted Stock Units.  Restricted stock and restricted stock units may be awarded or sold to participants under such terms and conditions as shall be established by the Administrator. Restricted stock and restricted stock units shall be subject to such restrictions as the Administrator determines, including a prohibition against sale, assignment, transfer, pledge or hypothecation, and a requirement that the participant forfeit such shares or units in the event of termination of employment. A restricted stock unit provides a participant the right to receive payment at a future date after the lapse of restrictions or achievement of performance criteria or other conditions determined by the Administrator.

Performance Stock.  The Administrator shall designate the participants to whom long-term performance stock/units are to be awarded and determine the number of shares, the length of the performance period and the other vesting terms and conditions of each such award. Each award of performance stock/units shall entitle the participant to a payment in the form of shares/units of common stock upon the attainment of performance goals and other vesting terms and conditions specified by the Administrator. The Administrator may, in its discretion, make a cash payment equal to the fair market value of shares of common stock otherwise required to be issued to a participant pursuant to a Performance Stock Award.

All awards made under the 2012 Plan may be subject to vesting and other contingencies as determined by the Administrator and will be evidenced by agreements approved by the Administrator which set forth the terms and conditions of each award.

Duration, Amendment, and Termination

Unless sooner terminated by the Board, the 2012 Plan will terminate ten years after its adoption.  The Board may amend, alter, suspend or terminate the 2012 Plan at any time or from time to time without stockholder approval or ratification, unless necessary and desirable to comply with applicable law.  However, before an amendment may be made that would adversely affect a participant who has already been granted an award, the participant’s consent must be obtained.

2011 Director Compensation

The following table sets forth compensation earned and paid to each non-employee director for service as a director during 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Robert Baltera, Jr. (1)		$2,898	0	0	$2,898
Andras Forgacs (2)	0	0	0	0	0
Gabor Forgacs (3)	0	0	0	0	0

(1) In October, 2009 we entered into a Memorandum of Understanding with Robert Baltera, Jr. in connection with his ongoing service as one of our directors.  Pursuant to this arrangement we granted Mr. Baltera 36,228 shares of restricted Common Stock, which vest in four equal annual installments, commencing one year from the date of grant, provided Mr. Baltera remains a director on the applicable vesting date.  In October 2011 we additionally granted Mr. Baltera 32,423 shares of restricted Common Stock, one quarter of which vested that month and the remainder of which will vest in three equal annual installments.  Our arrangement with Mr. Baltera is terminable at will by either party.

(2) In February, 2008 we issued 60,365 shares of restricted Common Stock to Andras Forgacs as compensation for his services as a director.  These shares vested to the extent of 25% of the original grant on the first anniversary of the grant date, and thereafter at the rate of 6.25% of the original grant on a quarterly basis, provided that Mr. Forgacs remains a director on the applicable vesting date.

(3) Gabor Forgacs resigned as a director effective February 8, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Pubco Shareholders

Forward Split, Split-Off and Share Cancellation

RERR’s common stock was forward-split on a 10.5913504 for 1 basis, with a record date of January 23, 2012 and an effective date of January 31, 2012.  As a result of this stock split and the Reincorporation Merger, there were approximately 6,000,000 shares of the Pubco’s common stock issued and outstanding before taking into account the issuance of shares of Common Stock to purchasers of Units in the Offering and in the Merger and after giving pro forma effect to the Split-Off, as discussed below.

Upon the closing of the Merger, Pubco transferred all of its operating assets and liabilities to PSOS and split-off PSOS through the sale of all of the outstanding capital stock of PSOS.  In connection with the Split-Off, 5,000,000 shares of Common Stock held by the Split-Off Shareholders were surrendered and cancelled without further consideration, other than the receipt of PSOS shares. An additional 1,236,000 shares of common stock were cancelled by other shareholders of Pubco for no or nominal consideration.

Transactions with the Placement Agent and its Related Parties

The Placement Agent also acted as finder to Organovo in connection with its sale of $1,500,000 of principal amount of its Bridge Notes and Bridge Warrants to purchase an aggregate of 1,500,000 shares of Organovo’s common stock at a price of $1.00 per share.  The Placement Agent was issued warrants to purchase Organovo warrants that automatically converted into warrants to purchase 20% of the shares of Pubco Common Stock underlying the Units issued upon the conversion of the Bridge Notes in the Offering at a price of $1.00 per Share per share as compensation for acting as a finder in the Bridge Financing. These warrants were exchanged at the initial close of the Offering for warrants (which are identical to the Placement Agent Warrants discussed below) to purchase 610,155 shares of Common Stock at an exercise price of $1.00 per share.

Prior to the initial closing of the Offering, several related parties to the Placement Agent purchased an aggregate of 219,705 shares of Pubco’s Common Stock (2,326,973 shares on a post stock split adjusted basis) from various shareholders of Pubco. The aggregate purchase price paid to such shareholders by the related parties for such shares was approximately $155,000.  Adam K. Stern, Senior Managing Director of the Placement Agent and a director beneficially owns 117,500 of these shares (1,244,484 shares on a post-split basis). All of the foregoing shares of Common Stock will be subject to a lock-up agreement.  See “Lock-ups” below.  In addition, in January 2012, certain persons that are not affiliated with the Placement Agent purchased an aggregate of 339,795 shares of Common Stock (3,598,888 shares on a post stock split adjusted basis) from various shareholders of Pubco.  The aggregate purchase price paid to such Pubco shareholders by these persons for such shares was $325,000.

We engaged the Placement Agent as our exclusive placement agent in connection with the Offering. For its services, we paid the Placement Agent (i) a cash fee equal to 10% of the gross proceeds raised in the Offering ($500,050) and (ii) a non-accountable expense allowance equal to 3% of the gross proceeds raised in the Offering ($150,015).  In addition, we granted to the Placement Agent or its designees, for nominal consideration, five-year warrants (“Placement Agent Warrants”) to purchase 2,000,200 shares of Common Stock at an exercise price of $1.00 per share.

We have agreed to engage the Placement Agent as its warrant solicitation agent in the event the Investor Warrants are called for redemption and shall pay a warrant solicitation fee to the Placement Agent equal to five (5%) percent of the amount of funds solicited by the Placement Agent upon the exercise of the Investor Warrants following such redemption.

The Placement Agent was granted the right to designate one member to our Board of Directors and has designated Adam K. Stern to fill such Board seat.

The price of the Units was been determined following our discussions with the Placement Agent.  Among the factors considered in the negotiations were our limited operating history, our history of losses, an assessment of our management and our proposed operations, our current financial condition, the prospects for the industry in which we operate, the prospects for the development of our business with the capital raised in the Offering and the general condition of the securities markets at the time of the Offering.  The Offering price of the Units or the exercise price of the Investor Warrants did not necessarily bear any relationship to our assets, book value or results of operations or any other generally accepted criterion of value.

We have agreed to indemnify the Placement Agent and other broker-dealers who are FINRA members selected by the Placement Agent to offer and sell Units, to the fullest extent permitted by law for a period of four (4) years from the Closing of the Offering, against certain liabilities that may be incurred in connection with the Offering, including certain civil liabilities under the Securities Act, and, where such indemnification is not available, to contribute to the payments the Placement Agent may be required to make in respect of such liabilities.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Placement Agent, pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Lock-ups

Officers, directors and holders of 5% or more of our Common Stock have agreed to “lock-up” and not sell or otherwise transfer or hypothecate any of their shares for a term equal to the earlier of (i) twelve (12) months from the Closing Date of the Merger; or (ii) six (6) months following the effective date of the Registration Statement registering the shares of Common Stock that were sold in the Offering.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

As of February 8, 2012, our authorized capital stock consisted of 150,000,000 shares of Common Stock, par value $0.001 per share, and 25,000,000 shares of preferred stock, par value $0.001 per share.

Issued and Outstanding Capital Stock

After giving effect to the Transactions, the Units sold in the Offering, the options granted under the 2008 Plan (that were exchanged for Pubco Options upon Pubco’s assumption of options issued under the 2008 Plan), and the warrants issued to the Placement Agent in connection with the Offering, we have the following issued and outstanding securities:

▪	34,971,141 shares of Common Stock;

▪	No shares of preferred stock;

▪	Options to purchase 896,256 shares of Common Stock granted under the 2008 Plan;

▪	Investor Warrants to purchase 6,525,887 shares of Common Stock at $1.00 per share issued to the investors in the Offering;

▪	Warrants to purchase 100,000 shares of Common Stock at $1.00 per share issued to a former holder of an Organovo promissory note;

▪	Warrants to purchase 1,309,750 shares of Common Stock at a price of $1.00 per share issued in exchange for warrants held by Organovo warrant holders;

▪	2,000,200 warrants exercisable at a price of $1.00 per share issued to the Placement Agent in connection with the Offering;

▪	New Bridge Warrants issued to Bridge Investors to purchase 1,500,000 shares of Common Stock at $1.00 per share; and

▪	610,155 warrants exercisable at a price of $1.00 per share issued to the Placement Agent in exchange for warrants issued in connection with the Bridge Financing.

Description of Common Stock

The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of Common Stock that are present in person or represented by proxy. Except as otherwise provided by law, amendments to the articles of incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of Common Stock. The amended and restated Articles of Incorporation do not provide for cumulative voting in the election of directors. The Common Stock holders will be entitled to such cash dividends as may be declared from time to time by the Board from funds available. Upon our liquidation, dissolution or winding up, the Common Stock holders will be entitled to receive pro rata all assets available for distribution to such holders.

Description of Preferred Stock

Our Preferred Stock, par value $0.001 per share, may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by our Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

Registration Rights Agreement

We are required to file within 90 days of the date of the final Closing of the Offering, a Registration Statement registering for resale all shares of Common Stock issued in the Offering, including Common Stock (i) included in the Units; and (ii) issuable upon exercise of the Investor Warrants; consistent with the terms and provisions of the Registration Rights Agreement. A form of the Registration Rights Agreement will be filed as an exhibit to an amendment of this Current Report following the final closing of the Offering. The holders of any registrable securities removed from the Registration Statement a result of a Rule 415 or other comment from the SEC shall have “piggyback” registration rights for the shares of Common Stock or Common Stock underlying such warrants with respect to any registration statement filed by us following the effectiveness of the Registration Statement which would permit the inclusion of these shares. We have agreed to use its reasonable efforts to have the registration statement declared effective within 180 days of filing the registration statement.

If the Registration Statement is not filed on or before the Filing Deadline or not declared effective on or before the Effectiveness Deadline, we shall pay to each holder of registrable securities an amount in cash equal to one-half of one percent (0.5%) of such holder’s investment herein or in the Bridge Financing on every thirty (30) day anniversary of such Filing Deadline or Effectiveness Deadline failure until such failure is cured. The payment amount shall be prorated for partial thirty (30) day periods. The maximum aggregate amount of payments to be made by as the result of such failures, whether by reason of a Filing Deadline failure, Effectiveness Deadline failure or any combination thereof, shall be an amount equal to 6% of each holder’s investment amount. Notwithstanding the foregoing, no payments shall be owed with respect to any period during which all of the holder’s registrable securities may be sold by such holder under Rule 144 or pursuant to another exemption from registration. Moreover, no such payments shall be due and payable with respect to any registrable securities we are unable to register due to limits imposed by the SEC’s interpretation of Rule 415 under the Securities Act.

We have agreed to keep the Registration Statement “evergreen” for one (1) year from the date it is declared effective by the SEC or until Rule 144 of the Securities Act is available to Investors herein with respect to all of their shares, whichever is earlier.

Description of Investor Warrants

After the consummation of the Merger and the simultaneous closing of the Offering, there were Investor Warrants issued to purchase 6,525,887 shares of Common Stock held by investors purchasing Units in the Offering. Each Investor Warrant entitles the holder to purchase one share of Common Stock at a purchase price of $1.00 during the five (5) year period commencing on the issuance of the Investor Warrants. We may call the Investor Warrants at any time our Common Stock trades above $2.50 for twenty (20) consecutive days following the effectiveness of the Registration Statement covering the resale of the underlying Investor Warrant shares. The Investor Warrants can only be called if a Registration Statement registering the shares underlying the Investor Warrants is in effect at the time of the call.

The Investor Warrants, at the option of the holder, may be exercised by cash payment of the exercise price to us. The Investor Warrants may be exercised on a cashless basis commencing one year after issuance if no registration statement registering the shares underlying the Investor Warrants is then in effect.  The Placement Agent shall receive a warrant solicitation fee equal to 5% of the funds solicited by the Placement Agent upon exercise of the Investor Warrants if we elect to call the Investor Warrants. The exercise price and number of shares of Common Stock issuable on exercise of the Investor Warrants may be adjusted in certain circumstances including a weighted average adjustment in the event of future issuances of our equity securities at a price less than the exercise price of the Investor Warrant, in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation.

No fractional shares will be issued upon exercise of the Investor Warrants. If, upon exercise of the Investor Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number, the number of shares of Common Stock to be issued to the Investor Warrant holder.

Following consummation of the Merger and the simultaneous closing of the Offering, former warrant holders and a former noteholder of Organovo were issued warrants to purchase an aggregate of 1,409,750 shares of Common Stock.  These warrants are similar to the Investor Warrants, except that they do not have a call provision or registration rights, and are exercisable on a “cashless” basis.

New Bridge Warrants

There are 1,500,000 New Bridge Warrants outstanding, all of which were issued in exchange for the Bridge Warrants at the Closing Date.  The new Bridge Warrants, which are exercisable at a price of $1.00 per share for a five year period, are substantially similar to the Investor Warrants.  Holders of the New Bridge Warrants received the same registration rights with respect to the shares of Common Stock issuable upon exercise of the New Bridge Warrants as the investors in the Offering.

Placement Agent Warrants

The Placement Agent Warrants permit the Placement Agent or its designees, to purchase for a five-year period, 2,000,200 shares of Common Stock at an exercise price of $1.00 per share. Additionally, as compensation for the Bridge Financing, the Placement Agent was issued Organovo warrants that automatically converted into warrants to purchase 20% of the shares of Pubco Common Stock underlying the Units issued upon the conversion of the Bridge Notes in the Offering at an exercise price of $1.00 per share. The Placement Agent warrants issued pursuant to the Bridge Financing were subsequently exchanged for 610,155 warrants issued in the Offering. The Placement Agent Warrants have no registration rights and contain weighted average anti-dilution and immediate cashless exercise provisions.

Anti-Takeover Effects of Provisions of Delaware State Law

Anti-takeover provisions in our certificate of incorporation and Delaware law could make an acquisition more difficult and could prevent attempts by our stockholders to remove or replace current management.

Anti-takeover provisions of Delaware law and in our certificate of incorporation and our bylaws may discourage, delay or prevent a change in control of our company, even if a change in control would be beneficial to our stockholders. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. In particular, under our certificate of incorporation our board of directors may issue up to 25,000,000 shares of preferred stock with rights and privileges that might be senior to our common stock, without the consent of the holders of the common stock. Moreover, without any further vote or action on the part of the stockholders, the board of directors would have the authority to determine the price, rights, preferences, privileges, and restrictions of the preferred stock. This preferred stock, if it is ever issued, may have preference over, and harm the rights of, the holders of common stock. Although the issuance of this preferred stock would provide us with flexibility in connection with possible acquisitions and other corporate purposes, this issuance may make it more difficult for a third party to acquire a majority of our outstanding voting stock. Similarly, our authorized but unissued common stock is available for future issuance without stockholder approval.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is currently available for trading in the over-the-counter market and is quoted on the OTCQB and the OTCBB under the symbol “RERR.”  Effective February 14, 2012, our stock will trade under the symbol “ONVO.” As of the Closing Date, there was no bid history for the Common Stock, because the Common Stock had never been traded.

Trades in our Common Stock may be subject to Rule 15g-9 of the Exchange Act, which imposes requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction before the sale.

The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on certain national exchanges, provided that the current price and volume information with respect to transactions in that security is provided by the applicable exchange or system). The penny stock rules require a broker/dealer, before effecting a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing before effecting the transaction, and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for shares of our Common Stock. As a result of these rules, investors may find it difficult to sell their shares.

Holders

As of the date of this filing, there are approximately 167 record holders of 34,971,141 shares of Common Stock. As of the date of this filing, 12,942,248 shares of Common Stock are issuable upon the exercise of outstanding warrants and options. The shares issued in connection with the Transactions, including the Common Stock issued to the former Organovo stockholders and investors in the Offering, are “restricted securities,” which may be sold or otherwise transferred only if such shares are first registered under the Securities Act or are exempt from the registration requirements. As discussed elsewhere in this Current Report, we have agreed to file a registration statement within 90 days of the final closing date, to register the shares of the Common Stock and shares of Common Stock issuable upon exercise of the Investor Warrants issued in the Offering and the shares of Common Stock issuable upon exercise of the New Bridge Warrants.

Dividend Policy

We have never declared or paid dividends. We do not intend to pay cash dividends on our Common Stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business. The payment of dividends if any, on our Common Stock will rest solely within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors.

LEGAL PROCEEDINGS

From time to time, the Company may be named in claims arising in the ordinary course of business. Currently, no legal proceedings or claims are pending against or involve the Company that, in the opinion of management, could reasonably be expected to have a material adverse effect on our business and financial condition.

RECENT SALES OF UNREGISTERED SECURITIES

Sales by Organovo

From February, 2008 through August, 2011 Organovo sold unsecured convertible promissory notes in the aggregate principal amount of $3,130,000 in private placements to a limited number of accredited investors.  Under their original terms, these notes generally were to convert into shares of Organovo common stock upon the occurrence of certain events or, if not so converted, into shares of Organovo preferred stock at maturity.  In addition, Organovo agreed to issue common stock purchase warrants to the noteholders upon conversion.  The note sales were exempt from the registration requirements of Federal and State securities laws pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act.  Prior to the closing of the Bridge Financing, $3,030,000 principal amount of these notes, plus accrued interest, were exchanged for an aggregate of 7,676,828 shares of Organovo common stock and 1,309,750 warrants to purchase Organovo common stock at an exercise price of $1.00 per share.  One note, in the original principal amount of $100,000, plus accrued interest, was repaid from the proceeds of the Offering, at which time warrants to purchase 100,000 shares of Common Stock were issued to the holder.

In October and November 2011, Organovo completed its Bridge Financing wherein it sold $1,500,000 of principal amount of Bridge Notes and 1,500,000 Bridge Warrants.  Principal and accrued interest on the Bridge Notes were converted into Units in the Offering and the Bridge Warrants were exchanged for 1,500,000 New Bridge Warrants to acquire 1,500,000 shares of our Common Stock at a price of $1.00 per share. The Placement Agent acted as a selling agent to Organovo in connection with the Bridge Financing and received as compensation for its services (i) a sales commission of 10% of the amount raised, or $150,000, (ii) a 3% non-accountable expense allowance, or $45,000 and (iii) Organovo warrants that converted upon the closing of the Merger into warrants to purchase 610,155 shares of our Common Stock at a price of $1.00 per share.

The transactions described above were exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

Sales by Our Predecessor, RERR

On January 30, 2012, we issued common stock to stockholders of Organovo Holdings, Inc., a Nevada corporation (formerly known as Real Estate Restoration and Rental, Inc.) and our sole stockholder, in connection with our reincorporation in Delaware. Such transaction was not a “sale” within the meaning of Section 2(3) of the Securities Act because it came within the exemption under Rule 145(a)(2) of the Securities Act.

Deborah Lovig, RERR’s President, Chief Executive Officer, Chief Financial Officer and Director, purchased 5,000,000 (pre-split) shares of RERR common stock on December 19, 2009 for $100 in cash and $400 worth of services which she provided to RERR.

James Coker, RERR’s Secretary and Director, purchased 80,000 shares of RERR common stock on March 17, 2010 and an additional 15,000 shares of RERR common stock on April 2, 2010, for a total of 95,000 shares, for $9,500.

In June, 2010, RERR completed the sale of a total of 1,802,500 shares of common stock to a number of investors, at a price of $0.10 per share, for aggregate offering proceeds of $180,250.

The transactions described above were exempt from registration under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D thereunder.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under Section 145 of the General Corporation Law of the State of Delaware, we may indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of its directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or to our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

We have been advised that in the opinion of the SEC, insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART F/S

Reference is made to the disclosure set forth under Item 9.01 of this Current Report, which disclosure is incorporated herein by reference.

INDEX TO EXHIBITS

See Item 9.01(c) below, which is incorporated by reference herein.

DESCRIPTION OF EXHIBITS

See Exhibit Index below and the corresponding exhibits, which are incorporated by reference herein.

Item 3.02.                      Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 4.01.                      Changes in Registrant’s Certifying Accountant.

On February 8, 2012, we engaged Mayer Hoffman McCann, P.C. as our principal independent registered public accounting firm, and effective February 8, 2012, we dismissed Webb & Company, P.A., as our principal independent registered public accounting firm. The decision to dismiss Webb & Company, P.A. and to appoint Mayer Hoffman McCann, P.C. was approved by our board of directors.

Webb & Company, P.A.’s, report on our financial statements for either of the two most recent fiscal years ended June 30, 2011 and 2010 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that such report on our financial statements contained an explanatory paragraph in respect to the substantial doubt about our ability to continue as a going concern.

During our two most recent fiscal years ended June 30, 2011 and 2010 and in the subsequent interim period through the date of dismissal, there were no disagreements, resolved or not, with Webb & Company, P.A. on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedures, which disagreement(s), if not resolved to the satisfaction of Webb & Company, P.A., would have caused Webb & Company, P.A. to make reference to the subject matter of the disagreement(s) in connection with its report.

During our two most recent fiscal years ended June 30, 2011 and 2010 and in the subsequent interim period through the date of dismissal, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

We provided Webb & Company, P.A. with a copy of the disclosure in this Item 4.01 of this Current Report on Form 8-K prior to its filing with the SEC, and requested that it furnish us with a letter addressed to the SEC stating whether it agrees with the statements made in this Item 4.01 of this current report on Form 8-K, and if not, stating the respects with which it does not agree. A copy of the letter provided from Webb & Company, P.A. is filed as an Exhibit 16.1 to this Current Report on Form 8-K.

During our two most recent fiscal years ended June 30, 2011 and 2010 and in the subsequent interim period through the date of appointment, we have not consulted with Mayer Hoffman McCann, P.C. regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has Mayer Hoffman McCann, P.C. provided to us a written report or oral advice that Mayer Hoffman McCann, P.C. concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue. In addition, during such periods, we have not consulted with Mayer Hoffman McCann, P.C. regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01.                      Changes in Control of the Registrant.

As a result of the Offering and the Merger, we experienced a change in control, with the former stockholders of Organovo acquiring control of us. The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 8, 2012, concurrent with the Merger, we adopted the fiscal year end of our Organovo subsidiary, thereby changing our fiscal year end from June 30 to December 31. The audited financial statements for the new fiscal year will be reflected in our Form 10-K for the year ending December 31, 2011.

Item 5.06.                      Change in Shell Company Status.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference. As a result of the completion of the Merger, we believe that we are no longer a shell company, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01.                      Financial Statements and Exhibits.

(a)   Financial Statements of business acquired

In accordance with Item 9.01(a), Organovo’s unaudited financial statements as of September 30, 2011 and 2010 and audited financial statements for the years ended December 31, 2010 and 2009 are included with this Current Report beginning on Page F-1.

(b)   Pro forma financial information

In accordance with Item 9.01(b), unaudited pro-forma combined financial statements are included with this Current Report beginning on Page F- 41.

(c)    Exhibits

Exhibit No,	Description

2.1
Agreement and Plan of Merger and Reorganization, dated as of February 8, 2012, by and among Organovo Holdings, Inc. a Delaware corporation, Organovo Acquisition Corp., a Delaware corporation and Organovo, Inc., a Delaware corporation*

2.2	Certificate of Merger as filed with the Delaware Secretary of State effective February 8, 2012*

2.3
Articles of Merger as filed with the Nevada Secretary of State effective December 28, 2011 (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission (the “SEC”) on February 3, 2012 (the “February 2012 Form 8-K”)

2.4
Agreement and Plan of Merger, dated as of December 28, 2011, by and between Real Estate Restoration and Rental, Inc. and Organovo Holdings, Inc. (incorporated by reference from Exhibit 2.2 to the Company’s Current Report on Form 8-K, as filed with the SEC on January 4, 2012)

2.5	Certificate of Merger as filed with the Delaware Secretary of State effective January 30, 2012 (incorporated by reference from Exhibit 2.3 to the February 2012 Form 8-K)

2.6
Agreement and Plan of Merger, dated as of January 30, 2012, by and between Organovo Holdings, Inc. (Nevada) and Organovo Holdings, Inc. (Delaware) (incorporated by reference from Exhibit 2.2 to the February 2012 Form 8-K)

2.7	Articles of Merger as filed with the Nevada Secretary of State effective January 30, 2012 (incorporated by reference from Exhibit 2.4 to the February 2012 Form 8-K)

3.1(i)
Articles of Incorporation of Real Estate Restoration and Rental, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s registration statement (SEC File No. 333-169928) on Form S-1, as filed with the SEC on October 13, 2010

3.1(ii)
Certificate of Incorporation, Certificate of Change of Registered Agent and/or Registered Office, Certificate of Correction, and Certificate of Amendment of Certificate of Incorporation, each of Organovo, Inc., as filed with the Secretary of State of the State of Delaware on April 19, 2007, January 30, 2009, July 29, 2010, and September 28, 2011 respectively*

3.1(iii)	Certificate of Incorporation of Organovo Holdings, Inc. (Delaware) (incorporated by reference from Exhibit 3.1 to the February 2012 Form 8-K)

3.2	Bylaws of Organovo Holdings, Inc. (Delaware) (incorporated by reference from Exhibit 3.2 to the February 2012 Form 8-K)

4.1	Form of Bridge Warrant of Organovo, Inc.*

4.2	Form of Bridge Promissory Note of Organovo, Inc.*

4.3	Form of Warrant of Organovo, Inc. issued to former holders of Organovo, Inc. promissory notes*

4.4	Form of Investor Warrant of Organovo Holdings, Inc.*

4.5(i)	Form of Warrant of Organovo Holdings, Inc. ($1.00 exercise price) issued to Placement Agent**

4.5(ii)	Form of Warrant of Organovo, Inc. ($1.00 exercise price) issued to Selling Agent **

4.5(iii)	Form of Warrant of Organovo Holdings, Inc. ($1.00 exercise price) issued to Placement Agent in exchange for Organovo, Inc. warrant issued to Selling Agent**

4.5	Form of Warrant of Organovo Holdings, Inc. issued to former holders of Organovo, Inc. promissory notes*

4.6	Form of New Bridge Warrant *

4.7	Form of Lock-Up Agreement*

Exhibit No,	Description

10.1	Form of Securities Purchase Agreement between Organovo, Inc and the Bridge Investors*

10.2	Escrow Agreement, by and among Organovo, Inc., the Selling Agent and Signature Bank**

10.3	Selling Agent Agreement between Organovo, Inc. and the Selling Agent**

10.4	Form of Subscription Agreement, by and between Organovo Holdings, Inc. and the investors in the offering**

10.5	Form of Registration Rights Agreement, by and between Organovo Holdings, Inc. and the investors in the offering**

10.6	Escrow Agreement, by and among Organovo, Inc., the Placement Agent and Signature Bank**

10.6(i)	Extension to Escrow Agreement**

10.7(i)	Joinder by Organovo Holdings, Inc. to Placement Agency Agreement**

10.7(ii)	Joinder by Organovo Holdings, Inc. to Escrow Agreement**

10.8	Placement Agent Agreement between Organovo, Inc. and the Placement Agent**

10.8(i)	Extension to Placement Agent Agreement**

10.9	Split-Off Agreement, by and among Organovo Holdings, Inc., Organovo Split Corp., Deborah Lovig and James Coker *

10.10	General Release Agreement by and among Organovo Holdings, Inc., Organovo Split Corp., Deborah Lovig and James Coker *

10.11	Form of Share Cancellation Agreement and Release*

10.12	Offer Letter between Barry D. Michaels and Organovo, Inc. ***

10.13	Offer Letter between Sharon Collins Presnell and Organovo, Inc. ***

10.14	Organovo, Inc. 2008 Equity Incentive Plan ***

10.15	Organovo Holdings, Inc. 2012 Equity Incentive Plan***

10.16	Form of Stock Option Award Agreement under the 2012 Equity Incentive Plan ***

Exhibit No,	Description

10.17	Form of Indemnification Agreement ***

10.18	Memorandum of Understanding between Organovo, Inc. and Robert Baltera, Jr. ***

10.19	Scientific Advisory Board Consulting Agreement, dated as of March 17, 2008, by and between Organovo, Inc. and Glenn Prestwich, Ph.D.*

10.20	Scientific Advisory Board Consulting Agreement, dated as of March 17, 2008, by and between Organovo, Inc. and David Mooney, Ph.D.*

10.21	Scientific Advisory Board Consulting Agreement, dated as of April 14, 2008, by and between Organovo, Inc. and Gordana Vunjak-Novakovic*

10.22	Scientific Advisory Board Consulting Agreement, dated as of June 30, 2008, by and between Organovo, Inc. and K. Craig Kent, M.D.*

10.23	License Agreement dated as of March 24, 2009, by and between Organovo, Inc. and the Curators of the University of Missouri****

10.24	License Agreement dated as of March 12, 2010 by and between the Company and the University of Missouri ****

10.25	License Agreement dated as of May 2, 2011, by and between the Company and Clemson University Research Foundation****

16.1	Letter re change in certifying accountant*

21.1	Subsidiaries of Organovo Holdings, Inc.*

*	Filed herewith
**	To be filed by amendment
***	Designates management contracts and compensation plans (and filed herewith)
****	Certain Confidential Information contained in this Exhibit was omitted by means of redacting a portion of the text and replacing it with an asterisk. This Exhibit has been filed separately with the Secretary of the Securities and Exchange Commission without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: February 13, 2012	By:	/s/ Keith Murphy
Name: Keith Murphy
Title: Chief Executive Officer

Organovo Holdings, Inc.
Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Organovo, Inc.
San Diego, California

We have audited the accompanying balance sheets of Organovo, Inc. (the “Company”) as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended and for the period from April 19, 2007 (Inception) through December 31, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Organovo, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended and for the period from April 19, 2007 (Inception) through December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Mayer Hoffman McCann P.C.
San Diego, CA
January 13, 2012

Organovo, Inc.
(A development stage company)

Balance Sheets

December 31,	2010	2009

Assets

Current Assets
Cash and cash equivalents	$285,308	$140,976
Grants receivable	59,744	4,898
Inventory	68,022	-
Prepaid expenses and other current assets	11,042	3,633

Total current assets	424,116	149,507

Fixed Assets - Net	295,539	304,602

Other Assets - Net	40,743	42,277

Total assets	$760,398	$496,386

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable	$284,217	$54,052
Accrued expenses	305,580	222,176
Customer deposits	106,925	-
Related party note payable	25,000	-
Accrued interest payable	251,536	90,680
Convertible notes payable	200,000	-

Total current liabilities	1,173,258	366,908

Convertible notes, long-term portion	1,887,500	1,095,000

Total liabilities	3,060,758	1,461,908

Commitments and Contingencies (Note 9)

Stockholders’ Deficit
Common stock, $0.0001 par value; 36,228,200 shares authorized,
14,707,020 and 14,487,651 issued and outstanding at
December 31, 2010 and December 31, 2009, respectively	1,471	1,449

Additional paid-in capital	6,463	2,629
Deficit accumulated during the development stage	(2,308,294)	(969,600)

Total stockholders’ deficit	(2,300,360)	(965,522)

Total Liabilities and Stockholders’ Deficit	$760,398	$496,386

The accompanying notes are an integral part of these financial statements.

 Organovo, Inc.
(A development stage company)

Statements of Operations

			Period from
			April 19, 2007
			(Inception)
	Year Ended	Year Ended	through
	December 31, 2010	December 31, 2009	December 31, 2010

Revenues
Collaborations	$75,000	$-	$75,000
Grants	528,412	78,775	607,187

Total Revenues	603,412	78,775	682,187

General and administrative expenses	577,914	330,711	960,867
Research and development expenses	1,203,716	539,112	1,778,670

Loss from Operations	(1,178,218)	(791,048)	(2,057,350)

Other Income (Expense)
Interest expense	(160,873)	(80,965)	(251,553)
Interest income	81	1,622	1,943
Miscellaneous income (expense)	316	(1,650)	(1,334)

Total Other Income (Expense)	(160,476)	(80,993)	(250,944)

Net Loss	$(1,338,694)	$(872,041)	$(2,308,294)

The accompanying notes are an integral part of these financial statements.

 Organovo, Inc.
(A development stage company)

Statements of Stockholders' Deficit
Period from April 19, 2007 (Inception) through December 31, 2010

				Deficit
				Accumulated
	Common Stock		Additional	During the
			Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Balance at inception (April 19, 2007)	-	$-	$-	$-	$-

Issuance of Common stock	-	-	-	-	-
Stock-based compensation expense	-	-	-	-	-
Net Loss	-	-	-	-	-

Balance at December 31, 2007	-	$-	$-	$-	$-

Issuance of Common stock to founders	1,729,532	173	(173)	-	-
Issuance of restricted Common stock	12,627,697	1,263	(1,263)	-	-
Stock-based compensation expense	-	-	1,742	-	1,742
Net Loss	-	-	-	(97,559)	(97,559)

Balance at December 31, 2008	14,357,229	$1,436	$306	$(97,559)	$(95,817)

Issuance of restricted Common stock	130,422	13	(13)	-	-
Stock-based compensation expense	-	-	2,336	-	2,336
Net Loss	-	-	-	(872,041)	(872,041)

Balance at December 31, 2009	14,487,651	$1,449	$2,629	$(969,600)	$(965,522)

Issuance of restricted Common stock	219,369	22	(22)	-	-
Stock-based compensation expense	-	-	3,856	-	3,856
Net Loss	-	-	-	(1,338,694)	(1,338,694)

Balance at December 31, 2010	14,707,020	$1,471	$6,463	$(2,308,294)	$(2,300,360)

The accompanying notes are an integral part of these financial statements.

 Organovo, Inc.
(A development stage company)

Statements of Cash Flows

			Period from
			April 19, 2007
			(Inception)
	Year Ended	Year Ended	through
	December 31, 2010	December 31, 2009	December 31, 2010

Cash Flows From Operating Activities
Net loss	$(1,338,694)	$(872,041)	$(2,308,294)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	58,669	29,596	88,265
Stock-based compensation	3,856	2,336	7,934
Increase (decrease) in cash resulting from changes in:
Grants receivable	(54,846)	(4,898)	(59,744)
Inventory	(68,022)	-	(68,022)
Prepaid expenses and other current assets	(2,409)	(21,903)	(24,312)
Accounts payable	230,165	45,267	284,217
Accrued expenses	83,404	213,572	305,579
Customer deposits	106,925	-	106,925
Accrued interest payable	160,856	80,965	251,536

Net cash used in operating activities	(820,096)	(527,106)	(1,415,916)

Cash Flows From Investing Activities
Purchases of fixed assets	(48,072)	(333,204)	(381,276)
Purchases of intangible assets	(5,000)	(25,000)	(30,000)

Net cash used in investing activities	(53,072)	(358,204)	(411,276)

Cash Flows From Financing Activities
Proceeds from issuance of convertible notes payable	992,500	855,000	2,087,500
Proceeds from issuance of related party note payable	25,000	-	25,000

Net cash provided by financing activities	1,017,500	855,000	2,112,500

Net Increase (Decrease) in Cash and Cash Equivalents	144,332	(30,310)	285,308

Cash and Cash Equivalents at Beginning of Period	140,976	171,286	-

Cash and Cash Equivalents at End of Period	$285,308	$140,976	$285,308

Supplemental Disclosures of Cash Flow Information:

Cash paid during the year for:
Interest	$-	$-	$-
Income taxes	$800	$1,600	$2,400

Noncash Investing and Financing Activities:

During 2008 the Company issued 1,729,532 shares of Common stock to the Founders.

During 2010 and 2009 and for the period from April 19, 2007 (Inception) through December 31, 2010, the Company issued 219,369, 130,422, and 12,977,488 shares, respectively, of restricted Common stock to certain employees, advisors and consultants of the Company.

The accompanying notes are an integral part of these financial statements.

Organovo, Inc.
(A development stage company)

Notes to Financial Statements

1. Summary of Significant Accounting Policies	A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.
Nature of operations
Organovo, Inc. (“the Company”) was founded in Delaware in April 2007 and is a C Corporation. Activities since the Company’s inception through 2010 were devoted primarily to developing a platform technology for the generation of three-dimensional (3D) human tissues that can be employed in drug discovery and development, biological research, and as therapeutic implants for the treatment of damaged or degenerating tissues and organs.

As of December 31, 2010, the Company has devoted substantially all of its efforts to product development, raising capital, and building infrastructure. The Company has not realized revenues from its planned principal operations. Accordingly, the Company is considered to be in the development stage.

Liquidity
As of December 31, 2010, the Company had an accumulated deficit of approximately $2,300,000. The Company also had negative cash flow from operations of approximately $820,000 during the year ended December 31, 2010.

The Company expects to cover its anticipated 2011 operating expenses through cash on hand and additional financing from existing and prospective investors.

During the period from January 1, 2011 through August 4, 2011, the Company received approximately $1,000,000 in gross proceeds from the issuance of convertible notes payable. Additionally, during October and November 2011, the Company received gross proceeds of approximately $1,500,000 in a private placement offering.  See Note 11.

While the likelihood of a liquidity crisis is considered remote, should one occur, there are no guarantees that the Company would obtain sufficient cash from outside sources on a timely basis. Management does not believe the situation represents a significant risk to the Company.

Organovo, Inc.
(A development stage company)

Notes to Financial Statements

Liquidity, cont’d
The Company’s ability to continue its operations is dependent upon its ability to raise additional capital through equity or debt financing, or establish collaborative research agreements.  There can be no assurance that any additional financing will be available on acceptable terms or available at all.  Any equity financing may result in dilution to existing stockholders and any debt financing may include restrictive covenants.

The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

Use of estimates
The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates used in preparing the financial statements included those assumed in computing the valuation allowance on deferred tax assets and those assumed in calculating stock-based compensation expense.

Cash and cash equivalents	The Company considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents.

Financial instruments
The Company’s financial instruments consist of cash and cash equivalents, grants receivable, inventory, prepaid expenses and other assets, accounts payable, accrued expenses, and convertible notes payable. Fair value estimates of these instruments are made at a specific point in time, based on relevant market information. These estimates may be subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. As of December 31, 2010 and December 31, 2009, the carrying amounts are generally considered to be representative of their respective fair values because of the short-term nature of those instruments.

Grants receivable
Grants receivable represent amounts due under: (i) two federal contracts with the National Heart, Lung, and Blood Institute (NHLBI), a division of the National Institutes of Health (NIH), and (ii) two U.S. Department of Treasury grant awards. The Company considers the grants receivable to be fully collectible, and accordingly no allowance for doubtful amounts has been established. If amounts become uncollectible, they are charged to operations.

Organovo, Inc.
(A development stage company)

Notes to Financial Statements

Inventory
Inventories are stated at the lower of the cost or market (first-in, first out). Inventory at December 31, 2010 consisted of approximately $40,000 of work in process and approximately $28,000 in raw materials. The Company provides inventory allowances based on excess or obsolete inventories determined based on anticipated use in the final product. There was no obsolete inventory reserve as of both December 31, 2010 or 2009.

Fixed assets and depreciation
Property and equipment are carried at cost. Expenditures that extend the life of the asset are capitalized and depreciated. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets or, in the case of leasehold improvements, over the lesser of the useful life of the related asset or the lease term. The estimated useful life of the fixed assets range between three and ten years.

Impairment of long- lived assets
In accordance with authoritative guidance the Company reviews its long-lived assets, including property and equipment and other assets, for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. To determine recoverability of its long-lived assets, the Company evaluates whether future undiscounted net cash flows will be less than the carrying amount of the assets and adjusts the carrying amount of its assets to fair value. Management has determined that no impairment of long-lived assets occurred in the period from inception through December 31, 2010.

Revenue recognition
The Company’s revenues have been generated from the NIH and Treasury grant awards and a collaboration agreement.

During 2010, the U.S. Treasury awarded the Company two one-time grants totaling $397,288 for investments in qualifying therapeutic discovery projects under section 48D of the Internal Revenue Code. The grants cover reimbursement for qualifying expenses incurred by the Company in 2010 and 2009.  The proceeds from these grant are classified in “Revenues – Grants” in the statements of operations.

During 2010 and 2009, the NHLBI, a division of the NIH, awarded the Company two research grants totaling $267,625.  Revenues from the NIH grants are based upon internal and subcontractor costs incurred that are specifically covered by the grant, and where applicable, an additional facilities and administrative rate that provides funding for overhead expenses. These revenues are recognized when expenses have been incurred by subcontractors and as the Company incurs internal expenses that are related to the grant.  Revenue recognized under these grants for the years ended December 31, 2010 and 2009 was $131,124 and $78,775, respectively.

Organovo, Inc.
(A development stage company)

Notes to Financial Statements

Revenue recognition, cont’d Stock-based compensation
Revenues from collaboration agreements are derived from the completion of certain research and development services and the reimbursement of certain research and development costs incurred to provide such services. Revenue from upfront, nonrefundable service fees are recognized when earned, as evidenced by written acknowledgement from the collaborator, or other persuasive evidence that all service deliverables have been achieved. Any amounts received prior to satisfying revenue recognition criteria are recorded as deferred revenue.

The Company accounts for stock-based compensation in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, which establishes accounting for equity instruments exchanged for employee services. Under such provisions, stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense, under the straight-line method, over the employee’s requisite service period (generally the vesting period of the equity grant).

The Company accounts for equity instruments, including restricted stock or stock options, issued to non-employees in accordance with authoritative guidance for equity based payments to non-employees. Stock options issued to non-employees are accounted for at their estimated fair value determined using the Black-Scholes option-pricing model. The fair value of options granted to non-employees is re-measured as they vest, and the resulting increase in value, if any, is recognized as expense during the period the related services are rendered. Restricted stock issued to non-employees is accounted for at their estimated fair value as they vest.

Research and development	The Company is actively engaged in new product development efforts. Research and development expenses relating to possible future products are expensed as incurred.
Income taxes
Deferred income taxes are recognized for the tax consequences in future years for differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities.

Organovo, Inc.
(A development stage company)

Notes to Financial Statements

New accounting standards
In May 2011, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update (“ASU”) No. 2011-04, "Fair Value Measurement" to amend the accounting and disclosure requirements on fair value measurements. This ASU limits the highest-and-best-use measure to nonfinancial assets, permits certain financial assets and liabilities with offsetting positions in market or counterparty credit risks to be measured at a net basis, and provides guidance on the applicability of premiums and discounts. Additionally, this update expands the disclosure on Level 3 inputs by requiring quantitative disclosure of the unobservable inputs and assumptions, as well as description of the valuation processes and the sensitivity of the fair value to changes in unobservable inputs. ASU No. 2011-04 is to be applied prospectively and is effective during interim and annual periods beginning after December 15, 2011. The Company does not expect the adoption of this update to have a material effect on its financial statements.

In June 2011, FASB issued ASU No. 2011-05, "Presentation of Comprehensive Income." This ASU presents an entity with the option to present the total of comprehensive income, the components of net income, and the component of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. This update eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders' equity/deficit. The amendments in this update do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. ASU No. 2011-05 should be applied retrospectively and is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. As ASU No. 2011-05 relates only to the presentation of Comprehensive Income, the Company does not expect the adoption of this update to have a material effect on its financial statements.

Organovo, Inc.
(A development stage company)

Notes to Financial Statements

2. Fixed Assets	Fixed assets consisted of the following:
	December 31,	2010	2009
	Laboratory equipment	$309,057	$284,972
	Leasehold improvements	34,198	34,198
	Computer software and equipment	28,185	4,198
	Furniture and fixtures	9,836	9,836
		381,276	333,204
	Less accumulated depreciation and amortization	(85,737)	(28,602)
		$295,539	$304,602

Depreciation and amortization expense was $57,135 and $28,602 for 2010 and 2009, respectively, and $85,737 for the period from April 19, 2007 (inception) through December 31, 2010.

3. Accrued Expenses	Accrued expenses are composed of the following:
	December 31,	2010	2009
	Accrued compensation	$129,234	$23,846
	Other accrued expenses	116,424	172,917
	Deferred rent	59,922	25,413
		$305,580	$222,176

4. Convertible Notes Payable
From February 9, 2008 through December 31, 2010 the Company raised funds through loans consisting of convertible notes (“Convertible Notes”) to certain shareholders, management, vendors, and investors.  The Convertible Notes are unsecured and subordinated to certain senior indebtedness of the Company, and for all Convertible Notes the principal plus accrued interest is convertible into the Company’s Common stock.

On February 9, 2008, certain officers and board members of the Company invested $40,000 and received Convertible Notes bearing interest at 8% per annum and maturing in 2018.

From July 30, 2008 through October 15, 2008, $200,000 of Convertible Notes bearing interest at 10% per annum and maturing in 2011 were issued to investors.  Upon conversion of the notes, the Company will issue the holders warrants to purchase shares of the equity securities issued in the next qualified financing round.

Organovo, Inc.
(A development stage company)

Notes to Financial Statements

4. Convertible Notes Payable, Cont’d
During 2009, $855,000 of Convertible Notes bearing interest at 10% per annum and maturing in 2012 were issued to investors. Upon conversion of the notes, the Company will issue the holders warrants to purchase shares of the equity securities issued in the next qualified financing round.

During 2010, $992,500 of Convertible Notes bearing interest at 10% per annum and maturing in 2013 were issued to investors.  Upon conversion of the notes, the Company will issue the holders warrants to purchase shares of the equity securities issued in the next qualified financing round.

As of December 31, 2010 and December 31, 2009, there were Convertible Notes with an outstanding principal balance of $2,087,500 and $1,095,000, respectively. The Company had accrued interest on the Convertible Notes of $251,536 and $90,680 as of December 31, 2010 and December 31, 2009, respectively.  As of December 31, 2010, none of the Convertible Notes had been converted and no warrants had been issued.

Subsequent to year end, the Company and the note holders entered into an Exchange Agreement and Release, whereby the outstanding principal and accrued interest on the Convertible Notes were converted into 6,223,695 shares of Common stock, and warrants were issued to purchase 506,750 shares of Common stock.  See Note 11.

5. Stockholders’ Equity

Common stock
Pursuant to the Company’s certificate of incorporation, the Company is authorized to issue 100,000 shares of Common stock with a par value of $0.0001 per share. Each share of the Company’s Common stock is entitled to one vote and all shares rank equally as to voting and other matters.

On September 18, 2011, the Company approved a 362.282-for-1 forward stock split.  The Company did not change the par value of the shares.  The stockholders’ equity section of the accompanying financial statements and all share numbers disclosed throughout the financial statements have been retroactively adjusted to give effect to the forward stock split.  See Note 11.

After giving effect to the forward stock split, the company was authorized to issue 36,228,000 shares of Common Stock at December 31, 2010.

The Company issued 1,729,532 shares of Common stock to the founders in February 2008.

Organovo, Inc.
(A development stage company)

Notes to Financial Statements

Restricted stock awards
In February 2008, four founders, including the Chief Executive Officer (“CEO”) and three directors of the Company received 11,779,960 shares of restricted Common stock, 25% vesting after the first year and the remaining 75% vesting in equal quarterly portions over the following three years.

On May 8, 2008, the Board of Directors of the Company approved the 2008 Equity Incentive Plan (the “Plan”). The Plan authorized the issuance of up to 1,521,584 Common shares for awards of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, and stock appreciation rights. The Plan terminates on July 1, 2018.

During 2008, 2009, and 2010, the Company issued a total of 1,197,528 shares of restricted Common stock to various employees, advisors, and consultants of the Company.  981,782 of those shares were issued under the Plan and the remaining 215,746 shares were issued as stand-alone grants.

	A summary of the Company’s restricted stock award activity is as follows:
		Number of Shares
	Balance at December 31, 2007	-
	Granted	12,627,697
	Vested	(65,211)
	Canceled / forfeited	-
	Balance at December 31, 2008	12,562,486
	Granted	130,422
	Vested	(5,373,004)
	Canceled / forfeited	-
	Unvested at December 31, 2009	7,319,904
	Granted	219,369
	Vested	(3,256,191)
	Canceled / forfeited	-
	Unvested at December 31, 2010	4,283,082

The fair value of each restricted Common stock award is recognized as stock-based expense over the vesting term of the award. Stock-based compensation expense associated with restricted stock issued to employees, advisors, and consultants for the years ended December 31, 2010 and 2009, and for the period from April 19, 2007 (inception) through December 31, 2010 was $3,856, $2,336, and $7,934, respectively. As of December 31, 2010 total unrecognized stock-based compensation expense was $4,886, which will be recognized over a weighted average period of 1.5 years.

Organovo, Inc.
(A development stage company)

Notes to Financial Statements

6. Income Taxes
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s net deferred tax assets are as follows as of December 31, 2010 and 2009:

	December 31,	2010	2009
	Deferred tax assets:
	Net operating loss carry forwards	$784,000	$221,000
	Research and development credits	99,000	35,000
	Depreciation and amortization	(2,000)	-
	Accrued expenses and reserves	36,000	129,000
	Total deferred tax assets	917,000	385,000
	Valuation allowance	(917,000)	(385,000)
		$-	$-

A full valuation allowance has been established to offset the deferred tax assets as management cannot conclude that realization of such assets is more likely than not. The valuation allowance increased by approximately $532,000 in 2010.

At December 31, 2010, the Company had federal and state net operating loss carryforwards of approximately $1,970,000 and $1,967,000, respectively. The federal and state net operating loss carryforwards will begin expiring in 2029, unless previously utilized.

At December 31, 2010, the Company had federal and state research tax credit carryforwards of approximately $59,000 and $62,000, respectively. The federal research tax credit carryforwards begin expiring in 2029. The state research tax credit carryforwards do not expire.

In 2009 the Company adopted the accounting guidance for uncertainty in income taxes pursuant to ASC 740-10. The adoption of this guidance did not have a material impact on the Company's financial statements. The Company did not record any accruals for income tax accounting uncertainties for the year ended December 31, 2010 or 2009.

The Company's policy is to recognize interest and penalties that would be assessed in relation to the settlement value of unrecognized tax benefits as a component of income tax expense. The Company did not accrue either interest or penalties as of December 31, 2010 or 2009.

Organovo, Inc.
(A development stage company)

Notes to Financial Statements

6. Income Taxes, Cont’d
The Company is subject to taxation in the United States, and the state of California. As of December 31, 2010, the Company's tax years from inception are subject to examination by the tax authorities. The Company is not currently under examination by the United States federal or state jurisdictions.

7. Licensing Agreements
University of Missouri
On March 24, 2009 the Company entered into a license agreement with the Curators of the University of Missouri to in-license certain technology and intellectual property relating to self-assembling cell aggregates and to intermediate cellular units. The Company received the exclusive worldwide rights to commercialize products comprising this technology for all fields of use. The Company paid to the University of Missouri a nonrefundable license fee of and has committed to reimburse the University of Missouri for certain prior and future patent costs. Each year the Company is required to pay the University of Missouri royalties. Royalty rates based on annual net sales are confidential". The license agreement terminates upon expiration of the patents licensed and is subject to certain conditions as defined in the license agreement. The license fee is included in Other Assets in the accompanying balance sheets and is being amortized over the life of the related patent.

On March 12, 2010 the Company entered into a license agreement with the Curators of the University of Missouri to in-license certain technology and intellectual property relating to engineered biological nerve grafts. The Company received the exclusive worldwide rights to commercialize products comprising this technology for all fields of use. The Company paid to University of Missouri a nonrefundable license fee of $5,000 and has committed to reimburse the University of Missouri for certain prior and future patent costs. Each year the Company is required to pay the University of Missouri royalties of 3% of annual net sales totaling up to $25 million, 2% of annual net sales totaling between $25 million and $50 million, and 1% of annual net sales in excess of $50 million. A minimum annual royalty of $5,000 is due beginning 2 years after the calendar year of the first commercial sale and is credited to sales royalties. An additional royalty of $12,500 is due if there are no net sales within five years from the effective date of the license. The license agreement terminates upon expiration of the patents licensed and is subject to certain conditions as defined in the license agreement. The $5,000 license fee is included in other assets and is being amortized over the life of the related patent.

No royalty fees have been incurred under the license agreements as of December 31, 2010.

Organovo, Inc.
(A development stage company)

Notes to Financial Statements

8. Related Party Transactions
Note payable - elated party
In October 2010, the CEO loaned the Company $25,000 and was issued an interest-free note payable for the amount of the loan. As of December 31, 2010 the principal amount outstanding was $25,000, which was repaid in full in January 2011.

9. Commitments and Contingencies
Operating leases
The Company leases office and laboratory space under non-cancelable operating leases. The Company records rent expense on a straight-line basis over the life of the lease and records the excess of expense over the amounts paid as deferred rent.

Rent expense was $107,481 and $67,913 for 2010 and 2009, respectively, and $179,394 for the period from April 19, 2007 (inception) through December 31, 2010.

Future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year are as follows:

Year Ending December 31,
2011	$138,546
2012	118,423
Thereafter	-
Total	$256,969

Organovo, Inc.
(A development stage company)

Notes to Financial Statements

10. Concentrations
Credit risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments. The Company maintains cash balances at various financial institutions primarily located in San Diego. Accounts at these institutions are secured by the Federal Deposit Insurance Corporation.  At times, balances may exceed federally insured limits. The Company has not experienced losses in such accounts, and management believes that the Company is not exposed to any significant credit risk with respect to its cash and cash equivalents.

11. Subsequent Events
Related party transactions	In 2011 the CEO made interest-free, short-term loans to the Company from time to time in the aggregate principal amount of $225,000. All of these loans were repaid in full as of August 5, 2011.
Stock split
On September 18, 2011 the Company’s Board of Directors authorized an increase in authorized Common shares from 100,000 to 75,000,000.  Simultaneous with that action the Board approved a 362.282-for-1 forward stock split (the “Stock Split”) for all outstanding Common shares, resulting in a post-split total of 14,736,009 Common shares outstanding at a par value of $0.0001 per share. The stockholders’ equity section of the accompanying financial statements and all share numbers disclosed in the financial statements have been retroactively adjusted to give effect to the forward stock split.

The Stock Split also applied to the Company’s 2008 Equity Incentive Plan, thereby increasing the number of shares of Common stock reserved for stock awards under the Plan from 4,200 to 1,521,584, and increasing the number of shares of Common stock reserved for stock option grants from 12,000 to 4,347,384 shares.

In addition, all outstanding restricted stock awards previously granted to employees, advisors, and consultants were exchanged for a total of 454,852 new shares of restricted Common stock.

Organovo, Inc.
(A development stage company)

Notes to Financial Statements

Convertible notes
For the period January 1, 2011 through July 31, 2011, Convertible Notes in the principal amount of $302,500 were issued. These Notes mature in 2014 and accrue interest at a rate of 10% per annum.  During October 2011, the notes and accrued interest were converted into 564,404 shares of Common stock.  At conversion, the holders were also awarded warrants to purchase 63,000 shares of the Company’s Common stock.

For the period July 28, 2011 through August 4, 2011, additional Convertible Notes in the principal amount of $740,000 were issued.  These Notes mature in 2012 and accrue interest at a rate of 20% per annum. In connection with the note agreement, warrants to purchase 740,000 shares of Common stock were issued.  During October 2011, the notes and accrued interest were converted into 888,729 shares of Common stock.

In October 2011, the Company’s Board of Directors and shareholders approved an Exchange Agreement and Release whereby shareholders could exchange their Convertible Notes, warrants, and accrued interest for shares of the Company’s Common stock. A total of $3,030,000 of principal and $459,758 of accrued interest converted, at prices ranging from $0.27 to $0.75, into 7,676,828 shares of the Company’s Common stock, plus five-year warrants to purchase 1,309,750 Common shares at an exercise price of $1.00 per share.  For the holders that elected to participate, the Exchange Agreement and Release resulted in the cancellation of the Convertible Notes and release from the note holders for any claims related to the Convertible Notes.

A Convertible Note in the principal amount of $100,000 was not converted in connection with the Exchange Agreement and Release. The total principal plus accrued interest will be paid to the Note holder in cash upon completion of a merger transaction with a public shell company. The Note holder will also receive five-year warrants to purchase 100,000 shares of common stock of the public company, at an exercise price of $1.00 per share.

Clemson University 2011 licensing agreement
On May 2, 2011 the Company entered into a license agreement with Clemson University Research Foundation to in-license certain technology and intellectual property relating to ink-jet printing of viable cells. The Company received the exclusive worldwide rights to commercialize products comprising this technology for all fields of use.  The Company agreed to pay Clemson University a nonrefundable license fee of in cash and in the form of a convertible promissory note. The Company has also committed to reimburse Clemson University for certain prior and future patent costs. The company has agreed to pay the University royalties based on net revenues. Specific royalty rates are confidential. The license agreement terminates upon expiration of the patents licensed and is subject to certain conditions as defined in the license agreement.

Organovo, Inc.
(A development stage company)

Notes to Financial Statements

Restricted stock grant
Under the 2008 Equity Incentive Plan, on February 8, 2011 the Company granted an employee a restricted stock grant for 28,983 shares of Common stock. Additionally, on November 8, 2011 a director of the Company was granted 32,423 shares of restricted Common stock. Both grants vest over a four-year period.

Stock option grant
Under the 2008 Equity Incentive Plan, on October 12, 2011 the Company granted an officer of the Company incentive stock options to purchase 896,256 shares of the Company’s Common stock at an exercise price of $0.08 per share, vesting over a four-year period commencing in May, 2011.

Private placement offering
On September 18, 2011, the Company’s Board of Directors authorized a private placement offering of up to 30 Units (the “Units”) of its securities at a price of $50,000 per Unit for an aggregate purchase price of $1,500,000.  Each Unit consists of a convertible note in the principal amount of $50,000 accruing simple interest at the rate of 6% per annum, plus five-year warrants to purchase 50,000 shares of the next Qualified Round of Equity Securities, at an exercise price of $1.00 per share. The principal plus accrued interest will be convertible into the common stock of a public shell company to be identified upon consummation of a merger transaction.

The placement agent for the offering will receive a commission equal to 10% of the funds raised from investors in the offering, a 3% non-accountable expense allowance, five-year warrants to purchase 20% of the equity securities into which the notes sold in the offering convert, and possibly other compensation as spelled out in the agreement with the selling agent.

On October 18, 2011 a first closing of the placement was completed for an aggregate purchase price of $525,000. On October 31, 2011 a second closing was completed for an aggregate purchase price of $520,000. On November 10, 2011 a third closing was completed for an aggregate purchase price of $455,000.

Organovo, Inc.
(A development stage company)

Notes to Financial Statements

Research contract
In October 2011 the Company entered into an agreement with a third party, whereby the Company will perform research on a fixed-fee basis. The agreement includes an up-front payment to the Company of, with remaining payments expected to occur over a 21-month period. Specific terms of the agreement are confidential.

Organovo, Inc.
(A development stage company)

		Balance Sheet

	September 30, 2011	December 31, 2010
	(Unaudited)
Assets

Current Assets
Cash and cash equivalents	$56,469	$285,308
Grant receivable	-	59,744
Inventory	280,417	68,022
Prepaid expenses and other current assets	216,117	11,042

Total current assets	553,003	424,116

Fixed Assets - Net	265,339	295,539

Other Assets	102,167	40,743

Total assets	$920,509	$760,398

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable	$659,189	$284,217
Accrued expenses	565,610	305,580
Deferred revenue	202,000	106,925
Related party note payable	-	25,000
Accrued interest payable	448,216	251,536
Convertible notes payable	1,348,830	200,000

Total current liabilities	3,223,845	1,173,258

Convertible notes payable, long-term portion	1,295,000	1,887,500

Total liabilities	4,518,845	3,060,758

Stockholders’ Deficit
Common stock, $0.0001 par value; 75,000,000 shares authorized,	1,474	1,471
14,736,003 and 14,707,020 issued and outstanding at
September 30, 2011 and December 31, 2010, respectively

Additional paid-in capital	592,791	6,463
Deficit accumulated during the development stage	(4,192,601)	(2,308,294)

Total stockholders’ deficit	(3,598,336)	(2,300,360)

Total Liabilities and Stockholders’ Deficit	$920,509	$760,398

The accompanying notes are an integral part of these financial statements.

UNAUDITED Statements of Operations

			Period from
			April 19, 2007
			(Inception)
	Nine Months Ended	Nine Months Ended	through
	September 30, 2011	September 30, 2010	September 30, 2011

Revenues
Product sales	$100,000	$-	$100,000
Collaborations	449,213	-	524,213
Grants	56,925	74,236	664,112

Total Revenues	606,138	74,236	1,288,325

Cost of goods sold	59,940	-	59,940
Selling, general, and administrative expenses	1,129,597	593,807	2,090,464
Research and development expenses	1,004,625	696,133	2,783,295

Loss from Operations	(1,588,024)	(1,215,704)	(3,645,374)

Other Income (Expense)
Interest expense	(294,245)	(110,524)	(545,798)
Interest income	-	81	1,943
Other expense	(2,038)		(3,372)

Total Other Expense	(296,283)	(110,443)	(547,227)

Net Loss	$(1,884,307)	$(1,326,147)	$(4,192,601)

The accompanying notes are an integral part of these financial statements.

UNAUDITED Statements of Cash Flows

	Nine Months ended September 30, 2011	Nine Months ended September 30, 2010	Period from April 19, 2007 (Inception) through September 30, 2011

Cash Flows From Operating Activities
Net loss	$(1,884,307)	$(1,326,147)	$(4,192,601)
Adjustments to reconcile net loss to net cash
used in operating activities:
Amortization of debt discount	97,565	-	97,565
Depreciation and amortization	49,929	46,204	138,194
Stock-based compensation	2,596	2,872	10,530
Increase (decrease) in cash resulting from changes in:
Accounts receivable	-	(37,500)	-
Grant receivable	59,744	4,898	-
Inventory	(212,395)	(26,898)	(280,417)
Prepaid expenses and other current assets	1,044	1,466	(23,267)
Accounts payable	374,973	225,534	659,189
Accrued expenses	260,031	67,109	565,610
Deferred revenue	95,075	117,500	202,000
Accrued interest payable	196,680	110,507	448,216

Net cash used in operating activities	(959,065)	(814,455)	(2,374,981)

Cash Flows From Investing Activities
Purchases of fixed assets	(16,290)	(22,420)	(397,566)
Purchases of intangible assets	(65,000)	(5,000)	(95,000)

Net cash used in investing activities	(81,290)	(27,420)	(492,566)

Cash Flows From Financing Activities
Proceeds from issuance of convertible notes payable	1,042,500	720,000	3,130,000
Proceeds from issuance of related party notes payable	225,000	-	250,000
Repayment of related party notes payable	(250,000)	-	(250,000)
Deferred financing costs	(205,984)	-	(205,984)

Net cash provided by financing activities	811,516	720,000	2,924,016

Net Increase (Decrease) in Cash and Cash Equivalents	(228,839)	(121,875)	56,469

Cash and Cash Equivalents at Beginning of Period	285,308	140,976	-

Cash and Cash Equivalents at End of Period	$56,469	$19,101	$56,469

The accompanying notes are an integral part of these financial statements.

Supplemental Disclosures of Cash Flow Information:

Period from
April 19, 2007
	Nine Months	Nine Months	(Inception)
	ended	ended	through
	September 30, 2011	September 30, 2010	September 30, 2011
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$800	$1,600	$2,400

Noncash Investing and Financing Activities:

During 2008 the Company issued 1,729,532 shares of Common stock to the founders.

During 2011 and 2010 and for the period from April 19, 2007 (Inception) through September 30, 2011, the Company issued 28,983, 172,997 and 13,006,471, shares of restricted stock respectively, of restricted Common stock to certain employees, advisors and consultants of the Company.

During 2011 and for the period from April 19, 2007 (Inception) through September 30, 2011, the Company issued warrants, valued at approximately $583,735, in connection with notes payable. The warrants were recorded as a discount to the carrying value of the related debt.

The accompanying notes are an integral part of these financial statements.

Organovo, Inc.
(A development stage company)

Notes to Condensed Financial Statements

1. Summary of Significant Accounting Policies	A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.
Nature of operations
Organovo, Inc.  ("Organovo" or “the Company”) was founded in Delaware in April 2007 and is a C Corporation. Activities since the Company’s inception through 2010 were devoted primarily to developing a platform technology for the generation of three-dimensional (3D) human tissues that can be employed in drug discovery and development, biological research, and as therapeutic implants for the treatment of damaged or degenerating tissues and organs.

As of September 30, 2011, the Company has devoted substantially all of its efforts to product development, raising capital, and building infrastructure. The Company has not realized revenues from its planned principal operations. Accordingly, the Company is considered to be in the development stage.

Liquidity
As of September 30, 2011, the Company had an accumulated deficit of approximately $4,200,000. The Company also had negative cash flow from operations of approximately 959,000, during the nine months ended September 30, 2011.

The Company expects to cover its anticipated 2012 operating expenses through cash on hand and additional financing from existing and prospective investors.

During the period from January 1, 2011 through August 4, 2011, the Company received approximately $1,000,000 in gross proceeds from the issuance of convertible notes payable. During October and November 2011, the Company received gross proceeds of approximately $1,500,000 from the issuance of convertible notes payable, which represented the first tranche of a private placement offering linked to the Merger described in our 8K filing.  On February 8, 2012, the Company received gross proceeds of approximately $6,500,000, including $1,500,000 previously received from the sale of convertible notes payable, in a private placement offering in conjunction with the Merger.  The convertible notes will automatically converted into equity at the time of the Merger.  See Note 11.

While the likelihood of a liquidity crisis is considered remote, should one occur, there are no guarantees that the Company would obtain sufficient cash from outside sources on a timely basis. Management does not believe the situation represents a significant risk to the Company.

Organovo, Inc.
(A development stage company)

Notes to Condensed Financial Statements

Liquidity, cont’d
The Company’s ability to continue its operations is dependent upon its ability to raise additional capital through equity or debt financing, or establish collaborative research agreements.  There can be no assurance that any additional financing will be available on acceptable terms or available at all.  Any equity financing may result in dilution to existing stockholders and any debt financing may include restrictive covenants.

The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

Use of estimates
The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates used in preparing the financial statements included those assumed in computing the valuation allowance on deferred tax assets, the valuation of warrants, and those assumed in calculating stock-based compensation expense.

Cash and cash equivalents	The Company considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents.
Financial instruments
The Company’s financial instruments consist of cash and cash equivalents, grants receivable, inventory, prepaid expenses and other assets, accounts payable, accrued expenses, and convertible notes payable. Fair value estimates of these instruments are made at a specific point in time, based on relevant market information. These estimates may be subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. As of September 30, 2011 and December 31, 2010, the carrying amounts are generally considered to be representative of their respective fair values because of the short-term nature of those instruments.

Organovo, Inc.
(A development stage company)

Notes to Condensed Financial Statements

Grants receivable
Grants receivable represent amounts due under: (i) two federal contracts with the National Heart, Lung, and Blood Institute (NHLBI), a division of the National Institutes of Health (NIH), and (ii) two U.S. Department of Treasury grant awards. The Company considers the grants receivable to be fully collectible, and accordingly no allowance for doubtful amounts has been established. If amounts become uncollectible, they are charged to operations.

Inventory
Inventories are stated at the lower of the cost or market (first-in, first out). Inventory at September 30, 2011 consisted of approximately $280,000 in raw materials.  Inventory at December 31, 2010 consisted of approximately $40,000 of work in process and approximately $28,000 in raw materials.  The Company provides inventory allowances based on excess or obsolete inventories determined based on anticipated use in the final product. There was no obsolete inventory reserve as of September 30, 2011 or December 31, 2010.

Fixed assets and depreciation
Property and equipment are carried at cost. Expenditures that extend the life of the asset are capitalized and depreciated. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets or, in the case of leasehold improvements, over the lesser of the useful life of the related asset or the lease term. The estimated useful life of the fixed assets range between three and ten years.

Impairment of long- lived assets
In accordance with authoritative guidance the Company reviews its long-lived assets, including property and equipment and other assets, for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. To determine recoverability of its long-lived assets, the Company evaluates whether future undiscounted net cash flows will be less than the carrying amount of the assets and adjusts the carrying amount of its assets to fair value. Management has determined that no impairment of long-lived assets occurred in the period from inception through September 30, 2011.

Organovo, Inc.
(A development stage company)

Notes to Condensed Financial Statements

Revenue recognition

The Company’s revenues have been generated from the NIH and Treasury grant awards and a collaboration agreement.

During 2010, the U.S. Treasury awarded the Company two one-time grants totaling approximately $397,000 for investments in qualifying therapeutic discovery projects under section 48D of the Internal Revenue Code. The grants covered reimbursement for qualifying expenses incurred by the Company in 2010 and 2009.  The proceeds from these grant are classified in “Revenues – Grants” in the statements of operations.

During 2010 and 2009, the NHLBI, a division of the NIH, awarded the Company two research grants totaling approximately $268,000.  Revenues from the NIH grants are based upon internal and subcontractor costs incurred that are specifically covered by the grant, and where applicable, an additional facilities and administrative rate that provides funding for overhead expenses. These revenues are recognized when expenses have been incurred by subcontractors and as the Company incurs internal expenses that are related to the grant.

Revenue recognized under these grants for the nine months ended September 30, 2011 and 2010 was approximately $57,000 and $74,000, respectively.  Revenue recognized under these grants for the period April 19, 2007 (inception) through September 30, 2011 was approximately $664,000.

Revenues from collaboration agreements are derived from the completion of certain research and development services and the reimbursement of certain research and development costs incurred to provide such services. Revenue from upfront, nonrefundable service fees are recognized when earned, as evidenced by written acknowledgement from the collaborator, or other persuasive evidence that all service deliverables have been achieved. Any amounts received prior to satisfying revenue recognition criteria are recorded as deferred revenue.

The Company recognizes product revenue when all of the following conditions are met:

● There is persuasive evidence of an arrangement.

● The service has been provided to the customer.

● The collection of the fees is reasonably assured; and,

● The amount of fees to be paid by the customer is fixed or determinable.

Stock-based compensation
The Company accounts for stock-based compensation in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, which establishes accounting for equity instruments exchanged for employee services. Under such provisions, stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense, under the straight-line method, over the employee’s requisite service period (generally the vesting period of the equity grant).

The Company accounts for equity instruments, including restricted stock or stock options, issued to non-employees in accordance with authoritative guidance for equity based payments to non-employees. Stock options issued to non-employees are accounted for at their estimated fair value determined using the Black-Scholes option-pricing model. The fair value of options granted to non-employees is re-measured as they vest, and the resulting increase in value, if any, is recognized as expense during the period the related services are rendered. Restricted stock issued to non-employees is accounted for at their estimated fair value as they vest.

Organovo, Inc.
(A development stage company)

Notes to Condensed Financial Statements

Research and development	The Company is actively engaged in new product development efforts. Research and development expenses relating to possible future products are expensed as incurred.
Income taxes
Deferred income taxes are recognized for the tax consequences in future years for differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities.

New accounting standards
In May 2011, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update (“ASU”) No. 2011-04, "Fair Value Measurement" to amend the accounting and disclosure requirements on fair value measurements. This ASU limits the highest-and-best-use measure to nonfinancial assets, permits certain financial assets and liabilities with offsetting positions in market or counterparty credit risks to be measured at a net basis, and provides guidance on the applicability of premiums and discounts. Additionally, this update expands the disclosure on Level 3 inputs by requiring quantitative disclosure of the unobservable inputs and assumptions, as well as description of the valuation processes and the sensitivity of the fair value to changes in unobservable inputs. ASU No. 2011-04 is to be applied prospectively and is effective during interim and annual periods beginning after December 15, 2011. The Company does not expect the adoption of this update to have a material effect on its financial statements.

In June 2011, FASB issued ASU No. 2011-05, "Presentation of Comprehensive Income." This ASU presents an entity with the option to present the total of comprehensive income, the components of net income, and the component of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. This update eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders' equity/deficit. The amendments in this update do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. ASU No. 2011-05 should be applied retrospectively and is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. As ASU No. 2011-05 relates only to the presentation of Comprehensive Income, the Company does not expect the adoption of this update to have a material effect on its financial statements.

2. Fixed Assets	Fixed assets consisted of the following:
		September 30, 2011	December 31, 2010
	Laboratory equipment	$316,061	$309,057
	Leasehold improvements	34,198	34,198
	Computer software and equipment	28,185	28,185
	Furniture and fixtures	19,123	9,836
		397,567	381,276
	Less accumulated depreciation and amortization	(132,228)	(85,737)
		$265,339	$295,539

Depreciation expense for the nine months ended September 30, 2011 and 2010 was approximately $46,000 and $42,000, respectively.  Depreciation and amortization expense was approximately $132,000 for the period from April 19, 2007 (inception) through September 30, 2011.

Organovo, Inc.
(A development stage company)

Notes to Condensed Financial Statements

3. Accrued Expenses	Accrued expenses are composed of the following:
		September 30, 2011	December 31, 2010
	Accrued compensation	$232,334	$129,234
	Other accrued expenses	296,119	116,424
	Deferred rent	37,157	59,922
		$565,610	$305,580

4. Convertible Notes Payable
From February 9, 2008 through September 30, 2011 the Company raised funds through loans consisting of convertible notes (“Convertible Notes”) to certain shareholders, management, vendors, and investors.  The Convertible Notes are unsecured and subordinated to certain senior indebtedness of the Company, and for all Convertible Notes the principal plus accrued interest is convertible into the Company’s Common stock.

On February 9, 2008, certain officers and board members of the Company invested $40,000 and received Convertible Notes bearing interest at 8% per annum and maturing in 2018.

From July 30, 2008 through October 15, 2008, $200,000 of Convertible Notes bearing interest at 10% per annum and maturing in 2011 were issued to investors.  Upon conversion of the notes, the Company will issue the holders warrants to purchase shares of the equity securities issued in the next qualified financing round.

During 2009, $855,000 of Convertible Notes bearing interest at 10% per annum and maturing in 2012 were issued to investors. Upon conversion of the notes, the Company will issue the holders warrants to purchase shares of the equity securities issued in the next qualified financing round.

During 2010, $992,500 of Convertible Notes bearing interest at 10% per annum and maturing in 2013 were issued to investors.  Upon conversion of the notes, the Company will issue the holders warrants to purchase shares of the equity securities issued in the next qualified financing round.

Organovo, Inc.
(A development stage company)

Notes to Condensed Financial Statements

During the nine months ended September 30, 2011, $302,500 of Convertible Notes bearing interest at 10% per annum and maturing in 2014 were issued to investors.  Upon conversion of the notes, the Company will issue the holders warrants to purchase shares of the equity securities issued in the next qualified financing round.

Also during the nine months ended September 30, 2011, $740,000 of Convertible Notes bearing interest at 20% per annum, and warrants to purchase shares of common stock were issued to investors.  The Convertible Notes are due at the earlier of 1) one year from the issuance date or 2) one week after the consummation of the Merger (as discussed in Note 11).  The number of warrants issued is equal to the note principal divided by the exercise price.  The exercise price is the per share or per unit fair market value received in the Merger. The notes are convertible at a price per share equal to seventy-five percent (75%) of the per share fair market value of the total consideration received for a share of Pubco common stock pursuant to the Merger Financing.

In accordance with ASC 470-20, Debt with Conversion and Other Options, the Company recorded a discount of $583,735 for the warrants.  The discount will be amortized to interest expense over the term of the Convertible Notes using the effective interest method.  The Company recorded $97,565 of interest expense for the amortization of the note discount during the nine months ended September 30, 2011.

In accordance with ASC 815-15 and ASC 815-40, the Company determined that the beneficial conversion feature and the warrants do not represent embedded derivative features. Additionally, the Company did not record the discount for the beneficial conversion feature due to the contingencies surrounding conversion. The beneficial conversion feature will be recorded when the contingencies are resolved.

The Company calculated the fair value of the warrants using the Black-Scholes Model using a volatility of 109.84%, an interest rate of 1.12% and a dividend yield of zero.

As of September 30, 2011 and December 31, 2010, there were Convertible Notes with an outstanding principal balance of $3,130,000 and $2,087,500, respectively. The Company had accrued interest on the Convertible Notes of $448,216 and $251,536 as of September 30, 2011 and December 31, 2010, respectively.

Interest expense, excluding amortization of the note discounts, for the nine months ended September 30, 2011 and 2010 was approximately $197,000 and $111,000, respectively.  Interest expense was approximately $448,000 for the period from April 19, 2007 (inception) through September 30, 2011.

As of September 30, 2011, none of the Convertible Notes had been converted and no warrants had been issued, other than those asociated with the $740,000 in Convertible Notes issued in 2011, as described above.

Private placement offering
On September 18, 2011, the Company’s Board of Directors authorized a private placement offering of up to 30 Units (the “Units”) of its securities at a price of $50,000 per Unit for an aggregate purchase price of $1,500,000. Each Unit consists of a convertible note in the principal amount of $50,000 accruing simple interest at the rate of 6% per annum, plus five-year warrants to purchase 50,000 shares of the next Qualified Round of Equity Securities, at an exercise price of $1.00 per share. The principal plus accrued interest will be convertible into the common stock of a public shell company to be identified upon consummation of a merger transaction.

The placement agent for the offering will receive a commission equal to 10% of the funds raised from investors in the offering, a 3% non-accountable expense allowance, five-year warrants to purchase 20% of the equity securities into which the notes sold in the offering convert, and possibly other compensation as spelled out in the agreement with the selling agent.

Organovo, Inc.
(A development stage company)

Notes to Condensed Financial Statements

5. Stockholders’ Equity
Common stock
Pursuant to the Company’s certificate of incorporation, the Company is authorized to issue 100,000 shares of Common stock with a par value of $0.0001 per share. In September 2011 the Company amended its Certificate of Incorporation to increase its authorized Common Stock to 75,000,000 shares. Each share of the Company’s Common stock is entitled to one vote and all shares rank equally as to voting and other matters.

On September 18, 2011, the Company approved a 362.282-for-1 forward stock split.  The Company did not change the par value of the shares.  The stockholders’ equity section of the accompanying financial statements and all share numbers disclosed throughout the financial statements have been retroactively adjusted to give effect to the forward stock split.

After giving effect to the forward stock split, the Company was authorized to issue 34,228,000 Shares of Common Stock at September 30, 2011.

The Company issued 1,729,532 shares of Common stock to the founders in February 2008.

Organovo, Inc.
(A development stage company)

Notes to Condensed Financial Statements

Restricted stock awards
In February 2008, four founders, including the Chief Executive Officer (“CEO”) and three directors of the Company received 11,779,960 shares of restricted Common stock, 25% vesting after the first year and the remaining 75% vesting in equal quarterly portions over the following three years.

On May 8, 2008, the Board of Directors of the Company approved the 2008 Equity Incentive Plan (the “Plan”). The Plan authorized the issuance of up to 1,521,584 Common shares for awards of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, and stock appreciation rights. The Plan terminates on July 1, 2018.

During 2008, 2009, 2010 and for the nine months ended September 30, 2011, the Company issued a total of 1,226,511 shares of restricted Common stock to various employees, advisors, and consultants of the Company.  1,054,239 of those shares were issued under the Plan and the remaining 172,272 shares were issued as stand-alone grants.

	A summary of the Company’s restricted stock award activity is as follows:
		Number of Shares
	Unvested at December 31, 2007	-
	Granted	12,627,697
	Vested	(65,211)
	Canceled / forfeited	-
	Unvested at December 31, 2008	12,562,486
	Granted	130,422
	Vested	(5,373,004)
	Canceled / forfeited	-
	Unvested at December 31, 2009	7,319,904
	Granted	219,369
	Vested	(3,256,191)
	Canceled / forfeited	-
	Unvested at December 31, 2010	4,283,082
	Granted	28,983
	Vested	(2,428,927)
	Canceled / forfeited	-
	Unvested at September 30, 2011	1,883,138

Organovo, Inc.
(A development stage company)

Notes to Condensed Financial Statements

The fair value of each restricted Common stock award is recognized as stock-based expense over the vesting term of the award.  The Company recorded stock-based compensation expense in operating expenses for employees and non-employees of approximately $3,000 and $3,000, respectively, for the nine months ended September 30, 2011 and 2010.  The Company recorded stock-based compensation expense of approximately $11,000 for the period from April 19, 2007 (inception) through September 30, 2011.

As of September 30, 2011 total unrecognized stock-based compensation expense was $2,290, which will be recognized over a weighted average period of less than one year.

6. Income Taxes
The Company maintains deferred tax assets that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. These deferred tax assets include net operating loss carryforwards, deferred revenue and stock-based compensation.  In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible.  The Company considers projected future taxable income and planning strategies in making this assessment.  Based on the level of historical operating results and projections for the taxable income for the future, the Company has determined that it is more likely than not that the deferred tax assets will not be realized.  Accordingly, the Company has recorded a valuation allowance to reduce deferred tax assets to zero.  There can be no assurance that the Company will ever be able to realize the benefit of some or all of the federal and state loss carryforwards, either due to ongoing operating losses or due to ownership changes, which limit the usefulness of the loss carryforwards.

7. Licensing Agreements
University of Missouri
On March 24, 2009 the Company entered into a license agreement with the Curators of the University of Missouri to in-license certain technology and intellectual property relating to self-assembling cell aggregates and to intermediate cellular units. The Company received the exclusive worldwide rights to commercialize products comprising this technology for all fields of use. The Company paid to the University of Missouri a nonrefundable license fee of $25,000 and has committed to reimburse the University of Missouri for certain prior and future patent costs.  Each year the Company is required to pay the University of Missouri royalties. Specific terms are confidential. The license agreement terminates upon expiration of the patents licensed and is subject to certain conditions as defined in the license agreement. The $25,000 license fee is included in Other Assets in the accompanying balance sheets and is being amortized over the life of the related patent.

On March 12, 2010 the Company entered into a license agreement with the Curators of the University of Missouri to in-license certain technology and intellectual property relating to engineered biological nerve grafts. The Company received the exclusive worldwide rights to commercialize products comprising this technology for all fields of use.  The Company paid to University of Missouri a nonrefundable license fee of $5,000 and has committed to reimburse the University of Missouri for certain prior and future patent costs. Each year the Company is required to pay the University of Missouri royalties of 3% of annual net sales totaling up to $25 million, 2% of annual net sales totaling between $25 million and $50 million, and 1% of annual net sales in excess of $50 million. A minimum annual royalty of $5,000 is due beginning 2 years after the calendar year of the first commercial sale and is credited to sales royalties. An additional royalty of $12,500 is due if there are no net sales within five years from the effective date of the license. The license agreement terminates upon expiration of the patents licensed and is subject to certain conditions as defined in the license agreement. The $5,000 license fee is included in Other Assets and is being amortized over the life of the related patent.

Clemson University 2011 licensing agreement
On May 2, 2011 the Company entered into a license agreement with Clemson University Research Foundation to in-license certain technology and intellectual property relating to ink-jet printing of viable cells. The Company received the exclusive worldwide rights to commercialize products comprising this technology for all fields of use. The Company agreed to pay Clemson University a nonrefundable license fee in cash and in the form of a convertible promissory note. The Company has also committed to reimburse Clemson University for certain prior and future patent costs. Each year the Company is required to pay the University royalties. Specific terms of the royalty and license agreemnts are confidential. The license agreement terminates upon expiration of the patents licensed and is subject to certain conditions as defined in the license agreement

No royalty fees have been incurred under the license agreements as of September 30, 2011.

Organovo, Inc.
(A development stage company)

Notes to Condensed Financial Statements

8. Related Party Transactions
Note payable - related party
In October 2010, the CEO loaned the Company $25,000 and was issued an interest-free note payable for the amount of the loan.  Subsequent to December 31, 2010, the loan was repaid in full. At various points in 2011, the CEO made interest-free, short-term loans to the Company which in the aggregate totaled $225,000. The principal balance of these notes and imputed interest was repaid in full during August 2011. Imputed interest on the loans was minimal.

There was approximately $83,285 and $94,366 in amounts due to the CEO recorded in accounts payable as of September 30, 2011 and December 31, 2010, approximately

9. Commitments and Contingencies
Operating leases
The Company leases office and laboratory space under non-cancelable operating leases. The Company records rent expense on a straight-line basis over the life of the lease and records the excess of expense over the amounts paid as deferred rent.

Rent expense was approximately $86,000 and $81,000 for the nine months ended September 30, 2011 and 2010.  Rent expense was $265,000 for the period from April 19, 2007 (inception) through December 31, 2010.

Future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year are as follows:
Year Ending December 31,
	2011	$ 138,546
	2012	118,423
	Thereafter	-

	Total	$ 256,969

10. Concentrations
Credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments. The Company maintains cash balances at various financial institutions primarily located in San Diego. Accounts at these institutions are secured by the Federal Deposit Insurance Corporation.  At times, balances may exceed federally insured limits. The Company has not experienced losses in such accounts, and management believes that the Company is not exposed to any significant credit risk with respect to its cash and cash equivalents.

Organovo, Inc.
(A development stage company)

Notes to Condensed Financial Statements

11. Subsequent Events
Convertible notes
In October 2011, the Company’s Board of Directors and shareholders approved an Exchange Agreement and Release whereby shareholders could exchange their Convertible Notes, warrants, and accrued interest for shares of the Company’s Common stock. A total of $3,030,000 of principal and $459,758 of accrued interest converted, at prices ranging from $0.27 to $0.75, into 7,676,828 shares of the Company’s Common stock, plus five-year warrants to purchase 1,309,750 Common shares at an exercise price of $1.00 per share.  For the holders that elected to participate, the Exchange Agreement and Release resulted in the cancellation of the Convertible Notes and release from the note holders for any claims related to the Convertible Notes.

A Convertible Note in the principal amount of $100,000 was not converted in connection with the Exchange Agreement and Release. The total principal plus accrued interest will be paid to the Note holder in cash upon completion of a merger transaction with a public shell company. The Note holder will also receive five-year warrants to purchase 100,000 shares of common stock of the public company, at an exercise price of $1.00 per share.

Organovo, Inc.
(A development stage company)

Notes to Condensed Financial Statements

Restricted stock grant	Under the 2008 Equity Incentive Plan, on November 8, 2011 a director of the Company was granted 32,423 shares of restricted Common stock. The grant vests over a four-year period.
Stock option grant
Under the 2008 Equity Incentive Plan, on October 12, 2011 the Company granted an officer of the Company incentive stock options to purchase 896,256 shares of the Company’s Common stock at an exercise price of $0.08 per share, vesting over a four-year period commencing in May, 2011.

Private Placement Research contract
On October 18, 2011 a first closing of the placement was completed for an aggregate purchase price of $525,000. On October 31, 2011 a second closing was completed for an aggregate purchase price of $520,000. On November 10, 2011 a third closing was completed for an aggregate purchase price of $455,000.

In October 2011 the Company entered into an agreement with a third party, whereby the Company will perform research on a fixed-fee basis for $1,365,000. The agreement includes an up-front payment to the Company of $238,875, with remaining payments expected to occur over a 21-month period.

Merger transaction
On February 8, 2012, Organovo Acquisition Corp. (“Acquisition Corp.”), a wholly-owned subsidiary of Pubco, merged (the “Merger”) with and into Organovo. Organovo was the surviving corporation of that Merger. As a result of the Merger, Pubco acquired the business of Organovo, and will continue the existing business operations of Organovo as a wholly-owned subsidiary.

Simultaneously with the Merger, on the Closing Date all of the issued and outstanding shares of Organovo common stock converted, on a 1 for 1 basis, into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). Also on the Closing Date, all of the issued and outstanding options to purchase shares of Organovo common stock and other outstanding warrants to purchase Organovos's common stock, and all of the issued and outstanding Bridge Warrants (as defined below) to purchase shares of Organovo Common Stock, converted, respectively, into options (the “New Options”) and new bridge warrants (the “New Bridge Warrants”) to purchase shares of Common Stock. The New Bridge Warrants and New Bridge Options were converted on a 1 for 1 basis. The New Options will be administered under Organovo’s 2008 Equity Incentive Plan (the “2008 Plan”), which the Company assumed and adopted on the Closing Date in connection with the Merger.

On the Closing Date, (i) 22,445,254 shares of Common Stock were issued to former Organovo stockholders; (ii) options to purchase 896,256 shares of Common Stock granted under the 2008 Plan were issued to optionees pursuant to the assumption of the 2008 Plan; (iii) warrants to purchase 1,309,750 shares of Common Stock at $1.00 per share were issued to holders of Organovo warrants; (iv) 6,525,887 shares of Common Stock and warrants to purchase 6,525,887 shares of Common Stock at $1.00 per share were issued to the investors in the Offering (as defined below); (v) New Bridge Warrants to purchase 1,500,000 shares of Common Stock at $1.00 per share were issued to Bridge Investors (as defined below) and; (vi) warrants to purchase 2,610,335 shares of Common Stock at $1.00 per share were issued to the Placement Agent for its services in connection with the Bridge Financing and the Offering.

Additionally, warrants to purchase 100,000 shares of Common Stock at $1.00 per share were issued to a former noteholder of Organovo in connection with the repayment at the Closing Date of a promissory note in the principal amount of $100,000.

The Merger will be treated as a recapitalization of the Company for financial accounting purposes. The historical financial statements of Pubco before the Merger will be replaced with the historical financial statements of Organovo before the Merger in all future filings with the Securities and Exchange Commission (the “SEC”).

2012 Equity Incentive Plan
Before the Merger, Pubco’s board of directors and stockholders adopted the 2012 Equity Incentive Plan (the “2012 Plan”). The 2012 Plan provides for the issuance of up to 15% of our outstanding Common Stock to executive officers, directors, advisory board members and employees.  The exact number of shares to be reserved for issuance under the 2012 Plan will be determined at the final closing of the Offering.  In addition, we assumed and adopted the 2008 Plan, and as described above option holders under that plan will be granted New Options to purchase Common Stock. No further options will be granted under the 2008 Plan. The parties have taken all actions necessary to ensure that the Merger is treated as a tax free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Organovo Holdings, Inc. whose Nevada predecessor was (f/k/a Real Estate Restoration & Rental, Inc.), a Delaware corporation (the “Parent”), Organovo Acquisition Corp., a Delaware corporation (the “Acquisition Subsidiary”) and Organovo, Inc., a Delaware corporation (the “Company”) are collectively referred to as the “Parties.”

The parties entered into a merger agreement that provides for a merger of the Acquisition Subsidiary with and into the Company, with the Company remaining as the surviving entity after the merger (the “Merger”), whereby the stockholders of the Company will receive common stock of the Parent in exchange for their capital stock of the Company.

Simultaneously with the closing of the Merger, the Parent completed a Private Placement (the “Private Placement”) of a minimum of 5,000,000, and a maximum of 8,000,000, units of securities of the Parent, at the purchase price of $1.00 per unit, with the right, at the placement agent’s and the Company’s discretion, to sell up to an additional 8,000,000 units , each unit consisting of one share of the Parent’s common stock, par value $0.001 per share and one five year warrant to purchase one share of Parent common stock at an exercise price of $1.00 per share.

Immediately following the Merger, the Parent split-off its wholly owned subsidiary, Organovo Split Corp., a Delaware corporation (the “Split-Off Subsidiary”), through the sale of all of the outstanding capital stock of the Split-Off Subsidiary (the “Split-Off”) upon the terms and conditions of a split-off agreement.

Prior to the closing of the Merger, the Company entered into an Exchange and Release Agreement (“the Exhange”) on October 13, 2011 which provides for the conversion of notes payable of $3,130,000 and accrued interest into 7,676,828 shares of the Company’s common stock, and the issuance of five-year warrants to purchase 1,309,750 shares of the Company’s common stock at $1.00 per share.  In October 2011 and November 2011, the Company closed a series of Bridge Financings (“the Bridge Financing”) and issued convertible notes payable totaling $1,500,000 and five-year warrants to purchase 1,500,000 shares of the Company’s common stock at $1.00 per share.

The following unaudited pro forma combined balance sheet combines the historical balance sheet of the Parent and the historical balance sheet of the Company as of September 30, 2011, following the completion of the Merger and the Split-Off. The Company remained as the surviving corporation of the Merger, becoming a wholly-owned subsidiary of the Parent. The pro forma combined balance sheet presented herein reflects the effects of the Merger, Private Placement, Split-Off, Exchange and Bridge Financing (collectively “the Transactions”) as if they had been consummated on September 30, 2011.

The following unaudited pro forma combined statements of operations combines the historical statements of operations of the Parent and the Company for the nine months ended September 30, 2011 and the year ended December 31, 2010, giving effect to the Transactions, as if they had occurred on January 1, 2010.

The following unaudited pro forma combined financial statements are presented to illustrate the estimated effects of the Transactions. The unaudited pro forma combined financial statements were prepared using the historical financial statements of the Company and the Parent as of and for the nine months ended September 30, 2011, and as of and for the year ended December 31, 2010.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the Transactions and factually supportable.

The following information should be read in conjunction with the pro forma combined financial statements.

●	Accompanying notes to the unaudited pro forma combined financial statements

●	Separate historical financial statements of the Parent for the six months ended December 31, 2011 as filed in its quarterly report on Form 10-Q with the Securities and Exchange Commission

●	Separate historical financial statements of the Company for the nine months ended September 30, 2011 included as in this Current Report on Form 8-K.
The unaudited pro forma combined financial statements are presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the Transactions been completed at the dates indicated. In addition, the unaudited pro forma combined financial statements do not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma combined financial statements were prepared using the reverse acquisition application of the acquisition method of accounting as described in ASC 805-40-05-2, with the Company treated as the acquiror for U.S. GAAP accounting and financial reporting purposes. Accordingly, the unaudited pro forma combined financial statements are presented as a continuation of the Company’s financial statements with an adjustment to reflect the issued equity capital of the former Parent, the legal parent, including the equity issued by the Company to effect the business combination.

UNAUDITED PRO FORMA CONDENSED
 COMBINED BALANCE SHEET
 OF
 ORGANOVO, INC. AND REAL ESTATE RESTORATION AND RENTAL, INC.
SEPTEMBER 30, 2011

UNAUDITED PRO FORMA CONDENSED
COMBINED BALANCE SHEET
OF
ORGANOVO, INC. AND REAL ESTATE RESTORATION AND RENTAL, INC.
SEPTEMBER 30, 2011

	Historical
	Organovo, Inc.	Real Estate Restoration & Rental, Inc.	Pro Forma Adjustments		Combined Pro Forma

Assets

Current Assets
Cash and cash equivalents	$56,469	$1,128	$1,305,000	b	$6,257,907
			$(103,562)	c
			$5,000,000	e
			$(1,128)	f

Inventory	280,417	-			280,417
Prepaid expenses and other current assets	216,117	2,500	(2,500)	f	216,117

Total current assets	553,003	3,628	6,197,810		6,754,441

Fixed Assets - Net	265,339	-			265,339

Other Assets	102,167				102,167

Total assets	$920,509	$3,628	$6,197,810		$7,121,947

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable	$659,189	$28,868	$(28,868)	f	$659,189

Accrued expenses	565,610	-	(448,216)	a	113,832
			(3,562)	c

Deferred revenue	202,000	3,322	(3,322)	f	202,000
Accrued interest payable	448,216				448,216
Warrant liabilities			51,996	b	368,696
			52,876	d
			263,824	e

Convertible notes payable	1,348,830		(1,348,830)	a	-
			1,500,000	b
			(1,500,000)	d

Total current liabilities	3,223,845	32,190	(1,464,102)		1,791,933

Convertible notes, long-term portion	1,295,000	-	(1,681,170)	a	-
			486,170	a
			(100,000)	c

Total liabilities	4,518,845	32,190	(2,759,102)		1,791,933

Stockholders’ Deficit
Common stock	1,474	680	765	a	2,889
			150	d
			500	e
			(680)	f

Additional paid-in capital	592,791	179,945	3,036,682	a	9,673,499
			(195,000)	b
			3,500	c
			1,499,850	d
			4,735,676	e
			(179,945)	f

Deficit accumulated during the development stage	(4,192,601)	(209,187)	(45,401)	a	(4,346,374)
			(51,996)	b
			(3,500)	c
			(52,876)	d
			209,187	f

Total stockholders’ deficit	(3,598,336)	(28,562)	8,956,912		5,330,014

Total Liabilities and Stockholders’ Deficit	$920,509	$3,628	$6,197,810		$7,121,947

Check figure s/b zero	$-	$-	$-		$-

UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS
OF
ORGANOVO, INC. AND REAL ESTATE RESTORATION AND RENTAL, INC.
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

	Historical
	Organovo, Inc.	Real Estate Restoration & Rental, Inc.	Pro Forma Adjustments		Combined Pro Forma

Revenues
Product Sales	$100,000	$1,677	$(1,677)	f	$100,000
Collaborations	449,213	-			449,213
Grants	56,925	-			56,925

Total Revenues	606,138	1,677	(1,677)		606,138

Cost of goods sold	59,940	-			59,940
Selling, general, and administrative expenses	1,129,597	89,670	(89,670)	f	1,129,597
Research and development expenses	1,004,625	27,723	(27,723)	f	1,004,625

Loss from Operations	(1,588,024)	(115,716)	115,716		(1,588,024)

Other Income (Expense)
Interest expense	(294,245)	-	294,301	a,c	56
Interest income	-	-			-
Miscellaneous income (expense)	(2,038)	-			(2,038)

Total Other Income (Expense)	(296,283)	-	294,301		(1,982)

Net Loss	$(1,884,307)	$(115,716)	$410,017		1,590,006

Pro forma net loss per share basic and diluted					$(0.05)

Pro forma shares used to compute net loss per share basic and diluted					34,919,863

UNAUDITED PRO FORMA CONDENSED
 COMBINED STATEMENT OF OPERATIONS
 OF
 ORGANOVO, INC. AND REAL ESTATE RESTORATION AND RENTAL, INC.
 FOR THE YEAR (PERIODS) ENDED DECEMBER 31, 2010
UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS
OF
ORGANOVO, INC. AND REAL ESTATE RESTORATION AND RENTAL, INC.
FOR THE YEAR (PERIODS) ENDED DECEMBER 31, 2010

	Historical
	Organovo, Inc.	Real Estate Restoration & Rental, Inc.	Pro Forma Adjustments		Combined Pro Forma

Revenues
Collaborations	$75,000	$-			$75,000
Grants	528,412	-			528,412

Total Revenues	603,412	-	-		603,412

Selling, general, and administrative expenses	577,914	93,472	195,000	b	772,914
			(93,472)	f

Research and development expenses	1,203,716	-			1,203,716

Loss from Operations	(1,178,218)	(93,472)	(101,528)		(1,373,218)

Other Income (Expense)
Interest expense	(160,873)	-	115,454	a	(153,791)
			(51,996)	b
			(3,500)	c
			(52,876)	d

Interest income	81	-			81
Miscellaneous income (expense)	316	-			316

Total Other Income (Expense)	(160,476)	-	7,082		(153,394)

Net Loss	$(1,338,694)	$(93,472)	$(94,446)		$(1,526,612)

Pro forma net loss per share basic and diluted					$(0.04)

Pro forma shares used to compute net loss per share basic and diluted					34,919,863

NOTES TO UNAUDITED PRO FORMA
COMBINED FINANCIAL STATEMENTS

1.	Description of Transaction and Basis of Presentation

Organovo Holdings, Inc. whose Nevada predecessor was (f/k/a Real Estate Restoration & Rental, Inc.), a Delaware corporation ("Holdings" or the “Parent”), Organovo Acquisition Corp., a Delaware corporation (the “Acquisition Subsidiary”) and Organovo, Inc., a Delaware corporation ("Organovo" or the “Company”) are collectively referred to as the “Parties.”

The parties entered into a merger agreement that provides for a merger of the Acquisition Subsidiary with and into the Company, with the Company remaining as the surviving entity after the merger (the “Merger”), whereby the stockholders of the Company will receive common stock of the Parent in exchange for their capital stock of the Company.

Simultaneously with the closing of the Merger, the Parent shall complete a Private Placement (the “Private Placement”) of a minimum of 5,000,000, and a maximum of 8,000,000, units of securities of the Parent, at the purchase price of $1.00 per unit, with the right, at the placement agent’s and the Company’s discretion, to sell up to an additional 8,000,000 units , each unit consisting of one share of the Parent’s common stock, par value $0.001 per share and one five year warrant to purchase one share of Parent common stock at an exercise price of $1.00 per share.

Immediately following the Merger, the Parent intends to split-off its wholly owned subsidiary, Organovo Split Corp., a Delaware corporation (the “Split-Off Subsidiary”), through the sale of all of the outstanding capital stock of the Split-Off Subsidiary (the “Split-Off”) upon the terms and conditions of a split-off agreement.

Prior to the closing of the Merger, the Company entered into an Exchange and Release Agreement (“the Exhange”) on October 13, 2011 which provides for the conversion of notes payable of $3,130,000 and accrued interest into 7,676,828 shares of the Company’s common stock, and the issuance of five-year warrants to purchase 1,309,750 shares of the Company’s common stock at $1.00 per share.  In October 2011 and November 2011, the Company closed a series of Bridge Financing (“the Bridge Financing”) and issued convertible notes payable totaling $1,500,000 and five-year warrants to purchase 1,500,000 shares of the Company’s common stock at $1.00 per share.

The following unaudited pro forma combined balance sheet combines the historical balance sheet of the Parent and the historical balance sheet of the Company as of September 30, 2011, following the completion of the Merger and the Split-Off. The Company remained as the surviving corporation of the Merger, becoming a wholly-owned subsidiary of the Parent. The pro forma combined balance sheet presented herein reflects the effects of the Merger, Private Placement, Split-Off, Exchange and Bridge Financing (collectively “the Transactions”) as if they had been consummated on September 30, 2011.

The following unaudited pro forma combined statements of operations combines the historical statements of operations of the Parent and the Company for the nine months ended September 30, 2011 and the year ended December 31, 2010, giving effect to the Transactions, as if they had occurred on January 1, 2010.

The following unaudited pro forma combined financial statements are presented to illustrate the estimated effects of the Transactions. The unaudited pro forma combined financial statements were prepared using the historical financial statements of the Company and the Parent as of and for the nine months ended September 30, 2011, and as of and for the year ended December 31, 2010.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the Transactions and factually supportable.

1.	Pro Forma Adjustments

There were no inter-company balances and transactions between the Parent and the Company as of the dates and for the periods of these pro forma condensed combined financial statements.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Parent and the Company filed consolidated income tax returns during the periods presented.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

a)
To record the conversion of notes payable totaling $3,030,000 and accrued interest totaling $448,216 into 7,651,347 shares of common stock pursuant to the Exchange and Release Agreement entered into on October 13, 2011, as if the notes payable were converted as of September 30, 2011; to reverse note discounts totaling $486,170, as if the notes payable were converted as of September 30, 2011; to record interest expense of $45,401 related to the fair value of the 600,155 five-year warrants to purchase common stock at $1.00 per share issued in the transaction; and to reverse interest expense during the periods as if the notes payable were converted on January 1, 2010.

b)
To record the issuance of $1,500,000 of Bridge Financing completed in October and November 2012 as if the financing occurred as of September 30, 2011; to record a warrant liability and interest expense of $51,996 related to the fair value of the five-year warrants to purchase 1,500,000 shares at $1.00 per share issued in the transaction; and to record transaction expenses of $195,000 as if financing occurred January 1, 2010.  The Bridge Financing was converted into common stock pursuant to the Merger as noted below in entry d.  The value of the derivative liability for the warrants issued was determined using the Black Scholes valuation model, and the use of a binomial valuation model might yield a different valuation.

c)
To record the payment of a $100,000 note payable and $3,562 of accrued interest as if the payment occurred September 30, 2011; to reverse interest expense for the period as if the note payable was repaid at the beginning of the period; and to record interest expense of $3,500 related to the fair value of the warrant issued in the transaction.

d)
To record the conversion of the $1,500,000 Bridge Financing into 1,500,000 shares of common stock as if the convertible notes payable were converted as of September 30, 2011; and to record a warrant liability and interest expense of $52,876 related to the fair value of the 1,500,000 five-years warrants to purchase common stock at $1.00 per share issuable on conversion.  The value of the derivative liability for the warrants issued was determined using the Black Scholes valuation model, and the use of a binomial valuation model might yield a different valuation.

e)
To record the net proceeds received from the sale of 5,000,000 units pursuant to the Merger financing.  A unit consists of one share of common stock and a warrant to purchase one share of common stock at $1.00 per share.  The fair value of the 5,000,000 five-year warrants to purchase common stock at $1.00 per share issued in the Merger financing of $173,338 and the fair value of the 2,000,200 five-year warrants to purchase common stock at $1.00 per share issued to the placement agent of $90,486 are recorded as warrant liabilities and as a reduction of  additional paid in capital.  The value of the derivative liability for the warrants issued was determined using the Black Scholes valuation model, and the use of a binomial valuation model might yield a different valuation.

f)	To record the split-off of the assets, liabilities and operations of the Parent.

2.	Pro Forma Net Loss Per Share

The pro forma basic and diluted net loss per share are based on the number shares of common stock issued and outstanding of the Parent immediately prior to the Merger, plus the common shares issued in the Transactions, all as if the common shares were issued and outstanding as of January 1, 2010.

Pro Forma Financial Statements
Organovo Holdings, Inc. And
Subsidiary

On February 8, 2012 Organovo completed a reverse merger transaction (the “Merger”) with Holdings. Organovo is a wholly owned subsidiary of Holdings, which continues to operate the business of Organovo. Holdings issued 22,445,254 shares of its common stock to the holders of Organovo common stock.

The Merger is being accounted for as a “reverse merger,” and Organovo is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of Organovo and will be recorded at the historical cost basis of Organovo, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of Organovo, historical operations of Organovo and operations of Organovo from the Closing Date of the Merger.

Upon the closing of the Merger, Holdings transferred all of its operating assets and liabilities to Organovo Split Corp. and split-off Organovo Split Corp. through the sale of all of the outstanding capital stock of Pubco Split-Off Sub, Inc. (“the Split-Off”). After the completion of the Merger and Split Off , Holdings’ consolidated financial statements will include only the assets and liabilities of Organovo.

Concurrent with the completion of the Merger, Holdings completed a private placement of 6,525,887 units of its securities for total gross proceeds of $6,525,879 (including conversion of principal and interest on 6% convertible promissory notes) and net proceeds of $5,328,314.75. Each Unit consisted of one share of common stock and a warrant to purchase one share of common stock exercisable at $1.00 per share. Upon closing the Merger and private placement, Holdings had 34,971,141 shares outstanding.

These pro forma financial statements are prepared assuming the transaction occurred on [insert] (as to the balance sheet) and on [insert] and [insert]  (as to the income statements). Organovo has a December 31 year end while Holdings has a June 30 year end.

Audited financial statements of Organovo and Holdings have been used in the preparation of the pro forma statement of operations for the year ended December 31, 2010 for Organovo and June 30, 2011 for Holdings.  Unaudited financial statements have been used in the preparation of the pro forma balance sheet as of [insert] and for the statement of operations for the three months ended [insert].

The pro forma financial statements should be read in conjunction with the separate financial statements and related notes thereto of the Organovo and Holdings.  These pro forma financial statements are not necessarily indicative of the combined financial position, had the acquisition occurred at the end of the periods indicated above, or the combined results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.